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                                                                  EXHIBIT 10.15




                             MASTER LEASE AGREEMENT

                          Dated as of October 20, 1995

                                    Between
                         WACHOVIA LEASING CORPORATION,
                                 as the Lessor,

                                      and

                           FLOWERS INDUSTRIES, INC.,
                                 as the Lessee






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ADDRESSES OF PARTIES:



Wachovia Leasing Corporation                Flowers Industries, Inc.
301 North Main Street                       200 U.S. Highway 10 South
P.O. Box 3099                               P. O. Box 1338
Winston-Salem, NC 27150                     Thomasville, GA 31799
ATTENTION: Jonathan E. Head                 ATTENTION: C. Martin Wood, III





         THIS LEASE HAS BEEN MANUALLY EXECUTED IN COUNTERPARTS NUMBERED CONSECUTIVELY FROM 1 TO 2. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OF THIS LEASE OTHER THAN COUNTERPART NUMBER 1.

                                    This is Counterpart Number__________


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                               TABLE OF CONTENTS

                                                                                     PAGE

Section 1.     Certain Defined Terms.................................................  1

Section 2.     Lease of Equipment....................................................  1

Section 3.     Payments..............................................................  2
               (a)     Interim Rent..................................................  2
               (b)     Basic Rent....................................................  3
               (c)     Final Rent Payment............................................  4
               (d)     Supplemental Rent.............................................  4
               (e)     Computations..................................................  5
               (f)     Absolute Net Lease............................................  5

Section 4.     [ RESERVED ]..........................................................  6

Section 5.     Agency Agreement......................................................  6

Section 6.     Title to Remain in the Lessor.........................................  7

Section 7.     Maintenance of the Equipment; Operations..............................  7

Section 8.     Modifications.........................................................  9

Section 9.     Further Assurances.................................................... 10

Section 10.    Compliance with Governmental Requirements and
                       Insurance Requirements: Related Contracts..................... 10

Section 11.    Condition and Use of Equipment; Quiet
               Enjoyment............................................................. 10

Section 12.    Liens................................................................. 12

Section 13.    Permitted Contests.................................................... 13

Section 14.    Insurance, etc........................................................ 13

Section 15.    Termination; Cancellation; Purchase Option............................ 16


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

Section 16.    Transfer of Title on Removal of Equipment;
                       Expenses of Transfer.......................................... 19

Section 17.    Events of Default and Remedies........................................ 21

Section 18.    Change in the Lessee's Name or Structure.............................. 25

Section 19.    Inspection; Right to Enter Premises of the
                       Lessee........................................................ 25

Section 20.    Right to Perform the Lessee's Covenants............................... 25

Section 21.    Participation by Co-Lessees or Sublessees;
                       Participations by Lessor...................................... 26

Section 22.    Notices............................................................... 27

Section 23.    Amendments and Waivers................................................ 28

Section 24.    Severability.......................................................... 28

Section 25.    Federal Income Tax Considerations..................................... 28

Section 26.    Other Provisions...................................................... 28

Section 27.    Yield Protection and Illegality....................................... 30
               (a)     Basis for Determining Interest Rate
                       Inadequate or Unfair.......................................... 30
               (b)     Illegality.................................................... 32
               (c)     Increased Cost and Reduced Return............................. 32
               (d)     Payments and Computations..................................... 34
               (e)     Compensation.................................................. 34

Section 28.    Conditions Precedent.................................................. 35
               (a)     Closing; Conditions Precedent to
                       Effectiveness of this Lease................................... 35
               (b)     Conditions to Commencement of Lease for each
                       Phase......................................................... 36
               (c)     Conditions to addition of any Equipment in
                       each Phase.................................................... 36

Section 29.    The Lessee's Representations and Warranties........................... 38


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

               (a)  Corporate Existence and Power.................................... 38
               (b)  Corporate and Governmental Authorization......................... 38
               (c)  Binding Effect................................................... 39
               (d)  No Litigation.................................................... 39
               (e)  Compliance with Laws............................................. 39
               (f)  Ownership of Property; Liens..................................... 39
               (g)  No Default....................................................... 39
               (h)  Full Disclosure.................................................. 39
               (i)  Capital Stock.................................................... 40
               (j)  Margin Stock..................................................... 40
               (k)  Annual Financial Statements...................................... 40

Section 30.    Covenants............................................................. 40
               (a)     Information................................................... 40
               (b)     Maintenance and Inspection of Property,
                       Books and Records............................................. 42
               (c)     Maintenance of Existence...................................... 42
               (d)     Consolidations, Mergers and Sales of Assets................... 42
               (e)     Dissolution................................................... 43
               (f)     Use of Proceeds............................................... 43
               (g)     Compliance with Laws.......................................... 43
               (h)     Insurance..................................................... 43
               (i)     Change in Fiscal Year......................................... 44
               (j)     Maintenance of Property....................................... 44
               (k)     Environmental Notices......................................... 44
               (l)     Environmental Matters......................................... 44
               (m)     Environmental Release......................................... 44
               (n)     Transactions with Affiliates.................................. 45
               (o)     Further Assurances............................................ 45
               (p)     Liens, Etc.................................................... 45
               (q)     Negative Pledge............................................... 45
               (r)     Guarantees.................................................... 47
               (s)     ERISA......................................................... 47

Section 31.    Miscellaneous......................................................... 47
               (a)     Entire Agreement.............................................. 47
               (b)     No Personal Liability......................................... 48
               (c)     Interpretation................................................ 48
               (d)     Governing Law................................................. 48
               (e)     No Third Party Beneficiaries.................................. 48
               (f)     Counterparts.................................................. 48
               (g)     Waiver of Jury Trial.......................................... 48


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

               (h)     Invalidity..................................................   48
               (i)     Usury.......................................................   49
               (j)     Time of the Essence.........................................   50
               (k)     Indemnification.............................................   50

SCHEDULE 1(b)                            Defined Terms.............................   56

SCHEDULE 3(b)                            Scheduled Amounts.........................   76

SCHEDULE 14                              Insurance Requirements....................   77

EXHIBIT A                                ACQUISITION, AGENCY, INDEMNITY
                                         AND SUPPORT AGREEMENT.....................   80

EXHIBIT B                                Certificate of Acceptance.................  102

EXHIBIT C                                Lease Supplement..........................  106

EXHIBIT D                                FORM OF LEGAL OPINION OF
                                         ASSISTANT GENERAL COUNSEL
                                         OF LESSEE.................................  111

EXHIBIT E                                PROGRESS PAYMENT AGREEMENT................  115

EXHIBIT F                                FORM OF APPROVED SUBLEASE.................  118


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         This Master Lease Agreement dated as of October 20, 1995, (as the same may be amended, modified or supplemented from time to time, this "Lease") is between WACHOVIA LEASING CORPORATION, a North Carolina corporation (together with its successors and permitted assigns, the "Lessor"), and FLOWERS INDUSTRIES, INC., a Georgia corporation (together with its successors and permitted assigns, the "Lessee").

                                    RECITALS

         WHEREAS, pursuant to the Agency Agreement, Lessor has agreed to acquire Equipment for each Phase and

         WHEREAS, subject to the terms and conditions of this Lease, the Lessee desires to lease from the Lessor the Equipment for each Phase, to be located at the Applicable Site therefor, as described in the Lease Supplements for such Phase, beginning on the Phase Commencement Date therefor, for the purpose of occupying and using the Equipment for each Phase at the Applicable Site therefor in accordance with the terms and conditions set forth in this Lease.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessor and the Lessee agree as follows:

         Section 1.        Certain Defined Terms.

                  (a) In this lease, the terms "Lease," "Lessee," and "Lessor," shall have the meanings indicated above.

                  (b) As used in this Lease, all other capitalized terms shall have the meanings assigned such terms in Schedule 1(b) attached hereto and by reference made a part hereof.

         Section 2.        Lease of Equipment.

                  (a) During the term of and subject to the terms and conditions of this Lease, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Equipment for each Phase for the Lease Term for such Phase to be used (i) as provided in the Agency Agreement until the Phase Completion Date





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for such Phase and (ii) for and only for a Permitted Use with respect to the portion of the Lease Term surviving the Phase Completion Date for such Phase.

                  (b) Unless earlier terminated in accordance with the other provisions hereof, including without limitation, Sections 15 and 17, this Lease shall terminate as to each Phase (i) on the Scheduled Lease Termination Date for such Phase or (ii) on the occurrence of a Non-Completion Event as to such Phase.

                  (c) Not less than twelve (12) months prior to the Scheduled Lease Termination Date for each Phase, the Lessee shall notify the Lessor in writing which of the options under Section 15(a)(ii) of this Lease the Lessee intends to exercise for such Phase. In the event the Lessee fails to give timely written notice to the Lessor on or before the date herein provided for any Phase, the Lessee shall be deemed to have elected to purchase the Equipment for such Phase on the Lease Termination Date for such Phase, for the Termination Value for such Phase. Such election will be consummated upon the Scheduled Lease Termination Date for such Phase unless the Lessee thereafter elects to exercise its option under Section 15(c) of this Lease or a Cancellation Event occurs.

                  (d) If the Lessor declares a Non-Designated Event of Default, the Lessee shall give to the Lessor written notice within 2 Business Days which of the options under Section 15(a)(ii) of this Lease the Lessee intends to exercise for all Phases upon the Lease Termination Date. In the event the Lessee fails to give timely written notice to the Lessor on or before the date herein provided, the Lessee shall be deemed to have elected to purchase the Equipment for all Phases on the Lease Termination Date for the Termination Value for all Phases.

         Section 3.        Payments.

                  (a) Interim Rent. For each Phase, during the period commencing on the Phase Commencement Date and ending on the Phase Completion Date for such Phase, Interim Rent with respect to such Phase shall accrue on Equipment Cost during each Interim Rental Period at a rate per annum equal to the LIBO Rate prevailing on the first day of such Interim Rental Period plus 45 basis points; provided, that if there is less than one month remaining after the end of any Interim Rental Period until the Phase Completion Date for such Phase, Interim Rent for the final Interim Rental Period


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shall instead be determined on the basis of 80% of the Base Rate. Interim Rent shall be paid in arrears on the last day of the Interim Rental Period with respect thereto. In the event any Equipment Cost on which interest accrued based on the LIBO Rate is prepaid other than on the last day of the Interim Rental Period with respect thereto (including by reason of the occurrence of a Lease Termination Date for any reason), the Lessee shall compensate the Lessor for any funding losses incurred by it as a result of such prepayment. On the Phase Completion Date for each Phase, all Soft Costs incurred during the period from the Phase Commencement Date through the Phase Completion Date for such Phase shall be capitalized and added to Equipment Cost for such Phase; provided, that in no event shall the aggregate Equipment Cost for all Phases exceed $50,000,000, and to the extent any such capitalization of Soft Costs would cause the aggregate Equipment Cost for all Phases to exceed $50,000,000, the amount of the excess shall be payable to the Lessor on the Phase Completion Date on which such excess occurs. In the event any Vendor requires any advance payments, progress payments or full payments prior to the Lease Addition Date of the Equipment proposed to be added to the Lease for any Phase, the Lessee shall execute and deliver to the Lessor a Progress Payment Agreement for such Phase, and the Lessor will make available amounts pursuant thereto for such purpose. For any Equipment which is the subject of any payments made by the Lessor under a Progress Payment Agreement for any Phase, unpaid Additional Rent under such Progress Payment Agreement with respect to such Equipment shall be capitalized and, together with the amount of such payments made by the Lessor with respect to such Equipment, shall be added to and constitute part of the Equipment Cost for such Phase.

                  (b)   Basic Rent.

                        (i) Floating Rate Payment Without Election; Election and Election Period. For each Phase, if the Lessee has not made an Election within the Election Period pursuant to the provisions and requirements of this Section 3(b)(i), after the Phase Completion Date for each Phase, the Lessee's Basic Rent during the Lease Term for such Phase shall be payable for each Rental Period in arrears on the Rent Payment Date for such Rental Period in an amount equal to the sum of
         (A) the amount equal to the percentage set forth in Schedule 3(b) for such Rental Period (as it may be modified pursuant hereto as a result of an Approved Appraisal), times the Equipment Cost (the "Scheduled Amount") as to such Phase (the "Scheduled Payment") plus (B) an amount accruing on the


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         Unrecovered Equipment Cost as to such Phase at the Floating Rate for such Rental Period (the "Floating Rate Payment"). In the event any Scheduled Amount or other amount of Equipment Cost based on the LIBO Rate is prepaid other than on the last day of the Rental Period with respect thereto (including by reason of the occurrence of a Lease Termination Date for any reason) the Lessee shall compensate the Lessor for any funding losses incurred by it as a result of such prepayment. Schedule 3(b) also sets forth the Estimated Residual as to each Phase as of the end of each Rental Period. The Lessee agrees that the Lessor reserves the right to modify the Estimated Residual or the percentage of Equipment Cost for determining the Scheduled Amount, or both, as to any Rental Period for the Equipment for any Phase as a result of the receipt of an Approved Appraisal pursuant to the Agency Agreement. With respect to any Phase, the Lessee shall have the option to convert the Basic Rent for such Phase within the Election Period from a Floating Rate Payment basis to a Fixed Rate Payment basis (any exercise of such option pursuant to the provisions and requirements of this Section 3(b)(i) for any Phase being an "Election" for such Phase). The "Election Period" with respect to each Phase shall commence on the Phase Completion Date for such Phase and terminate on the last day of the Acquisition Period. Each Election shall be made by written notice received not less than 7 days prior to the effective date of such Election (and not less than 7 days prior to the end of the relevant Election Period).

                        (ii)  Fixed Rate Payment With Election. For each
         Phase, if the Lessee has made an Election within the Election Period pursuant to the provisions and requirements of Section 3(b)(i), after the Phase Completion Date for each Phase, the Lessee's Basic Rent during the Lease Term for such Phase shall be payable for each Rental Period in arrears on the Rent Payment Date for such Rental Period in an amount equal to the sum of (A) the Scheduled Payment as to such Phase for such Rental Period plus (B) an amount accruing on the Unrecovered Equipment Cost as to such Phase at the Fixed Rate for such Rental Period (the "Fixed Rate Payment"). On the first Rent Payment Date after the Lessee makes an Election for a qualifying Phase, the Lessee shall make, if applicable, a Basic Rent payment consisting of the Scheduled Payment for such Phase plus a proportionate Floating Rate Payment and Fixed Rate Payment for such Phase, and the Lessee shall compensate the Lessor for any funding losses incurred by it as


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         a result of such change from a Floating Rate Payment to a Fixed Rate
         Payment prior to the end of the Rental Period.

                  (c) Final Rent Payment. In addition to Interim Rent Basic Rent and Supplemental Rent, on the Lease Termination Date for each Phase (whether on the Scheduled Lease Termination Date or due to the occurrence of a Cancellation Event or a Termination Event or otherwise), the Lessee shall pay to Lessor the Final Rent Payment for such Phase.

                  (d) Supplemental Rent. In addition to Interim Rent, Basic Rent and the Final Rent Payment, the Lessee will also pay to the Lessor, from time to time, upon demand by the Lessor, as additional rent ("Supplemental Rent"), the following (but without duplication of any amounts included in the calculation of Rent):

                        (i) all out-of-pocket costs and expenses reasonably incurred by the Lessor in connection with the preparation, negotiation, execution, delivery, performance and administration of this Lease and the other Operative Documents, including, but not limited to, the following: (A) fees and expenses of the Lessor, including, without limitation, reasonable attorneys' fees and expenses and the fees and expenses for the Approved Appraisal and the Related Contracts for each Phase; (B) all other amounts, including, without limitation, fees, indemnities, expenses, compensation in respect of increased costs of any kind or description payable under this Lease or any other Operative Document; (C) all yield maintenance, capital adequacy and other costs contemplated under Section 27 of this Lease and (D) all out-of-pocket costs and expenses incurred by the Lessor after the date of this Lease (including, without limitation, reasonable attorneys' fees and expenses and other expenses and disbursements reasonably incurred) associated with (1) negotiating and entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to this Lease; (2) any Loss Event, Casualty Occurrence or termination of this Lease; and (3) any Default or Event of Default and the enforcement and preservation of the rights or remedies of the Lessor under this Lease and the other Operative Documents and (4) all reasonable costs and expenses incurred by the Lessor or any of its Affiliates in initially selling participations in this Lease, including, without limitation, the related reasonable fees and out-of-pocket expenses of counsel for the Lessor or its Affiliates, travel expenses, duplication and printing costs


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         and courier and postage fees, and excluding any fees paid to
         Participants purchasing such a participation; and

                        (ii) all other amounts that the Lessee agrees herein to pay other than Interim Rent, Basic Rent, the Final Rent Payment and amounts described in clause (i) above.

                  (e) Computations. All computations of Interim Rent and Basic Rent shall be made by the Lessor on the basis of a year of 360 days (or, in the case of computations based on the Prime Rate, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the Interim Rental Period or Rental Period for which such Interim Rent or Basic Rent payments are payable. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or yield; provided, however, that if such extension would cause payment of Interim Rent or Basic Rent to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (f) Absolute Net Lease. This Lease is an absolute net lease, and Rent and all other sums payable by the Lessee hereunder shall be paid without notice except as otherwise expressly provided herein, and the Lessee shall not be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent or other sums payable hereunder. The obligations of the Lessee to pay Rent and all other sums payable hereunder shall not be affected by reason of: (i) any damage to, or destruction of, the Equipment or any part thereof by any cause whatsoever (including, without limitation, fire, casualty or act of God or enemy or any other force majeure event); (ii) any condemnation, including, without limitation, a temporary condemnation of the Equipment or any portion thereof; (iii) any prohibition, limitation, restriction or prevention of the Lessee's use, occupancy or enjoyment of the Equipment or any part thereof by any Person (other than by the Lessor in violation of this Lease); (iv) any matter affecting title to the Equipment or any portion thereof (other than a defect in title caused by or through the Lessor, other than by the Lessee as the agent of the Lessor); (v) any loss of possession by the Lessee of the Equipment or any portion thereof, by reason of title paramount or otherwise (other than by the Lessor in violation of this Lease); (vi) any default by the Lessor hereunder or under any other Operative Document; (vii) the invalidity or unenforceability of any provision hereof or the


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impossibility or illegality of performance by the Lessor or the Lessee or both;
(viii) any action of any Governmental Authority; or (ix) any other Loss Event, Casualty Occurrence or other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. The Lessee shall remain obliged under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, except as expressly provided in Section 15 notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting the Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. The Lessee waives all rights to terminate or surrender this Lease, except as expressly provided in Section 15, or to any abatement or deferment of Rent or other sums payable hereunder. The Lessee hereby waives any and all rights now or hereafter conferred by law or otherwise to modify or to avoid strict compliance with its obligations under this Lease. All payments made to the Lessor hereunder as required hereby shall be final and irrevocable, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error.

                  (g) All payments by the Lessee pursuant to this Lease shall be made by the Lessee to the Lessor. All such payments required to be made to the Lessor shall be made not later than 12:00 noon, Atlanta, Georgia time, on the date due, in immediately available funds, to such account with the Lessor as it shall specify from time to time by notice to the Lessee. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, except as otherwise expressly provided herein, such payment shall be made on the next succeeding Business Day and such extension shall be included in computing Rent, interest, yield and fees, if any, in connection with such payment.

                  (h) The Lessee shall pay on demand to the Lessor interest at the Default Rate on all amounts payable by the Lessee to the Lessor hereunder or any of the other Operative Documents, from the due date thereof until paid in full.

         Section 4.     [ RESERVED ].

         Section 5. Agency Agreement. The Lessee is entering into the Agency Agreement with the Lessor pursuant to which the Lessee will act as the Acquisition Agent for the Lessor in causing the acquisition and installation of the Equipment and the performance of all of the Lessor's obligations to acquire the Equipment,


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including negotiation and performance of all Related Contracts, obtaining all
Applicable Permits and complying with all Governmental Requirements (including all Environmental Requirements) relating to the Equipment. Upon funding pursuant to the Agency Agreement, title to all Equipment purchased with such funding shall be and remain in the Lessor and, commencing with the Phase Commencement Date for the Phase to which such Equipment relates, such Equipment shall be subject to the terms and conditions of this Lease. The Equipment and all components thereof shall be purchased, manufactured, constructed, improved, renovated, assembled or installed, as applicable, in accordance with Related Contracts entered into by the Lessee pursuant to the Agency Agreement.

         Section 6. Title to Remain in the Lessor. The Lessor shall own 100% of the legal interest in the Equipment, including all accessions to and replacements of the Equipment added or effected from time to time by the Lessee, which shall be and become part of the Equipment, Property of the Lessor and subject to the terms of this Lease; provided that the Lessor's interest in any portion of the Equipment that is replaced by the Lessee pursuant to and as permitted by the terms of this Lease shall be deemed released from this Lease and thereupon become the Property of the Lessee automatically, without further action by the Lessor, and the Lessor shall perform all acts and execute all documents that the Lessee reasonably requests to give effect to the foregoing at the expense of the Lessee, including the execution and delivery of bills of sale and other documents of transfer. This Lease shall not give or grant to the Lessee any right, title or interest in or to the Equipment, except the rights expressly conferred by this Lease. The Equipment will remain personal property and will not be installed in any manner that will prevent it from being readily removed in a manner consistent with normal industry practices, it being the intent of the parties that the Equipment is not to constitute or be deemed to be fixtures or real property under applicable law or any lease governing the Applicable Site. The Equipment for each Phase will be marked to disclose the interest of the Lessor to the extent relevant under applicable law or to the extent deemed appropriate by the Lessor.

         Section 7.     Maintenance of the Equipment; Operations.

                  (a) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the


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

Lessee's own cost and expense to: (i) cause the Equipment for each Phase to be maintained in all material respects in good operating order, repair and condition, in accordance with prudent industry practice and any applicable manufacturer's or supplier's manuals or warranties, subject to normal wear and tear, and take all action, and make all changes and repairs, structural and non-structural, foreseen and unforeseen, ordinary and extraordinary, which are required pursuant to any Governmental Requirement or Insurance Requirement at any time in effect to assure full compliance therewith in all material respects; and (ii) cause the Equipment for each Phase to continue to have at all times, in all material respects, and in material compliance with all applicable Governmental Requirements and Insurance Requirements, the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was designed and to be utilized commercially for the Permitted Use.

                  (b) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to, promptly replace, or cause to be replaced, the Equipment for each Phase or parts thereof which may from time to time be added to or substituted as replacements for parts of the Equipment for such Phase and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, obsolete or permanently rendered unfit for use for any reason whatsoever. All accessions and replacement parts shall be free and clear of all Liens other than Permitted Liens, and, except for temporary replacement parts utilized pending installation of permanent replacement parts, shall be of a type customarily used in the industry at such time for such purpose, shall be in as good operating condition as, and shall have a utility and useful life at least equal to, the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof) and shall have a value at least equal to the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof).

                  (c) Notwithstanding the provisions of Section 8 and the foregoing provisions of this Section 7, the Lessee shall not (except as may be required by any Governmental Requirement) remove, replace or alter any portion of the Equipment for any


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

Phase or affix or place any accessory, equipment, part or device on any portion of the Equipment if such removal, replacement, alteration or addition would impair the originally intended function or use of the Equipment for such Phase so as to materially reduce the value of the Equipment taken as a whole, or materially decrease the estimated useful life of the Equipment for such Phase.

                  (d) The Lessor shall not be required in any way to maintain, repair or rebuild the Equipment for any Phase or any portion thereof and the Lessee waives any right it may now or hereafter have to make any repairs at the expense of the Lessor pursuant to any Governmental Requirement at any time in effect or otherwise.

                  (e) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to:
(i) comply with all applicable Environmental Requirements with regard to the Equipment for each Phase and all parts thereof, except where the failure to so comply would not have or cause a Material Adverse Effect; and (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of, any and all Hazardous Materials in, on or, directly or indirectly, related to or in connection with the Equipment for each Phase or any part thereof in a manner consistent with prudent industry practice and in compliance with any applicable Environmental Requirement, except where the failure to so comply would not have or cause a Material Adverse Effect. The Lessor and the Lessee hereby acknowledge and agree that the Lessee's obligations hereunder with respect to Environmental Requirements are intended to bind the Lessee with respect to matters and conditions involving the Equipment for each Phase or any part thereof.

         Section 8.     Modifications.

                  (a) Subject to the terms of Section 8(b), the Lessee shall have the right to make modifications, alterations, renovations or improvements to the Equipment for any Phase so long as such modifications, alterations, renovations or improvements do not (except as may be required by any Governmental Requirement) (i) materially reduce the value of the Equipment for such Phase as a whole; (ii) materially and adversely affect the capacity and performance of the Equipment for such Phase on a continuing basis in commercial operation of the function for which the Equipment for such Phase was designed; or (iii) materially and adversely affect the estimated useful life of the Equipment for such Phase. Within ten (10) Business Days of the end of each calendar quarter, an Authorized Officer of the Lessee shall deliver to the Lessor a schedule certifying to the Lessor's satisfaction: (x) the nature of the repairs, replacements, modifications, alterations, renovations or improvements to the Equipment for each Phase made during such quarter having a cost of at least $25,000 at the time made, and (y) that the Equipment for each Phase continues to have, in all material respects, the capacity and functional ability to perform on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was designed or, if not, specifying the reason for any such deficiency, including, without limitation, the existence and nature of any Loss Event or Casualty Occurrence with respect to the such Equipment.

                  (b) If the Lessee determines that any part of the Equipment for any Phase is no longer necessary for the performance of the Equipment for such Phase on a continuing basis in commercial operation of the function for which the Equipment was designed, then the Lessee (except when such action or removal may be required by any applicable Governmental Requirement, in which event, the Lessee shall promptly give the Lessor notice of such action or removal) shall give the Lessor at least thirty (30) days' notice prior to taking any action as the result of such determination and shall not remove any such portion unless and until the Lessor has determined that (i) such portion is no longer necessary for the performance of the Equipment for such Phase on a continuing basis in commercial operation of the function for which such Equipment was designed in all material respects, (ii) removal of such portion does not materially reduce the value of the Equipment for such Phase as a whole, and (iii) removal of such portion does not materially decrease the estimated useful life of the Equipment for such Phase. This Section 8(b) shall not apply to worn out or obsolete Equipment or damaged Equipment (to the extent such damage does not constitute a Casualty Occurrence or Loss Event) removed and replaced by the Lessee in accordance with Section 7(b).

         Section 9. Further Assurances. The Lessee, at its expense, shall execute, acknowledge and deliver from time to time such further counterparts of this Lease or such affidavits, certificates, certificates of title, bills of sale, financing and continuation statements, consents and other instruments as may be required by applicable law or reasonably requested by the Lessor in order to evidence the Lessor's title to the Equipment and the Lessor's interests in this Lease, and shall, at the Lessee's expense, cause such documents to be recorded, filed or registered in such places as the Lessor may request and to be re-recorded, refiled or re-registered in such places as may be required by applicable law or at such times as may be required by applicable law in order to maintain and continue in effect the recordation, filing or registration thereof. The Lessor shall not grant or create any Lien on the Equipment to any Person except Permitted Liens, Liens in favor of the Lessor and Liens pursuant to this Lease and the other Operative Documents.

         Section 10.    Compliance with Governmental Requirements and Insurance
Requirements: Related Contracts. The Lessee, at its expense, will comply with all Governmental Requirements applicable to the Equipment any portion thereof or the ownership, installation, operation, mortgaging, possession, use, non-use or condition of the Equipment or any portion thereof, all Insurance Requirements, and all instruments, contracts or agreements affecting title to ownership of the Equipment or any portion thereof, except, in each case, where the failure to so comply would not have or cause a Material Adverse Effect. In addition, the Lessee, so long as no Event of Default has occurred and is continuing, is hereby authorized by the Lessor to, and shall, fully and promptly keep, observe, perform and satisfy on behalf of the Lessor any and all obligations, conditions, covenants and restrictions of or on the Lessor or the Lessee under any and all Related Contracts so that there will be no default thereunder and so that the other parties thereunder shall be, and remain at all times, obliged to perform their obligations thereunder, and the Lessee, to the extent within its control, shall not permit to exist any condition, event or fact that could allow or serve as a basis or justification for any such Person to avoid such performance.

         Section 11.    Condition and Use of Equipment; Quiet Enjoyment.

                  (a) THE EQUIPMENT IS LEASED AS IS, WHERE IS, AND WITH ALL FAULTS AND IN THE CONDITION THEREOF AND SUBJECT TO THE STATE OF THE TITLE THERETO, AND THE RIGHTS OF OWNERSHIP THEREIN, IN EACH CASE AS IN EXISTENCE WHEN THE SAME FIRST BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND AS TO TITLE BY THE LESSOR OR ANY PERSON ACTING ON ITS BEHALF. THE LESSEE ACKNOWLEDGES AND AGREES THAT THE EQUIPMENT HAS NOT BEEN SELECTED BY THE LESSOR,

THAT THE LESSOR HAS NOT SUPPLIED ANY SPECIFICATIONS WITH RESPECT TO THE EQUIPMENT AND THAT THE LESSOR (i) IS NOT A VENDOR OF, OR MERCHANT OR SUPPLIER WITH RESPECT TO, ANY OF THE EQUIPMENT OR ANY PROPERTY OF SUCH KIND, (ii) HAS NOT MADE ANY RECOMMENDATION, GIVEN ANY ADVICE OR TAKEN ANY OTHER ACTION WITH RESPECT TO THE CHOICE OF ANY MANUFACTURER, SUPPLIER OR TRANSPORTER OF, OR ANY VENDOR OF OR OTHER CONTRACTOR, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY OF THE EQUIPMENT, (iii) HAS NOT AT ANY TIME HAD PHYSICAL POSSESSION OF ANY SUCH EQUIPMENT, (iv) HAS NOT MADE OR IS NOT MAKING ANY WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE EQUIPMENT, INCLUDING WITHOUT LIMITATION, WITH RESPECT TO TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, THE DESIGN, CONDITION, QUALITY OF MATERIAL OR WORKMANSHIP, CONFORMITY TO SPECIFICATIONS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER PRESENT OR FUTURE LAW OR OTHERWISE, OR COMPLIANCE WITH APPLICABLE PERMITS OR OTHER GOVERNMENTAL REQUIREMENTS, OR (v) SHALL NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE). IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE EQUIPMENT OR ANY PROPERTY OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, OF THE LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 11 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, BY THE LESSOR WITH RESPECT TO THE EQUIPMENT OR ANY PROPERTY OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT.

                  (b) The Lessor hereby assigns to the Lessee, until the Equipment is purchased or sold in accordance with the terms hereof, the benefits in respect of any Vendor's warranties or undertakings, express or implied, relating to the Equipment (including any labor, equipment or parts supplied therewith), and, to the extent assignment of the same is prohibited or precludes enforcement of any such warranty or undertaking, the Lessor hereby subrogates the Lessee to its rights in respect thereof. The Lessor hereby authorizes the Lessee, at the Lessee's expense, to assert any and all claims and to prosecute any and all suits, actions and proceedings, in its own name or in the name of the Lessor, in respect of any such warranty or undertaking and, except during the continuance of an Event of Default, or after the occurrence of a Cancellation Event or Termination Event hereunder, to retain the proceeds received, and after the termination of this Lease or after the occurrence and during the continuation of an Event of Default, or after the occurrence of a Cancellation Event or Termination Event, to pay the same in the form received (with any necessary endorsement) to the Lessor.

                  (c) The Lessee may use the Equipment for any Phase for the Permitted Use provided that the value of such Equipment is not materially diminished by any such use other than as a result of normal wear and tear in the ordinary course of business. During the term of this Lease, the Lessor covenants that unless an Event of Default, a Cancellation Event or a Termination Event has occurred and is continuing, the Lessor will not, and will not permit any party claiming by, through or under the Lessor to, interfere with the peaceful and quiet possession and enjoyment of the Equipment by the Lessee; provided, however, that the Lessor and its successors, assigns, representatives and agents may, upon reasonable notice to the Lessee, enter upon and examine the Equipment or any part thereof at reasonable times, subject to the provisions of Section 19. Any failure by the Lessor to comply with the foregoing provisions of this Section 11(c) shall not give the Lessee any right to cancel or terminate this Lease, or to abate, reduce or make reduction from or offset against any Rent or other sum payable under this Lease or any other Operative Document, or to fail to perform or observe any other covenant, agreement or obligation hereunder or thereunder. The Lessee will not do, or fail to do, or permit or suffer to exist any act or thing, which action or thing or failure might impair the value, use or usefulness of the Equipment for any Phase for the Permitted Use in accordance with the design of the Equipment for such Phase, ordinary wear and tear excepted.

         Section 12.    Liens.

                  (a) The Lessor's interest in the Equipment is not subject to any construction, materialman's or mechanics' lien (other than Permitted Liens) for any improvements to the Equipment for any Phase or the Applicable Site thereof undertaken by the Lessee or by agents of the Lessee, whether or not such improvements are made with the consent of the Lessor.

                  (b) The Lessee will not directly or indirectly create, or permit to be created or to remain, and at the Lessee's expense will discharge within ten (10) days of notice of the filing or assertion thereof, by bond, deposit or otherwise, any Lien upon the Lease or any of the Equipment except
(i) any Lien being contested as permitted by and in accordance with Section 13, or (ii) Permitted Liens. The Lessor agrees that the Lessee shall have during the term of this Lease the exclusive right (so long as no Default has occurred and is continuing) to grant, create or suffer to exist Permitted Liens in the ordinary course of business and in accordance with prudent industry practices, provided that the fair market value or use of the Equipment for any Phase or the applicable portion thereof for the Permitted Use is not materially lessened thereby. The Lessor agrees to execute such documents and take all other actions as shall be reasonably necessary, and otherwise to cooperate with the Lessee in connection with the matters described above, provided that all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Lessor in connection therewith shall be borne by the Lessee, and the Lessor shall not be required to execute any document that would, in the opinion of the Lessor, materially and adversely affect the value or use of the Equipment for any Phase or any portion thereof for the Permitted Use or otherwise materially and adversely affect the transactions contemplated by the Operative Documents or the interests of the Lessor in the Equipment for any Phase or under the Operative Documents or otherwise.

                  (c) The Lessor will not directly or indirectly sell, transfer or otherwise dispose of, or create, or permit to be created or to remain, and will discharge, any Lien of any nature whatsoever on, in or with respect to, its interest in the Equipment arising by or through it or its actions, except Permitted Liens.

                  (d) The Lessee will not directly or indirectly sell, transfer, or otherwise dispose of, or create, or permit to be created or to remain, and will discharge within ten (10) days of notice of the filing or assertion thereof, by bond, deposit or otherwise, any Lien of any nature whatsoever on, in or with respect to, its interest in any of the Equipment except Permitted Liens.

         Section 13. Permitted Contests. Notwithstanding any other provision of this Lease to the contrary, after prior written notice to the Lessor and provided there is no material risk of sale, forfeiture or loss of the Equipment for any Phase or any material part thereof, the Lessee may at its expense contest any Imposition which it is required to pay hereunder, by appropriate proceedings conducted in good faith and with due diligence, so long as such proceedings are effective to prevent the collection of such Imposition from the Lessor or against the Equipment for any Phase or any portion thereof; provided, however, that the actions of the Lessee, as authorized by this Section 13, shall be subject to the express written consent of the Lessor if such actions would subject the Lessor or the Equipment for any Phase or any portion thereof to any liability or loss not indemnified in full by the Lessee hereunder or any sanction, criminal or otherwise, for failure to pay any such Imposition. The Lessee will pay, and save the Lessor harmless against, all losses, Judgments and reasonable costs, including attorneys' fees and expenses, in connection with any such contest and will, promptly after the final determination of such contest, pay and discharge the amounts which shall be imposed or determined to be payable therein, together with all penalties, costs and expenses incurred in connection therewith. The Lessee shall prevent any foreclosure, judicial sale, taking, loss or forfeiture of the Equipment for any Phase or any portion thereof, or any interference with or deductions from any Rent or any other sum required to be paid by the Lessee hereunder by reason of such nonpayment or nondischarge of an Imposition. The Lessor shall cooperate with the Lessee in any contest and shall allow the Lessee to conduct such contest (in the name of the Lessor, if necessary) at the Lessee's sole cost and expense. The Lessee shall notify the Lessor of each such proceeding within ten (10) days after the commencement thereof, which notice shall describe such proceeding in reasonable detail.

         Section 14.    Insurance, etc.

                  (a) The Lessee will, at its own expense, purchase and maintain, or cause to be purchased and maintained, throughout the term of this Lease insurance with respect to its business and the Equipment in accordance with the requirements of Schedule 14.

                  (b) The Lessee shall bear all risk of loss (including any Loss Event or Casualty Occurrence) with respect to the Equipment for each Phase, whether by casualty, theft, taking, confiscation or otherwise, with respect to the Equipment for each Phase or any portion thereof, at all times during the term of this Lease until possession of the Equipment has been accepted by the Lessor pursuant to Section 17.

                  (c) So long as no Termination Event or Cancellation Event shall have occurred and no Event of Default shall have occurred and be continuing, any payments, whether constituting insurance proceeds, amounts paid by any Governmental Authority or otherwise, received by the Lessee or the Lessor upon the occurrence of any loss with respect to the Equipment for each Phase or portion thereof (other than a Casualty Occurrence), whether as a result of casualty, theft, taking or other confiscation, shall be applied in payment for necessary repairs and replacement to the Equipment for such Phase in accordance with Section 7 or, to the extent the costs of such repairs and replacement shall have been paid by the Lessee, to reimburse the Lessee. The Lessee shall be entitled to retain any excess funds remaining after necessary repairs and replacements have been completed and all costs therefor paid in full. Upon the occurrence of any Termination Event or Cancellation Event or upon the occurrence and during the continuance of any Event of Default, the Lessor shall be entitled to receive and retain any such payments for application to the obligations of the Lessee hereunder.

                  (d) Upon a Casualty Occurrence with respect to any Phase, the Lessee shall give prompt notice thereof to the Lessor and shall within thirty (30) days of the date of such Casualty Occurrence either (i) offer to purchase the whole of the Equipment for such Phase for the Termination Value for such Phase as provided in Section 15(c) or (ii) provide the Lessor with a replacement plan acceptable to the Lessor setting forth how the Lessee shall replace, or cause to be replaced, at the Lessee's own cost and expense, within six (6) months (but in no event later than the Scheduled Lease Termination Date for such Phase) after the date of such Casualty Occurrence, such portion of the Equipment for such Phase that is the subject of a Casualty Occurrence in accordance with this Section 14(d) and Section 7. If the Lessee chooses the option set forth in clause (ii) of the preceding sentence, within the later to occur of (x) sixty (60) days after the date of the Casualty Occurrence and (y) satisfaction of all applicable Governmental Requirements, and obtaining all authorizations of Governmental Authorities, required therefor (but in no event later than ninety (90) days after the date of the Casualty Occurrence), the Lessee shall have commenced repairs or replacements as specified in the replacement plan. After completion of the repairs and replacements, the Lessee shall demonstrate to the satisfaction of the Lessor that operations, capacity and production of the Equipment for such Phase have been restored to the standards required for Completion.

                  (e) All replacement Equipment (other than temporary replacement parts and equipment installed pending installation of permanent replacement Equipment) installed pursuant to Section 14(d) shall be free and clear of all Liens except Permitted Liens, and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Equipment replaced immediately prior to the Casualty Occurrence to which such Equipment was subject. For purposes of this Lease

(including without limitation Section 14(d) and Section 7), the Funded Amount and Book Value of the replacement Equipment shall be deemed to equal the Funded Amount and Book Value of the part(s) replaced thereby. All Equipment for any Phase at any time removed from this Lease pursuant to Section 14(d) and Section 7 shall remain the property of the Lessor, no matter where located, until such time as insurance proceeds have been received by the Lessor at least equal to the Book Value of such portion of the Equipment for such Phase or such portion shall be replaced by suitable items that have been incorporated or installed on or attached to the Equipment and that meet the requirements specified above. Immediately upon any permanent replacement Equipment becoming incorporated or installed on or attached to the Equipment for any Phase as provided above, without further act, such permanent replacements shall become subject to this Lease and be deemed part of the Equipment for such Phase for all purposes hereof to the same extent as any other parts of the Equipment for such Phase. All amounts of insurance proceeds for Equipment losses and all other proceeds (whether resulting from damage or destruction or from condemnation, confiscation or seizure) relating to the Equipment for any Phase shall be deposited into the Restoration Account for such Phase and held and released, together with accrued interest thereon, as hereinafter provided. So long as a Cancellation Event or Termination Event shall not have occurred and an Event of Default shall not have occurred and be continuing, and provided that the Lessor shall have received a written application of the Lessee accompanied by a certificate of an Authorized Officer of the Lessee showing in reasonable detail the nature of any necessary repair, rebuilding and restoration, the actual cash expenditures necessary for such repair, rebuilding and restoration, the expected total expenditures required to complete such work and evidence that sufficient funds are or will be available to complete such work on a timely basis (such certificate to be acceptable to the Lessor in all respects), then the amounts available in such Restoration Account, together with accrued interest thereon, shall be released by the Lessor immediately upon receipt of such certification or, if applicable, from time to time on the last Business Day of each month during the period of repair, rebuilding and restoration in payment therefor against presentation to the Lessor of a certificate executed by an Authorized Officer of the Lessee to the effect that expenditures have been made, or costs incurred, by or for the account of the Lessee or are reasonably anticipated to be made during the immediately following one month period in a specified amount for the purposes of making repairs, rebuilding and restoration in the amounts specified, that no Event of Default, Cancellation Event or Termination Event exists and all conditions precedent herein provided relating to such withdrawal and payment have been satisfied. Upon the occurrence of any Event of Default, Termination Event or Cancellation Event, the Lessor shall be entitled to retain all amounts in the Restoration Account for each Phase for application to the obligations of the Lessee hereunder.

                  (f) If any Loss Event or Casualty Occurrence shall occur, the Lessee shall promptly notify the Lessor of such event in writing.

         Section 15.    Termination; Cancellation; Purchase Option.

                  (a) (i) The termination of this Lease (A) in accordance with Section 2(b) as to a particular Phase or (B) as a result of the declaration by the Lessor of a Non- Designated Event of Default, shall be a "Termination Event," the effect of which shall be to cause this Lease to terminate (x) if in accordance with Section 2(b), as to the relevant Phase, and (y) if as a result of the declaration by the Lessor of a Non-Designated Event of Default, as to all Phases, in each case on the applicable Lease Termination Date.

                        (ii) If a Termination Event occurs, the Lessee, on the Lease Termination Date, shall, in accordance with the terms of
         Section 2(c) or (d), as applicable, without further notice or demand to the Lessee, either

                             (A) purchase the Equipment for the relevant
                  Phase or for all Phases, as applicable, from the Lessor for the Termination Value thereof; or

                             (B) so long as no Designated Event of Default has
                  occurred:

                                 (1) pay to the Lessor the Final Rent Payment
                        for the relevant Phase or for all Phases, as applicable; and

                                 (2) attempt to sell (until such time as the
                        Lessor shall have terminated, in accordance with the Agency Agreement, the Lessee's obligation to so attempt to sell the Equipment) subject to the Lessor's prior written approval, the Equipment for the relevant Phase or all Phases, as applicable, as agent for the Lessor, without recourse or warranty by the Lessor, and upon any such sale, pay the net cash proceeds of such sale to the Lessor; provided, that so long as Lessee has paid the Final Rent Payment pursuant to Section 15(a)(ii)(B)(1), then if the net cash proceeds of such sale for the relevant Equipment are (x) less than the Non-Recourse Amount for such Equipment, the Lessee shall not be liable for any deficiency, or (y) greater than the Non-Recourse Amount for such Equipment, the Lessor shall remit the excess to the Lessee. The Lessor shall also have the right (but not the obligation) to sell the Equipment and/or solicit bids, each in its sole and absolute discretion.

                  (b) (i) Each of the following events shall be a "Cancellation Event", the effect of which shall be to cause this Lease to be terminated as to the relevant Phase or as to all Phases, as specified below, in accordance with the following provisions on the "Cancellation Date" specified:

                            (A)  the existence of a Designated Event of
                  Default and the delivery by the Lessor to the Lessee of a notice stating that the Lessor elects to terminate this Lease by reason of the existence of such Designated Event of Default, in which case the Cancellation Date will be the fifth (5th) Business Day after the date of delivery of said notice to the Lessee; or

                            (B) the occurrence of a Loss Event with respect to any Phase, in which case the Cancellation Date for such Phase shall be the fifth (5th) Business Day after such event occurs; or

                            (C) the occurrence of a Casualty Occurrence in respect of the Equipment for any Phase and the failure of the Lessee to purchase the Equipment for such Phase or to replace or repair the Equipment for such Phase or such portion thereof in accordance with, and within the time required by,
                  Section 14 and the delivery by the Lessor to the Lessee of a notice after the expiration of such time stating that the Lessor elects to terminate this Lease for all Phases by reason of the existence of such Casualty Occurrence, in which case the Cancellation Date for all Phases shall be the fifth (5th) Business Day after the date of delivery of said notice; or

                        (ii) If a Cancellation Event occurs, the Lessee, on the Cancellation Date, shall, without further notice or demand to the Lessee purchase the Equipment for the relevant Phase or for all Phases, as the case may be, from the Lessor for the Termination Value for the relevant Phase or for all Phases, as the case may be.

                  (c) The Lessee may, from time to time and at any time following the third (3rd) anniversary of the Phase Commencement Date for any Phase, deliver to the Lessor notice of its intent to terminate this Lease as to such Phase, in which case the Lessee shall purchase the Equipment for such Phase from the Lessor for the Termination Value for such Phase on any Business Day that is not less than thirty (30) nor more than sixty (60) days after such notice (the "Option Date"). Upon payment in full of the Termination Value for such Phase, this Lease shall terminate as to such Phase.

                  (d) This Lease as to any Phase shall cease and terminate on the Lease Termination Date for such Phase (or for all Phases, as applicable) except with respect to (i) obligations and liabilities of the Lessee, actual or contingent, which arose under this Lease, or by reason of events or circumstances occurring or existing, on or prior to its termination, and which have not been satisfied (which obligations shall continue until satisfied and which include, but are not limited to, obligations for Rent accruing prior to the Lease Termination Date, the Final Rent Payment, and the Termination Value and amounts owing pursuant to Section 16 for all Phases), and (ii) obligations of the Lessee which by the terms of this Lease expressly survive termination. Promptly after either the Lessee or the Lessor shall learn of the happening of any Termination Event or Cancellation Event as to any Phase, such party shall give notice thereof to the other party hereto.

                  (e) In the event the Lessee elects to purchase the Equipment for any Phase (or for all Phases, as applicable) upon the occurrence of a Termination Event (other than the expiration of this Lease on a Scheduled Lease Termination Date for such Phase) or a Cancellation Event therefor, the Lessee in its sole discretion in order to ensure the orderly conveyance of the relevant Equipment may postpone the closing date for such conveyance (whether or not extended, the "Purchase Closing Date") to a reasonable date within sixty (60) days following the Lease Termination Date; provided however, that notwithstanding any such postponement the Lessee shall nonetheless be required to deposit on or before the Lease Termination Date, the Termination Value for such Phase (or for all Phases, as applicable) (estimated at the time of the deposit) with the Lessor to be held in escrow pending consummation of the closing on or before the extended Purchase Closing Date. The Lessee shall notify the Lessor of any such postponement and the proposed extended Purchase Closing Date in writing on or before the Lease Termination Date. Provided that the Lessee deposits the estimated Termination Value on or before the applicable Lease Termination Date, the Lessee shall be deemed to have been granted a temporary license by Lessor entitling the Lessee to retain possession of the relevant Equipment through the Purchase Closing Date, at no additional charge, provided that the Lessee complies with all obligations of the Lessee under this Lease with respect thereto as though this Lease were still in full force and effect (including without limitation, compliance with permitted use, maintenance and insurance coverage requirements, but excluding Basic Rent). In the event of an extension of the Purchase Closing Date as herein contemplated, the Termination Value (including the Final Rent Payment component thereof) will be calculated as of such extended Purchase Closing Date. This Section 15(e) shall survive the termination of this Lease as to any such Phase.

         Section 16. Transfer of Title on Removal of Equipment; Expenses of Transfer.

                  (a) Upon any sale or purchase of the Equipment for any Phase permitted by Section 15, the Lessor will transfer to the Lessee or the appropriate Third Party all of its title to and legal and beneficial ownership interest in such Equipment to be transferred (i) free and clear of any Lien created by, through or under the Lessor other than Permitted Liens (except any created solely by or through the Lessor, other than by the Lessee as agent of the Lessor) or Liens created at the request of or as a result of the actions of the Lessee or anyone acting by, through or under the Lessee, or a result of the failure of the Lessee to carry out any of its obligations under this Lease or the other Operative Documents, and (ii) without recourse, representation or warranty of any nature whatsoever (except as to the absence of such Liens as aforesaid).

                  (b) Whenever the Lessee has the right to purchase or transfer to itself any of the Equipment pursuant to any provision of this Lease, the Lessee may cause such purchase to be effected by, or such transfer to be effected to, any other Person specified by the Lessee, but in no event shall the Lessee be relieved from any of its obligations hereunder as a result thereof.

                  (c) Upon any sale or transfer of any of the Equipment pursuant to any provision of this Lease, the Lessee shall pay the expenses of the Lessor, including, without limitation, reasonable attorneys' fees and expenses, in connection with such sale or transfer.

                  (d) If, with respect to any Phase (or all Phases, if applicable) on the Lease Termination Date, the Lessee or any of its Affiliates has not elected to acquire the relevant Equipment, the Lessee shall surrender the relevant Equipment to the Lessor free from all Liens except Permitted Liens (other than those described in clause (ii)(b) of the definition of Permitted Liens), in the same operating condition (except for ordinary wear and tear) with the remaining original estimated useful life intact and having in all material respects the same capacity and efficiency as such Equipment had on the Lease Commencement Date with respect thereto, and in compliance in all material respects with all Governmental Requirements and Insurance Requirements. To evidence the foregoing and accomplish the surrender of such Equipment for any Phase, the Lessee shall provide the following items (x) in the event of a Termination Event under Section 15(a)(i)(A) within nine (9) months prior to the then current Lease Termination Date for such Phase, with final confirmation of the same at least thirty (30) days but not more than sixty (60) days prior thereto and (y) in the event of a Termination Event under Section 15(a)(i)(B), as soon as practicable but in any event at least three (3) Business Days prior to the Lease Termination Date or Cancellation Date for such Phase, applicable:

                  (i) evidence satisfactory to the Lessor that all Applicable Permits, Related Contracts, patents, trademarks and copyrights, and all other rights and services and Property reasonably required to operate the Equipment for such Phase from and after the Lease Termination Date have been, or on or prior to the Lease Termination Date therefor shall be, transferred to the Lessor (or the Lessor has been, or on or prior to the Lease Termination Date or Cancellation Date therefor, as applicable, shall be, given the right to use each such item) and can be transferred to (or used by) any successor or assignee of the Lessor without further consent or approval by any Person (subject only to normal Governmental Requirements);

                  (ii) conveyancing, assignment, transfer, termination and other documents that, in the sole discretion of the Lessor, are sufficient to (A) vest in the Lessor good and marketable title to the Equipment for such Phase, free and clear of all Liens except Permitted Liens (other than those described in clause (ii)(b) of the definition of Permitted Liens) and (B) terminate the rights of the Lessee and all other Persons claiming through the Lessee in and to the Equipment;

                  (iii) evidence satisfactory to the Lessor that the Equipment for such Phase has been operated and maintained in all material respects in accordance with the requirements of the Operative Documents, all Governmental Requirements, all Applicable Permits and prudent industry practices;

                  (iv) evidence satisfactory to the Lessor that the Equipment for such Phase is being used solely for the Permitted Use, meets or exceeds the original design specifications and is capable of operating and being used for the Permitted Use, and has the remaining original estimated useful life contemplated by the Lessee;

                  (v) evidence satisfactory to the Lessor, in its sole discretion, that (A) no default exists under the Agency Agreement, (B) all agreements and arrangements to provide the services and rights contemplated by the Agency Agreement are in place, executed by the parties thereto, and are valid, enforceable and in full force and effect on or before the Lease Termination Date or Cancellation Date for such Phase, as applicable and (C) such agreements and arrangements adequately provide for the services and other rights contemplated by the Agency Agreement; and

                  (vi) such other documents, instruments and other items as the Lessor may reasonably request to evidence to the satisfaction of the Lessor, in its sole discretion) that no Designated Event of Default, Loss Event or Casualty Occurrence then exists.

         To the extent the Equipment for any Phase is not in the condition required by this Section 16(d), the Lessee will pay to the Lessor such additional amounts as are reasonably required to place it in compliance. The Lessee shall also pay all costs and expenses relating to the surrender and clean-up in connection with the surrender of the Equipment for such Phase as may be required by Governmental Requirements or Insurance Requirements or which are otherwise necessary to consummate the delivery of possession of the Equipment for such Phase to the Lessor hereunder.

         Section 17.    Events of Default and Remedies.

                  (a) Each of the following acts or occurrences shall constitute an "Event of Default" hereunder:

                  (i) default in the payment of the Termination Value for any Phase on the relevant Option Date, or in the payment of the Termination Value for any Phase on the relevant Cancellation Date or Purchase Closing Date, as applicable, or in the payment of the Termination Value or the Final Rent Payment for any Phase on the relevant Lease Termination Date or Purchase Closing Date, as applicable or in the payment when due of the Scheduled Payment component of Basic Rent for any Phase; or in the payment when due of any Interim Rent or the Floating Rate Payment or Fixed Rate Payment component of Basic Rent for any Phase, and the continuance of such default for 10 days thereafter; or the default in the payment when due of any Supplemental Rent for any Phase, or the amount of any Indemnified Risk or of any other amount due hereunder or under any other Operative Document and the continuance of such default for thirty (30) days thereafter; or

                  (ii) the Lessee shall fail to observe or perform any covenant contained in Sections 30(a)(vi) or (vii), 30(b)(ii), 30(c) through 30(f), inclusive, and 30(o) through 30(u), inclusive; or

                  (iii) the Lessee shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Lease (other than those covered by any other paragraph of this Section 17(a)) and such failure shall not have been cured within thirty (30) days after the earlier to occur of (i) written notice thereof has been given to the

         Lessee by the Lessor or (ii) any officer of the Lessee otherwise becomes aware of any such failure; or

                  (iv) any representation or warranty made or deemed made by the Lessee herein, in any other Operative Document by the Lessee or otherwise in writing in connection with or pursuant to this Lease or any other Operative Document, shall be false or misleading in any material respect on the date made or deemed made; or

                  (v) an event of default under the Agency Agreement, and such failure shall not have been cured within thirty (30) days after the earlier to occur of (i) written notice thereof has been given to the Lessee by the Lessor or (ii) any officer of the Lessee otherwise becomes aware of any such failure; or

                  (vi) (A) the Lessee shall (1) generally not pay its debts as such debts become due; or (2) make a general assignment for the benefit of creditors; or (B) any case or proceeding shall be instituted or consented to by the Lessee seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (C) any such case or proceeding shall have been instituted against the Lessee and either such case or proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions sought in such case or proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or

                  (vii) the Lessee permits a judgment in the amount of $1,000,000 or more to be obtained against it which is not promptly paid or promptly appealed and stayed pending appeal; or

                  (viii) the Lessee breaches or defaults under the Existing Term Loan Agreement or any Qualified Replacement Term Loan Agreement or any other agreement involving the borrowing of money or the extension of credit (other than trade credit incurred in the ordinary course of business) under which the Lessee may be obligated as a borrower or guarantor, if such default consists of the failure to pay any indebtedness in the aggregate principal amount of $5,000,000 or more when due or if such default permits or causes (or upon lapse of time or notice or both would permit or cause) the acceleration of any indebtedness, or the termination of any commitment to lend, in either case in the aggregate principal amount of $5,000,000 or more; provided, however, that if the Existing Term Loan Agreement is terminated and there is no Qualified Replacement Term Loan Agreement, the occurrence of any event which would have been a breach or default under the Existing Term Loan Agreement as in effect immediately prior to its termination which, but for such termination, would have permitted or caused (or upon lapse of time or notice or both would have permitted or caused) the acceleration of any indebtedness thereunder, shall constitute an Event of Default; or

                  (ix) in any 12 month period or less, (i) 50% or more of the members of the full Board of Directors of the Lessee shall have resigned or been removed or replaced, or (ii) any Person or "Group" (as defined in Section 2(d)(3) of the Securities Exchange Act of 1934, as amended) (other than an employee benefit or stock ownership plan of the Borrower) shall have acquired, directly or indirectly, more than 50% of the capital stock (whether common or preferred or a combination thereof) of the Lessee, provided that the Lessee's purchase of treasury shares of shares of its capital stock outstanding on the date hereof which results in one or more of the Lessee's shareholders of record as of the date of this Lease owning 50% or more of the Lessee's capital stock shall not constitute an acquisition for purposes of this
         Section 17(a)(xi).

                  (b) Upon the occurrence and during the continuance of any Event of Default, the Lessor may do any one or more of the following (without prejudice to the obligations of the Lessee under Section 15(b)(ii)):

                  (i) proceed by appropriate judicial proceedings, either at law, in equity or in bankruptcy, to enforce performance or observance by the Lessee of the applicable provisions of this Lease, or to recover damages for the breach of any such provisions, or any other equitable or legal remedy, all as the Lessor shall deem necessary or advisable; and/or

                  (ii) by notice to the Lessee, terminate this Lease for all Phases in accordance with Section 15, whereupon the Lessee's interest and all rights of the Lessee to the use of the Equipment for any Phase shall forthwith terminate subject to the Lessee's rights under such
         Section 15 to acquire such Equipment on the Purchase Closing Date as provided herein, but the Lessee shall remain liable with respect to its obligations and liabilities hereunder; and/or

                  (iii) exercise any and all other remedies available under applicable law or at equity.

                  (c) After the occurrence and during the continuance of a Cancellation Event or Termination Event, in the event the Lessor elects not to terminate this Lease and the Lessee has not exercised its option under Section 15(c), this Lease shall continue in effect and the Lessor may enforce all of the Lessor's rights and remedies under this Lease, including, without limitation, the right to recover the Interim Rent, the Basic Rent and the Supplemental Rent for each Phase, and all other yield protection payments and other amounts with respect thereto, as it becomes due under this Lease. For the purposes hereof, the following do not constitute a cancellation or termination of this Lease as to any Phase: (i) acts of maintenance or preservation of the Equipment for such Phase or any portion thereof, (ii) efforts by the Lessor to relet the Equipment for such Phase or any portion thereof, including, without limitation, termination of any sublease of the Equipment for such Phase and removal of any tenant from the Applicable Site thereof, (iii) or the appointment of a receiver upon the initiative of the Lessor to protect the Lessor's interest under this Lease.

                  (d) If (i) on the Lease Termination Date or the Purchase Closing Date, as the case may be, for any Phase, the Equipment for such Phase is not acquired by the Lessee or its designee by payment of the Termination Value thereof or (ii) on the Cancellation Date or Option Date for any Phase, the Lessee or its designee has defaulted in its obligation to acquire the Equipment for such Phase and pay the Termination Value for such Phase in accordance with the Lessee's election under Section 15(b)(ii), then the Lessor shall have the immediate right of possession of the Equipment for all Phases and the right to enter onto any Applicable Sites, and remove the relevant Equipment therefrom if it so elects, and the Lessor may thenceforth hold, possess and enjoy such Equipment, free from any rights of the Lessee and any Person claiming by, through or under the Lessee, except as required by applicable law. The Lessor shall be under no liability by reason of any such repossession or entry onto the premises of the Lessee.

                  (e) Should the Lessor elect to repossess the Equipment for any Phase or any portion thereof upon cancellation or termination of this Lease as to such Equipment or otherwise in the exercise of the Lessor's remedies, the Lessee shall peaceably quit and surrender the Equipment for such Phase or any such portion thereof to the Lessor and either (i) deliver possession of such Equipment to the Lessor or (ii) allow Lessor or its agents or assigns to enter onto the Applicable Site thereof to remove any and all of such Equipment at the expense of the Lessee, and neither the Lessee nor any Person claiming through or under the Lessee shall thereafter be entitled to possession or to remain in possession of such Equipment or any portion thereof but shall forthwith peaceably quit and surrender such Equipment to the Lessor.

                  (f) At any time after the repossession of the Equipment for any Phase or any portion thereof, whether or not this Lease shall have been cancelled or terminated as to such Equipment, the Lessor may (but shall be under no obligation to) relet such Equipment or the applicable portion thereof on not less than 10 days notice to the Lessee, for such term or terms and on such conditions and for such usage as the Lessor in its sole and absolute discretion may determine. The Lessor may collect and receive any rents payable by reason of such reletting (subject to the provisions of Section 26(d)), and the Lessor shall not be liable for any failure to relet the Equipment or for any failure to collect any rent due upon any such reletting.

                  (g) The remedies herein provided in case of an Event of Default are in addition to, and without prejudice to, the Lessee's continuing obligations under Section 15(b)(ii), and shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies existing at law, in equity or in bankruptcy. Lessor may exercise any remedy without waiving its right to exercise any other remedy hereunder or existing at law, in equity or in bankruptcy.

                  (h) No waiver by the Lessor hereunder of any Default or Event of Default shall constitute a waiver of any other or subsequent Default or Event of Default. To the extent permitted by applicable law, the Lessee waives any right it may have at any time to require the Lessor to mitigate the Lessor's damages upon the occurrence of a Default or Event of Default by taking any action or exercising any remedy that may be available to the Lessor, the exercise of remedies hereunder being at the discretion of the Lessor.

         Section 18. Change in the Lessee's Name or Structure. The Lessee will not change its name, identity or corporate structure (including, without limitation, by any merger, consolidation or sale of substantially all of its assets) without notifying Lessor of such change in writing at least thirty (30) days prior to the effective date of such change.

         Section 19. Inspection; Right to Enter Premises of the Lessee. The Lessor or its authorized representatives may (but without any obligation to do so) (i) enter upon any Applicable Site or any premises of the Lessee at reasonable times upon reasonable advance notice in order to inspect the Equipment located thereon (subject to compliance with applicable safety requirements of the Lessee and applicable Governmental Requirements) and to inspect, audit and make copies of all documents and instruments in the possession of the Lessee (including without limitation records relating to Equipment Cost and Book Value of any of the Equipment) relating to any of the Equipment that are reasonably necessary or appropriate for the Lessor or such authorized representatives to determine the truth and accuracy of any schedule, annex, exhibit or representation delivered or made hereunder or under any other Operative Document, or compliance by the Lessee with any of the agreements contained herein or in any other Operative Document, and (ii) discuss the condition, compliance with Governmental Requirements, and performance of the Equipment and the business of the Lessee with the Authorized Officers of the Lessee.

         Section 20.    Right to Perform the Lessee's Covenants. Subject to
Section 13, if the Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder, the Lessor, upon notice to or demand upon the Lessee but without waiving or releasing any obligation or Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Lessee as, at the Lessor's sole discretion, may be necessary or appropriate therefor and, upon the occurrence and during the continuance of a Cancellation Event or Termination Event with respect to any Phase, may enter upon the Applicable Site thereof for such purpose and take all such action thereon as, at the Lessor's sole discretion, may be necessary or appropriate therefor. No such entry shall be deemed a repossession by the Lessor. All sums so paid by the Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses so incurred) shall be paid by the Lessee to the Lessor on demand as Supplemental Rent.

         Section 21. Participation by Co-Lessees or Sublessees; Participations by Lessor.

                  (a) Except as otherwise permitted in this Section 21, the Lessee may not assign its rights or obligations under this Lease without the prior consent of the Lessor.

                  (b) The Lessee may, so long as no Default, Event of Default, Cancellation Event or Termination Event shall have occurred and be continuing, enter into documentation assigning all or any part of this Lease and, as necessary, the other Operative Documents, to another Person, so long as (i) such documentation evidences the undertaking of such Person (a "Co-Lessee") to be responsible for all or certain obligations of the Lessee and, if approval of the Lessor is granted as contemplated in clause (iii) below, the attendant reduction in the obligations of the Lessee hereunder, (ii) such documentation expressly states that such assignment is subject and subordinate to the terms of this Lease and the Liens created hereby and (iii) unless the Lessor has granted its prior written approval, acting in its sole discretion, of such assignment to said Co-Lessee and such documentation (it being understood that the Lessor may for any reason whatsoever elect not to grant such approval), the Lessee shall remain primarily liable for all obligations of the tenant of all of the Equipment under this Lease. The Lessee will furnish promptly to the Lessor copies of all such documentation entered into by the Lessee from time to time. Any assignment made otherwise than as expressly permitted by this Section 21(b) shall be null and void and of no force and effect.

                  (c) The Lessee may, from time to time, (i) pursuant to a sublease in substantially the form of Exhibit F, which hereby is approved by the Lessee, and subject to the terms and conditions contained therein, or (ii) otherwise so long as no Default, Event of Default, Cancellation Event or Termination Event shall have occurred and be continuing, enter into a sublease as to any Phase and such other documentation as may be necessary with one or more Persons (each a "Sublessee"). In any event, any documentation executed by the Lessee in connection with the subletting of any of the Equipment (A) shall expressly state that such sublease is subject and subordinate to the terms of this Lease and the Liens created hereby and (B) shall not provide for a sublease term ending after the then current Scheduled Lease Termination Date for such Phase. The Lessee will furnish promptly to the Lessor copies of all subleases and related documentation entered into by the Lessee from time to time. No sublease permitted by the terms hereof will reduce in any respect the obligations of the Lessee hereunder, it being the intent of the Lessee and the Lessor that the Lessee be and remain directly and primarily liable as a principal for its obligations hereunder. Any sublease not complying with clauses (A) and (B) above shall be null and void and of no force or effect.

                  (d) The Lessor may from time to time, without consent of or notice to the Lessee, sell participations in the interests of the Lessor in this Lease and the other Operative Documents to one or more Participants upon such terms and conditions as it shall determine; provided, that: (i) no Participant shall be entitled to receive any greater payment under Section 27(c) than the Lessor would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Lessee's prior written consent or by reason of the provisions of Section 27(b) or (c) requiring the Lessor to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist; (ii) the Lessor shall include in the participation agreement with each Participant the covenant of each Participant to take no position in conflict with the statements of the intent of the Lessor and the Lessee in Section 25 of this Lease or otherwise in conflict with the provisions thereof; and (iii) in no event shall the Lessor be obligated to the Participant under the participation agreement to take or refrain from taking any action hereunder except that the Lessor may agree in the participation agreement that it will not, without the consent of the Participant, agree to (A) the increase or extension of the term of the Lease as to any Phase, (B) the extension of any date fixed for the payment of Rent, (C) the reduction of any payment of Rent or
(D) the release of any Equipment, except as specifically provided by this Lease.

         Section 22. Notices. Except as otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, if to the Lessee, Flowers Industries, Inc., 200 U.S. Highway 10 South, P. O. Box 1338, Thomasville, GA 31799, Attention: C. Martin Wood, III, Telecopier: (912) 225-3808; if to the Lessor, at 301 North Main Street, P.O. Box 3099, Winston-Salem, NC 27150,
Attention: Jonathan E. Head, Vice President/Operations Manager, Telecopier:
(910) 770-6033; or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answer back or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. A notice received by the Lessor by telephone shall be effective if the Lessor believes in good faith that it was given by an authorized representative of the Lessee and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

         Section 23. Amendments and Waivers. The provisions of this Lease may from time to time be amended, modified or waived only if such amendment, modification or waiver is in writing and consented to by the Lessee and the Lessor and, if applicable, in accordance with Section 22.

         Section 24. Severability. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 25. Federal Income Tax Considerations. It is the understanding of the parties that for income tax purposes this transaction will be treated as a financing and the Lessee will be treated as the owner of all of the Equipment and the Lessee and the Lessor agree not to take any action inconsistent with such treatment, subject to the following sentence. Notwithstanding anything in this Section to the contrary, the Lessor retains the right to assert that it is the owner of the Equipment subject to this Lease for income tax purposes in the event that there is a determination (within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended, or with respect to state or local income tax, a comparable determination under state or local law) that the Lessee is not to be treated as the owner of the Equipment.

         Section 26. Other Provisions. In order to protect the rights and remedies of the Lessor and the Lessee both during the term of this Lease and following a Default, an Event of Default, a Termination Event or a Cancellation Event, and for the purposes of Federal, state and local income and ad valorem taxes, state and local sales taxes, documentary stamp and intangibles taxes and other taxes relating to or assessable as a result of the execution, delivery or recording of any of the Operational Documents and for purposes of Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that (i) this Lease be treated as the repayment and security provisions of a loan by the Lessor to the Lessee in the face amount of the Equipment Cost for all Phases, (ii) all payments of Rent and the Termination Value for any Phase be treated as payments of principal, interest and other amounts owing with respect to such loan, respectively, (iii) the Lessee should be treated as entitled to all benefits of ownership of the Equipment or any part thereof,
(iv) this Lease be treated as a security agreement or other similar instrument (the "Security Agreement") from the Lessee, as debtor to the Lessor, as secured party, encumbering the Equipment and all personal property comprising the Equipment and that the Lessee, as debtor, hereby grants to the Lessor, as secured party (the "Secured Party") a first and prior Lien on and security interest in the Equipment and all proceeds therefrom, in each case being effective as of the date of this Lease. In such event, the Lessor shall have all of the rights, powers and remedies of a secured party available under applicable law, including, without limitation, judicial or nonjudicial foreclosure or power of sale, as and to the extent available under applicable law, and the amounts secured by the Liens and security interests shall be the Basic Rent, Supplemental Rent, Termination Value and Final Rent Payment, and all indemnification and other amounts payable under this Lease or any of the other Operative Documents. The filing of any financing statement in connection with this Lease shall be deemed to constitute the filing of a financing statement to perfect the security interests in the Equipment as aforesaid to secure the payment of all amounts due from time to time from the Lessee to the Lessor under this Lease and the other Operative Documents. To the fullest extent permitted by applicable law, the Lessor and the Lessee intend that the Equipment be and remain at all times personal property regardless of the manner or extent to which any of the Equipment may be attached or affixed to any real property.

         This Security Agreement secures and shall be security for any and all future advances made by Secured Party to the Lessee with respect to this Lease or any of the other Operative Documents or the Equipment. Nothing contained herein shall be deemed an obligation on the part of the Lessor to make any further advances.

         In order to preserve the security interest provided for herein, each of the Lessor and the Lessee agrees to abide by the following provisions with regard to the Equipment (for purposes of this Section, hereinafter referred to as "Collateral"):

                  (a) Change in Location of Collateral or the Lessee. The Lessee will notify the Secured Party on or before the date of any change in location of the Collateral and will, on or before the date of any change in location of the Collateral, prepare and file new or amended financing statements as necessary so that the Secured Party shall continue to have a first and prior perfected Lien (subject only to Permitted Liens) in such Collateral after such change in location. The Lessee will give the Secured Party thirty (30) days' prior written notice of any change in the location of the Lessee's chief executive office or address.

                  (b) Documents; Collateral in Possession of Third Parties. If certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, the Lessee will cause the interest of the Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to the Secured Party. If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, the Lessee shall notify such Person of the Secured Party's security interest in such Collateral. Upon the Secured Party's request, the Lessee shall instruct any such Person to hold all such Collateral for the Secured Party's account subject to the Lessee's instructions, or, if an Event of Default shall have occurred and be continuing, subject to the Secured Party's instructions.

                  (c) Sale, Disposition or Encumbrance of Collateral. Except for Permitted Liens, as permitted by any of the Operative Documents or with the Secured Party's prior written consent, the Lessee will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) except for Permitted Liens or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than the Secured Party.

                  (d) Proceeds of Collateral. Except as permitted by any of the Operative Documents, the Lessee will deliver to the Secured Party promptly upon receipt all proceeds delivered to the Lessee from the sale or disposition of any Collateral. Upon any such sale or disposition, the Lessee shall be entitled to (i) in the circumstances described in Section 15 (a)(ii)(B)(2)(y), the amount determined pursuant thereto or (ii) in any other circumstances, any surplus remaining after the payment of the Termination Value and the payment of all expenses pursuant to Section 16. This Section shall not be construed to permit sales or dispositions of the Collateral except as may be elsewhere expressly permitted by this Lease or the other Operative Documents.

                  (e) Further Assurances. Upon the request of the Secured Party, the Lessee shall (at the Lessee's expense) execute and deliver all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as the Secured Party may reasonably request to perfect the Secured Party's interest in the Collateral or to protect, enforce or otherwise effect the Secured Party's rights and remedies hereunder, all in form and substance satisfactory to the Secured Party.

                  (f) Lease. The Lease will not be amended, supplemented or modified without the written consent of the Secured Party. All payments under the Lease shall be made only to such account as specified by the Secured Party.

         Section 27.    Yield Protection and Illegality

                  (a)   Basis for Determining Interest Rate Inadequate or
Unfair.

If on or prior to the first day of any Rental Period or Interim Rental Period with respect to any Basic Rent or Interim Rent which is determined on the basis of the LIBO Rate:

                        (i) the Lessor determines that deposits in Dollars (in the applicable amounts), are not being offered in the relevant market for such Rental Period or Interim Rental Period, or

                        (ii) the Lessor determines and give notice to the Lessee that, as a result of conditions in or generally affecting the London interbank eurodollar market, the rates for Basic Rent or Interim Rent, as applicable, determined on the basis of the LIBO Rate for any Rental Period or Interim Rental Period will not adequately and fairly reflect the cost to the Lessor of making, funding or maintaining the Equipment Cost giving rise to such Basic Rent or Interim Rent for any Equipment for such Rental Period or Interim Rental Period, the Lessor shall forthwith so notify the Lessee, whereupon,

                              (A) the Basic Rent or Interim Rent, as
                  applicable, for such Equipment for such Rental Period or Interim Rental Period shall be determined on the basis of the Base Rate,

                              (B) the obligation of the Lessor to fund any
                  Equipment Cost having Basic Rent or Interim Rent, as applicable, or to continue to accrue Basic Rent or Interim Rent, as applicable, based on the LIBO Rate shall be suspended until the Lessor shall notify the Lessee that the circumstances causing such suspension no longer exist, and

                              (C) unless the Lessee notifies the Lessor at least
                  two (2) Business Days before the date of funding of any Equipment Cost for which notice has previously been given that it elects not to cause the related Equipment to be purchased on such date, Basic Rent or Interim Rent, as applicable, relating to such Equipment Cost shall be determined at a rate of interest equal to the Base Rate. Upon the written request of the Lessee, the Lessor shall negotiate with the Lessee for a reasonable period of time, as determined in the Lessor's discretion, to develop a substitute interest rate basis hereunder; provided, however,
                  (x) the Lessor and the Lessee make no representation, warranty or covenant that any such agreement will be made, and (y) any relevant Basic Rent or Interim Rent shall continue to be determined based on the Base Rate during the continuance of any such negotiations and thereafter should no alternate interest rate be agreed to by the necessary parties.

                  (b) Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as a "Banking Authority" and any such event being referred to as a "Change of Law"), or compliance by the Lessor (or its Applicable Funding Office) with any request or directive (whether or not having the force of law) of any Banking Authority shall make it unlawful or impossible for the Lessor (or its Applicable Funding Office) to determine Basic Rent or Interim Rent for the making, maintaining or funding of the Equipment Cost for any Equipment based on the LIBO Rate, the Lessor shall forthwith give notice thereof to the Lessee, whereupon until the Lessor notifies the Lessee that the circumstances giving rise to such suspension no longer exist, the obligation of the Lessor determine Basic Rent or Interim Rent for the making, maintaining or funding of the Equipment Cost for any Equipment based on LIBO Rate shall be suspended. Before giving any notice to the Lessee pursuant to this Section, the Lessor shall designate a different Applicable Funding Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Lessor, be otherwise disadvantageous to the Lessor. If the Lessor shall determine that it may not lawfully continue to determine Basic Rent or Interim Rent for the making, maintaining or funding of any Equipment Cost for any Equipment based on the LIBO Rate to the end of the Rental Period or Interim Rental Period and shall so specify in such notice, the Basic Rent or Interim Rent for such Rental Period or Interim Rental Period shall immediately be converted to and be determined based on the Base Rate, and the Lessee shall immediately pay to the Lessor any amounts payable pursuant to Section 27(c).

                  (c)   Increased Cost and Reduced Return.

                        (i) If after the date hereof, a Change of Law or compliance by the Lessor (or its Applicable Funding Office) with any request or directive (whether or not having the force of law) of any Banking Authority:

                              (A) shall impose, modify or deem applicable
                  any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (including any Euro-Dollar Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, the Lessor (or its Applicable Funding Office); or

                              (B) shall impose on the Lessor (or its
                  Applicable Funding Office) or on the relevant interbank market any other condition affecting the Basic Rent or Interim Rent, to the extent it is determined based on the LIBO Rate;

         and the result of any of the foregoing is to increase the cost to the Lessor (or its Applicable Funding Office) of determining Basic Rent or Interim Rent based on the LIBO Rate, or to reduce the amount of any sum received or receivable by the Lessor (or its Applicable Funding Office) under this Lease or under any other Operative Document with respect thereto, by an amount deemed by the Lessor to be material, then, within 15 days after demand by the Lessor, the Lessee shall pay to the Lessor such additional amount or amounts as will compensate the Lessor for such increased cost or reduction; provided, however, that the Lessee shall not be responsible to the Lessor for any increased cost or reduced return under this Section 27(c)(i) which accrued at any time before that date which is 90 calendar days prior to the date upon which the Lessee is notified of same.

                        (ii) If the Lessor shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Lessor (or its Applicable Funding Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Banking Authority, has or would have the effect of reducing the rate of return on the Lessor's capital as a consequence of its obligations hereunder to a level below that which the Lessor could have achieved but for such adoption, change or compliance (taking into consideration the Lessor's policies with respect to capital adequacy) by an amount deemed by the Lessor to be material, then from time to time, within 15 days after demand by the Lessor, the Lessee shall pay to the Lessor such additional amount or amounts as will compensate the Lessor for such reduction, subject to the proviso at the end of Section 27(c)(i); provided, however, that the Lessee shall not be responsible to the Lessor for any additional amount under this Section 27(c)(ii) which accrued at any time before that date which is 90 calendar days prior to the date upon which the Lessee is notified of same.

                        (iii) The Lessor will promptly notify the Lessee of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lessor to compensation pursuant to and subject to the limitations contained in this Section 27(c) and will designate a different Applicable Funding Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Lessor be otherwise disadvantageous to the Lessor. A certificate of the Lessor claiming compensation under this
         Section 27(c) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lessor may use any reasonable averaging and attribution methods. Nothing in this Section 27(c) shall require the Lessor to disclose any information about its tax affairs or interfere with, limit or abridge the right of the Lessor to arrange its tax affairs in any manner in which it desires.

                        (iv) The Lessor, in claiming increased costs or other amounts under this Section 27(c), shall, at the time of making any claim for such increased cost or other amount and as a condition precedent to the obligation of the Lessee to reimburse the same, certify to the Lessee in writing that the Lessor, as a matter of policy, is seeking reimbursement of similar increased costs and other amounts from its credit obligors generally for similar types of credits.

                        (v) The provisions of this Section 27(c) shall (i) subject to the provisions of Section 21(d)(i), be applicable with respect to any Participant, assignee or other transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, assignee or other transferee and
         (ii) constitute a continuing agreement and shall survive for a period of one year after the termination of this Agreement and the payment in full all Rent.

                  (d) Payments and Computations. Each determination by the Lessor of an interest rate or yield with respect to Basic Rent or Interim Rent, or an increased cost or increased capital or of illegality hereunder shall be conclusive and binding for all purposes (absent manifest error) if made reasonably and in good faith.

                  (e) Compensation. Upon the request of the Lessor, delivered to the Lessee, the Lessee shall pay to the Lessor such amount or amounts as shall compensate the Lessor for any loss, cost or expense (but not loss of margin or profit) incurred by the Lessor as a result of:

                        (i) any payment or prepayment (including by reason of the occurrence of a Lease Termination Date) of a Scheduled Amount or other Equipment Cost or Termination Value on a date other than the last day of a Rental Period or Interim Rental Period, or any failure to prepay a Scheduled Amount or other Equipment Cost on the date specified for such prepayment by the Lessee in a notice to the Lessor; or

                        (ii) any failure by the Lessee to cause the funding of the purchase of Equipment pursuant to the Agency Agreement to occur on the date for such funding as specified in the applicable notice delivered pursuant to the Agency Agreement (other than by reason of a default by the Lessor);

such compensation to include, without limitation, as applicable: an amount equal to the excess, if any, of (x) the amount of Basic Rent or Interim Rent which would have accrued on the amount so paid or prepaid or not prepaid or with respect to which such funding did not occur for the period from the date of such payment, prepayment or failure to prepay or fund to the last day of the then current Rental Period or Interim Rental Period for such payment of Basic Rent or Interim Rent, in the case of a failure to prepay or cause such funding, the Rental Period or Interim Rental Period for such Basic Rent or Interim Rent which would have commenced on the date of such failure to prepay or cause such funding) determined based on the applicable rate for Basic Rent or Interim Rent provided for herein over (y) the rate relating to such Basic Rent or Interim Rent (as reasonably determined by the Lessor), the Lessor would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market; provided, that (i) the Lessee shall be responsible to the Lessor only for its actual costs incurred in connection with same (i.e. not for any lost profits which were expected over the course of such Rental Period or Interim Rental Period), (ii) the Lessor shall take reasonable efforts to mitigate its damages in connection with same, and (iii) the Lessee shall not be responsible to the Lessor for such losses in excess of those amounts as the Lessor would have incurred had it funded or maintained the related Equipment Cost in the London interbank market.

         Section 28.    Conditions Precedent

                  (a) Closing; Conditions Precedent to Effectiveness of this Lease. On the Closing Date, at such place as the parties hereto shall agree, this Lease and each of the Operative Documents shall be duly executed and delivered by the parties to such documents. This Lease shall become effective when (i) it shall have been executed by the Lessor and the Lessee, and (ii) the Lessor shall, on or before October 20, 1995, have received the following, each being in form and substance satisfactory to the Lessor; provided, that the Lessee may deliver the insurance certification referred to in clause (iv) below by October 27, 1995 (which must be reasonably satisfactory in form and substance to the Lessor), and failure to deliver such certification on or before October 20, 1995 shall not prevent this Lease from becoming effective:

                        (i) Certificates of the Lessee. A Certificate of the Secretary or Assistant Secretary of the Lessee setting forth (i) resolutions of its board of directors authorizing the execution, delivery and performance of the obligations contained in this Lease and the other Operative Documents to which it is a party, (ii) the officers of the Lessee specified in such Secretary's Certificates that are authorized to sign this Lease and the other Operative Documents to which the Lessee is a party and, until replaced by another officer or officers duly authorized for that purpose, to act as its respective representative for the purposes of signing documents and giving notices and other communications in connection with this Lease and the Operative Documents to which it is a party and (iii) true and correct copies of the articles or certificate of incorporation and the bylaws of the Lessee. The Lessor may conclusively rely on such certificate until the Lessor receives notice in writing from the Lessee to the contrary.

                        (ii) Opinion of the Lessee's Counsel. A favorable opinion or opinions of Assistant General Counsel to the Lessee, in substantially the form of Exhibit D, and as to such other matters as the Lessor may reasonably request.

                        (iii) Execution and Delivery of Operative Documents. Each of the other Operative Documents.

                        (iv) Insurance Certification. The Lessor shall have received a certificate by a firm of independent insurance brokers or consultants chosen by the Lessee setting forth the insurance obtained, and to be obtained pursuant to this Lease, with respect to the Equipment and the Lessee's operations with respect thereto.

                        (v) Annual Financial Statements. The Lessor shall have received the financial statements described in Section
         29(k).

                        (vi) Other. Such other documents as the Lessor or special counsel to the Lessor may reasonably request.

                  (b) Conditions to Commencement of Lease for each Phase. The commencement of this Lease as to each Phase is subject to (i) the occurrence of the Acquisition Date as to the first item of Equipment in such Phase, (ii) there being no more than 8 Phases under this Lease, (iii) the anticipated actual Equipment Cost (not including Soft Costs) for any Phase not being less than $2,000,000, and (iv) the satisfaction of the other conditions set forth in
Section 28(c) as to such first item of Equipment (such date being the "Phase Commencement Date" as to such Phase.

                  (c) Conditions to addition of any Equipment in each Phase. The addition of any Equipment to this Lease is subject to the satisfaction of each of the following conditions as to such Equipment:

                        (i) Acquisition Date. The Acquisition Date shall have occurred as to such Equipment. The term "Acquisition Date" with respect to any item of Equipment shall mean the date on which each of such conditions has been satisfied (A) the Lessor shall have paid the Equipment Cost therefor and shall have received bills of sale or other evidence of ownership thereof, taking good and marketable title thereto, free and clear of all liens and encumbrances of third parties, pursuant to the Agency Agreement, (B) the Lessor shall have received copies of all Related Contracts, and all other contracts entered into in connection with the acquisition, development and installation of the Equipment, pursuant to the Agency Agreement (C) all Permits that are or will become Applicable Permits with respect to such Phase and the Applicable Site shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Governmental Requirements to be obtained after the acquisition of the Equipment (in which case the Lessee, having completed all appropriate due diligence in connection therewith pursuant to the Agency Agreement, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Governmental Requirements), and such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof,
         (D) the Lessor shall have received evidence of perfection under local law of its ownership of the Equipment subject to a Lease intended as security and of filing of protective financing statements under applicable local law, properly executed by the Lessee, evidencing a first priority, perfected interest in the Equipment in favor of the Lessor as security for payment by the Lessee of all amounts, and the performance of all obligations, of the Lessee under the Lease, (E) the Lessor shall have received a Certificate of Acceptance in substantially the form of Exhibit B attached hereto and by reference made a part hereof from the Lessee with respect to such Equipment and
         (F) the Lessor shall have received a Lease Supplement in substantially the form of Exhibit C attached hereto and by reference made a part hereof from the Lessee with respect to such Equipment.

                        (ii) No Default. The fact that immediately before and after the Acquisition Date for such Equipment, no Default or Event of Default shall have occurred and be continuing.

                        (iii) Accuracy of Representations, etc. The representations and warranties of the Lessee contained in this Lease and the other Operative Documents to which it is a party, are true and correct in all material respects on and as of the Acquisition Date for such Equipment (except for any representations which were correct on the date of this Lease but are not correct on such Acquisition Date because of a change permitted by the terms of this Lease or the Operative Documents).

                        (iv) Casualties. Neither the Equipment in such Phase nor the Applicable Site thereof shall have suffered (A) a Loss Event or (B) a Casualty Occurrence other than a Casualty Occurrence for which a plan acceptable to the Lessor for replacing, or causing to be replaced, the portions of Equipment that are the subject of such Casualty Occurrence has been provided to the Lessor.

                        (v) No Material Adverse Change or Effect. No material adverse change shall have occurred in the financial condition of the Lessee and its Subsidiaries on a consolidated basis since the date of the most recent Fiscal Quarter for which a financial statement of the Lessee was delivered to the Lessor and no event, act, condition or occurrence shall exist or have occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

                        (vi) Taxes, Filings, Recordings. All filings or recordings reasonably considered necessary or desirable by the Lessor have been completed and all taxes and fees in connection therewith, and all Impositions with respect to the Equipment that are then due and payable, shall have been paid by the Lessee.

Each presentation of a Lease Supplement hereunder shall be deemed to be a representation and warranty by the Lessee on the Acquisition Date relating thereto as to the facts specified in paragraphs (ii), (iii), (iv), (v), and
(vi) of this Section 28(b).

         Section 29.    The Lessee's Representations and Warranties

The Lessee represents and warrants to the Lessor that:

                  (a) Corporate Existence and Power. The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. The Lessee is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except for any failure to comply with the foregoing which does not have a Material Adverse Effect, and has all corporate powers and all government authorizations, licenses, consents and approvals required to engage in its business and operations as now conducted, except for any failure to comply with the foregoing which does not have a Material Adverse Effect.

                  (b) Corporate and Governmental Authorization. The execution, delivery and performance by the Lessee of this Lease and the other Operative Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or respect of or filing with, any governmental body, agency or official,
(iv) do not contravene or constitute a default under, any material provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Lessee or, to the best of the Lessee's knowledge, any material agreement relating to Debt, judgment, injunction, order, decree or other instrument relating to Debt binding upon the Lessee or any Subsidiary of the Lessee and
(v) do not result in the creation or imposition of any Lien on any asset of the Lessee or any Subsidiary of the Lessee or on any of the Equipment, except in favor of the Lessor.

                  (c) Binding Effect. This Lease and the Operative Documents to which it is a party constitutes a valid and binding agreement of the Lessee, enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditor's rights generally.

                  (d) No Litigation. Except as may be disclosed in any annual, quarterly or monthly reports which the Lessee has filed with the Securities and Exchange Commission, there is no action, suit or proceeding pending, or to the knowledge of the Lessee, threatened, against or affecting the Lessee or any Subsidiary of the Lessee before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity of or could impair in any material respect the ability of the Lessee to perform its obligations under this Agreement or any of the Operative Documents executed by the Lessee.

                  (e) Compliance with Laws. The Lessee and, to the best of the Lessee's knowledge, each Material Subsidiary, is in compliance with all applicable laws, regulations and similar requirements of governmental authorities, including, without limitation, ERISA, Environmental Requirements and payments of taxes, except where such compliance is being contested in good faith through appropriate proceedings or does not have a Material Adverse Effect.

                  (f) Ownership of Property; Liens. The Lessee has title to or leasehold or other interests in its material properties sufficient for the conduct of its business, and none of such property is subject to any Lien except Permitted Liens.

                  (g) No Default. Neither the Lessee nor any of the Lessee's Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  (h) Full Disclosure. The Lessee's annual report on Form 10-K for the fiscal year ended at June 30, 1995, a copy of which has been furnished by the Lessee to the Lessor, did not, as of the date such Form 10-K was filed with the Securities and Exchange Commission, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) from the date of filing of the Lessee's annual report on Form 10-K for the fiscal year ended on June 30, 1995 through the date hereof, the Lessee has not filed a current report on Form 8-K with the Securities and Exchange Commission and, as of the date hereof, no event or condition exists which would require such filing by the Lessee pursuant to the Securities Exchange Act of 1934, as amended, except for any such event or condition which has heretofore been disclosed in writing to the Lessor by delivery to the Lessor of a Form 8-K.

                  (i) Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Lessee presently issued and outstanding are validly and properly issued in accordance with all applicable laws in all material respects, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, except to the extent any failure with respect thereto would not have or cause a Material Adverse Effect.

                  (j) Margin Stock. The Lessee is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock.

                  (k) Annual Financial Statements. The audited consolidated financial statements of the Lessee for its Fiscal Year ended July 1, 1995 fairly present, as of the date thereof, in conformity with GAAP, the consolidated financial position of the Lessee and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such period stated.

         Section 30.    Covenants

         The Lessee covenants and agrees with the Lessor to comply with the following covenants until either (i) the Equipment for all Phases has been purchased by the Lessee (or one of its Affiliates) for the Termination Value therefor, (ii) this Lease has been terminated, the Equipment for all Phases has been returned to the Lessor and the Termination Value or the Final Rent Payment, as the case may be, and all other amounts payable under this Lease and the other Operative Documents upon such occurrence have been paid in full:

                  (a)   Information.  The Lessee will deliver to the Lessor:

                  (i) as soon as available and in any event within 120 days after the end of each Fiscal Year, a consolidated balance sheet of the Lessee and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Price Waterhouse LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Lessor;

                  (ii) as soon as available and in any event within 60 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Lessee and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Lessee;

                  (iii) promptly upon the mailing thereof to the shareholders of the Lessee generally, copies of all financial statements, reports and proxy statements so mailed;

                  (iv) promptly after request by the Lessor therefor, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) filed with the Securities and Exchange Commissions, and promptly upon the filing thereof, annual or quarterly reports which the Lessee shall have filed with the Securities and Exchange Commission;

                  (v) if and when any member of the Controlled Group (x) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (y) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (z) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (vi) promptly, and, in any event, within 15 Business Days after any officer of the Lessee becomes aware of any Default or Event of Default, a certificate of a senior financial or accounting officer or the chief financial officer or the chief accounting officer or the Treasurer of the Lessee setting forth the details thereof and the action which the Lessee is taking or proposes to take with respect thereto;

                  (vii) promptly upon becoming aware of the occurrence of either a Loss Event or a Casualty Occurrence, or any other event or condition requiring notice under either Section 7 or Section 8 of this Lease, the Lessee shall give the Lessor written notice thereof, which notice shall specify the damage or loss to the Equipment in reasonable detail; and

                  (viii) from time to time such additional information regarding the financial position or business of Lessor and the Subsidiaries of Lessor as the Lessor may reasonably request.

                  (b) Maintenance and Inspection of Property, Books and Records. The Lessee will keep books of record and account regarding this Lease and shall maintain, on a current basis, books of proper record and account in conformity with GAAP, consistently applied (to the extent applicable, and the rules of the Security and Exchange Commission and the Financial Accounting Standards Board), and keep copies of all Related Contracts and any amendments thereto and the Equipment Cost of the Equipment for each Phase and of each material item of Property comprising or included in the Equipment for each Phase, and shall provide copies of the foregoing to the Lessor from time to time on request at the Lessee's expense. The Lessee will permit representatives of the Lessor (x) at the Lessor's expense and upon reasonable notice and at a time reasonably convenient to the Lessee (but in any event within 10 days of such notice) prior to the occurrence of a Default and (y) at the Lessee's expense after the occurrence of a Default, to visit and inspect the Equipment for any Phase and any Applicable Site and any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants. The Lessee agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

                  (c) Maintenance of Existence. The Lessee shall maintain its existence and carry on the major part of its business in substantially the same fields as such business is now carried on and maintained.

                  (d) Consolidations, Mergers and Sales of Assets. The Lessee will not consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its Consolidated Total Assets to, any other Person; provided that (a) the Lessee may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Lessee is the corporation surviving such merger and
(iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (b) without limiting any other transfer of assets which may not constitute a "substantial part" of the Consolidated Total Assets of the Lessee, during any Fiscal Quarter, no transfer of assets of the Lessee shall constitute a "substantial part" of the assets of the

Lessee if, on the date of such transfer either (A) (1) the aggregate assets to be so transferred, when combined with all other assets transferred during such Fiscal Quarter and the immediately preceding 7 Fiscal Quarters (the "Sold Assets"), less the aggregate assets of the Lessee acquired during the same period (the "Purchased Assets") constituted more than 25% of Consolidated Total Assets at the end of the eighth Fiscal Quarter immediately preceding such Fiscal Quarter; or (2) the Consolidated operating Profits during the 8 Fiscal Quarters immediately preceding such Fiscal Quarter (the "Calculation Period") contributed by the Sold Assets less the Consolidated Operating Profits contributed by the Purchased Assets during the Calculation Period (calculated as if the Purchased Assets had been acquired on the first day of the Calculation Period) did not represent more than 25% of the Consolidated Operating Profits during the Calculation Period; or (B) giving effect to the disposition of such assets, (1) the book value of the Consolidated Total Assets of the Lessee is not less than seventy-five percent (75%) of the book value of the Consolidated Total Assets of the Lessee on July 1, 1995 and (2) the Consolidated Operating Profits of the Lessee for the four Fiscal Quarter period most recently ended prior to the date of such transfer are not less than seventy-five percent (75%) of the Consolidated Operating Profits of the Lessee for its Fiscal Year ending July 1, 1995.

                  (e) Dissolution. The Lessee shall not be permitted to be dissolved or liquidated, except through corporate reorganization to the extent permitted by Section 30(d).

                  (f) Use of Proceeds. The proceeds of fundings of the Equipment Cost by the Lessor will be used solely to finance the acquisition of the Equipment by the Lessor pursuant to the Agency Agreement, including the enhancements and improvements to be made thereto and the design, renovation, construction and installation thereof.

                  (g) Compliance with Laws. The Lessee will comply in all material respects with applicable laws (including but not limited to ERISA, Environmental Requirements and payments of taxes), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or if failure to comply does not have a Material Adverse Effect.

                  (h) Insurance. The Lessee will maintain (either in the name of the Lessor or the Lessee, as applicable), with financially sound and reputable insurance companies, insurance on such of its property in at least such amounts, and with such deductibles, and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses. The Lessee will deliver or cause to be delivered to the Lessor promptly upon request the Lessor, and in any event on January 1st of each calendar year, commencing with July 1, 1996, a certificate by a firm of independent insurance brokers or consultants chosen by the Lessee and acceptable to the Lessor setting forth the insurance or self-insurance obtained pursuant to Section 14, including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that all premiums then due and payable thereon have been paid and that the same are in full force and effect, that the Lessor has been named as additional insureds and loss payees, as their interests may appear, under each such policy, and are not liable for payment of premiums thereunder, that such policies may not be cancelled without at least thirty (30) days prior notice to the Lessor with an opportunity to cure any default thereunder.

                  (i) Change in Fiscal Year. The Lessee will not change its Fiscal Year without the consent of the Lessor, which shall not be unreasonably withheld.

                  (j) Maintenance of Property. The Lessee shall maintain and preserve the Equipment in accordance with the requirements of this Lease. The Lessee shall maintain and preserve all of its properties and assets, in good operating condition, ordinary wear and tear excepted, except where any failure would not have or cause a Material Adverse Effect.

                  (k) Environmental Notices. The Lessee shall furnish to the Lessor prompt written notice of all Environmental Liabilities, pending or overtly threatened Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases of which the Lessee shall have received actual notice or have actual knowledge at, on, in, under or in any way affecting any of the Equipment or Applicable Sites, if the amount of liability or of remediation cost to the Lessor or the Lessee is or could reasonably be expected to have a Material Adverse Effect.

                  (l) Environmental Matters. The Lessee shall, and shall not knowingly permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from any of the Equipment or Applicable Sites any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled amounts in the ordinary course of business or of management or maintenance of the Equipment or the Applicable Sites in compliance with all applicable Environmental Requirements, except to the extent that failure to comply would not have a Material Adverse Effect.

                  (m) Environmental Release. The Lessee agree that upon its becoming aware of the occurrence of an Environmental Release, except for any Environmental Release which occurred in substantial compliance with all Environmental Requirements, at or on the Equipment for any Phase or any Applicable Site, it will act promptly to determine the extent of, and to take such remedial action to eliminate, any such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority, except to the extent that failure to take remedial action would not have a Material Adverse Effect.

                  (n) Transactions with Affiliates. The Lessee shall not enter into, or be a party to, any transaction with any Affiliate of the Lessee (which Affiliate is not a Subsidiary, other than a Person in which the Lessee or such Subsidiary owns less than a majority interest and which, if it were a Subsidiary, would not be a Material Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which either (x) are no less favorable to the Lessee than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate or
(y) have been approved by a majority of the disinterested members of the Board of Directors of the Lessee; provided, that the foregoing shall not affect the ability of the Lessee to determine, in its sole discretion, the amount or form of executive or directors compensation from time to time.

                  (o) Further Assurances. The Lessee will, upon request of the Lessor, cure promptly any defects in the due execution and delivery by it of the Operative Documents, including this Lease. The Lessee at its expense will promptly execute and deliver to the Lessor upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Lessee in the Operative Documents, including this Lease, or to further evidence and more fully describe the Equipment, or to correct any item that the Lessee and the Lessor agree constitutes an omission or error in the Operative Documents, or more fully to state the existing security obligations set out herein or in any of the Operative Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Operative Documents, or to make any recordings, to file any notices, or obtain any consents, required by the terms of the Operative Documents, all as may be reasonably necessary or appropriate in connection therewith.

                  (p) Liens, Etc. The Lessee covenants and agrees that it shall not create, assume or suffer to exist, any Liens upon the Equipment for any Phase, other than Permitted Liens.

                  (q) Negative Pledge. Neither the Lessee nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (i) Liens existing on the date of this Lease securing Debt outstanding on the date of this Lease;

                  (ii) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (iii) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                  (iv) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into the Lessee or a Consolidated Subsidiary and not created in contemplation of such event;

                  (v) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Lessee or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (vi) Liens securing Debt owing by any Subsidiary to the Lessee;

                  (vii) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section 30(q), provided that (x) such Debt is not secured by any additional assets, and (y) the amount of such Debt secured by any such Lien is not increased;

                  (viii) Liens imposed by any governmental authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Lessee or any of its Subsidiaries, as the case may be, in accordance with GAAP;

                  (ix) carriers', warehousemen's, mechanics', materialmen's repairmen's or other like Liens arising in the ordinary course of business (whether or not statutory) which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, for which a reserve or other appropriate provisions, if any, as shall be require by GAAP shall have been made;

                  (x) pledges or deposits to secure non-delinquent obligations under worker's compensation, unemployment insurance and other social security legislation;

                  (xi) Liens on capital stock of or other ownership interests in any Person not a Subsidiary of the Lessee securing Indebtedness of such Person;

                  (xii) Liens resulting from progress payments or partial payments under United States government contracts or subcontracts;

                  (xiii) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings;

                  (xiv)    Liens on real Property;

                  (xv) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

                  (xvi) Liens not otherwise permitted by the foregoing paragraphs of this Section 30(q) securing Debt (other than indebtedness under this Lease or the other Operative Documents) in an aggregate principal amount at any time outstanding not to exceed 5% of Tangible Net Worth.

Provided Liens permitted by the foregoing paragraphs (i) through (xvi) shall at no time secure Debt in an aggregate amount greater than 25% of Tangible Net Worth.


                  (r) Guarantees. The Lessee shall not, except for Guarantees related to Debt Liens expressly permitted by Section 30(q), after the Closing Date incur or become liable on (whether by Guarantee or otherwise) any Debt of another Person in excess of $20,000,000 except for (i) any Guarantee of any of its Subsidiaries' obligations, (ii) endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the usual course of business, (iii) Guarantees, endorsements or other similar arrangements made by the Lessee to facilitate the sale of loans made by the Lessee or any of its Subsidiaries to independent contractors for the sale of distribution rights to distribute the Lessee's or any of its Subsidiaries' products.

                  (s) ERISA. The Lessee will comply with the requirements of ERISA with respect to each Plan and promptly notify the Lessor (i) of the occurrence of any event which could cause the termination, in whole or in part, of any Plan; (ii) of any violation of ERISA with respect to any Plan; and (iii) of the occurrence of any reportable event as defined by ERISA.

         Section 31.    Miscellaneous.

                  (a) Entire Agreement. THIS LEASE AND THE OTHER OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LESSEE AND THE LESSOR AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN LEASE AND THE OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL

AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  (b) No Personal Liability. Notwithstanding anything to the contrary contained in this Lease, the execution of this Lease and any other instrument or document executed in connection herewith shall not impose upon any director, officer or employee of the Lessee or the Lessor personal liability for the Lessee's and the Lessor's respective obligations under this Lease or any other instrument or document executed in connection herewith; provided the foregoing shall not relieve any such director, officer or employee of personal liability for his or her fraud or intentional misconduct.

                  (c) Interpretation. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  (d) Governing Law. THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO RELATING TO THE EQUIPMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, BUT EXCLUDING ALL CONFLICT-OF-LAWS RULES; EXCEPT THAT, AS TO ANY PHASE, TO THE EXTENT
REQUIRED BY THE LAWS OF THE STATE IN WHICH THE APPLICABLE SITE FOR SUCH PHASE
IS LOCATED, THE LAWS OF THE STATE OF IN WHICH SUCH APPLICABLE SITE IS LOCATED SHALL GOVERN (I) THE CREATION AND EXISTENCE OF THIS LEASE, (II) SECTION 26 OF THIS LEASE, AND (III) THE ENFORCEMENT OF THE RIGHTS OF LESSOR TO REPOSSESS THE EQUIPMENT FOR SUCH PHASE FROM THE LESSEE AFTER THE EARLIER OF THE TERMINATION
OF THIS LEASE OR THE TERMINATION OF THE LESSEE'S RIGHT TO POSSESSION OF THE EQUIPMENT FOR SUCH PHASE.

                  (e) No Third Party Beneficiaries. Nothing in this Lease, express or implied, shall give to any Person, other than the parties hereto and the Participants and their respective successors and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Lease including, without limitation, under any provision of this Lease regarding the priority or application of any amounts payable hereunder.

                  (f) Counterparts. This Lease may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  (g) Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH
MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  (h) Invalidity. In the event that any one or more of the provisions contained in this Lease shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Lease.

                  (i) Usury. Notwithstanding anything to the contrary contained in this Lease or any of the Operative Documents, the amounts which the Lessee is obliged to pay pursuant to this Lease and the other Operative Documents, and the amounts which the Lessor is entitled to receive pursuant to this Lease and the other Operative Documents, are subject to the following limitations. It is the intention of the parties hereto that the Lessor shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Lessor under laws applicable to it (including the laws of the United States of America and the State of Georgia or any other jurisdiction whose laws may be mandatorily applicable to the Lessor notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Lease or in any other Operative Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lessor that is contracted for, taken, reserved, charged or received by the Lessor under this Lease or under any of the other aforesaid Operative Documents or other agreements or otherwise in connec tion with this Lease shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by the Lessor on the amounts paid by the Lessee, to the extent that the obligations with respect thereto shall have been or would thereby be paid in full, refunded by the Lessor to the Lessee and (ii) in the event that any amounts hereunder become due and payable prior to the regularly scheduled maturity (whether by reason of the occurrence of a Cancellation Event or a Termination Event or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lessor may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Lease or otherwise shall be cancelled automatically by the Lessor as of the date of such prepayment and, if theretofore paid, shall be credited by the Lessor on the amounts payable hereunder (or, to the extent that the amounts payable hereunder shall have been or would thereby be paid in full, refunded by the Lessor to the Lessee). All sums paid or agreed to be paid to the Lessor for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Lessor, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Lease until payment in full so that the rate or amount of interest on account of any amounts payable hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest or yield payable to the Lessor on any date shall be computed at the Highest Lawful Rate applicable to the Lessor pursuant to this Section 31(i) and
(ii) in respect of any subse quent interest or yield computation period the amount of interest or yield otherwise payable to the Lessor would be less than the amount of interest or yield payable to the Lessor computed at the Highest Lawful Rate applicable to the Lessor, then the amount of interest or yield payable to the Lessor in respect of such subsequent interest or yield computation period shall continue to be computed at the Highest Lawful Rate applicable to the Lessor until the total amount of interest or yield payable to Lessor shall equal the total amount of interest or yield which would have been payable to the Lessor if the total amount of interest or yield had been computed without giving effect to this Section.

                  (j) Time of the Essence. Time is of the essence in connection with the payment of Rent and all other amounts payable hereunder and the performance of the Lessee's other obligations hereunder.

                  (k)   Indemnification.  The Lessee agrees:

                        (i) in addition to any other indemnity obligations set forth in any Operative Document, to indemnify and save harmless, the Lessor and any of its successors and assigns, and their respective officers, directors, incorporators, shareholders, employees, agents, partners, attorneys, affiliates and servants (individually an "Indemnified Party" and collectively the "Indemnified

         Parties") from and against all liabilities, Liens, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, and costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses and all other expenses incurred in connection with investigating, defending or preparing to defend any cause of action, suit or proceeding (including any investigations, litigation or inquiries) or claim which may be incurred by or asserted against or involve any of them (whether or not any of them is named as a party thereto) as a result of, arising directly or indirectly out of or in any way related to (A) any actual or proposed use by the Lessee of the amounts funded as Equipment Cost, (B) any other aspect of this Lease and the other Operative Documents, (C) the operations of the business of the Lessee, (D) the failure of the Lessee to comply with any Governmental Requirement in connection with the purchase, design, construction, manufacture, engineering, assembly, installation, use, operation or ownership of the Equipment or any portion thereof, (E) the breach of any representation or warranty set forth herein regarding Environmental Laws, (F) the failure of the Lessee as agent for the Lessor under the Agency Agreement to pay any amount required to be paid hereunder, (G) the failure of the Lessee to perform any obligation herein required to be performed pursuant to Environmental Laws, or any act or omission which occurred or will occur at any prior or subsequent time, or any condition or state of facts in existence at any prior or subsequent time relating in any way to any of the Equipment or any Applicable Site the failure of which gives rise to any liability or obligation under any Environmental Requirement or gives rise to any Environmental Damages, (H) the Lessee's ownership and leasing of the Equipment pursuant to this Lease, (I) the sale of any portion of the Equipment either to the Lessee or any other Person pursuant to the provisions of this Lease, (J) all acts or omissions of the Lessee or any Sublessee, (K) any Imposition, Lien, judgment, order, tax, or other payment owing in respect of any of the Equipment or which the Lessee is obligated to discharge or pay to any Person,
         (L) any action or omission of the Lessee pursuant to the Agency Agreement, (M) any injury to, or death of, any Person, or damage to or loss of Property to the extent not reimbursed by insurance prior to the Indemnified Party having to make any payment in respect thereof, or any other thing occurring on or resulting from activities involving any of the Equipment or on any Applicable Site or any portion thereof, (N) the renovation, construction, leasing, subleasing, operation, occupancy, possession, use or non-use by the Lessee (whether in its individual capacity or as agent for the Lessor) of any of the Equipment or any Applicable Site or any portion thereof, or the condition of the Equipment or any portion thereof, (O) any Default or Event of Default under this Lease, (P) any act or omission of the Lessee or its agents, contractors, licensees, Sublessees, invitees, representatives or any other Person on or relating to, or in connection with, the ownership, renovation, construction, leasing, subleasing, operation, management, maintenance, occupancy, possession, use, non-use or condition of any of the Equipment or any Applicable Site or any portion thereof, (Q) performance of any labor or services or furnishing of any materials or other Property in respect of any of the Equipment or any Applicable Site or any portion thereof, (R) any permitted contest referred to in
         Section 13 hereof, (S) any claims for patent, trademark, trade name or copyright infringement or (T) any violation by the Lessee of any Operative Document or any Related Contracts or any other contract or agreement to which the Lessee is a party, or of any Insurance Requirement, in each case affecting any Indemnified Party, any of the Equipment or any Applicable Site or any portion thereof or the ownership, operation, occupancy, possession, use, non-use or condition thereof, in each case regardless of the acts, omissions or negligence of any Indemnified Party, it being the intent of the Lessee to indemnify the Indemnified Parties for their own negligent acts or omissions (other than gross negligence or wilful misconduct) in connection with any of the foregoing (collectively, the "Indemnified Risks"); provided, however, that no Indemnified Party shall be entitled to indemnity (or any other payment or reimbursement) for any Indemnified Risks to the extent such Indemnified Risks result from or arise out of one or more of the following: (1) any representation or warranty by such Indemnified Party in the Operative Documents being incorrect; (2) the willful misconduct or gross negligence of such Indemnified Party; and (3) any claim for economic losses based upon the rate of return under this Lease.

                        (ii) If any cause of action, suit, proceeding or claim arising from any of the foregoing is brought against any Indemnified Party, whether such action, proceeding, suit or claim shall be actual or threatened, or in preparation therefor, the Lessee will have the right, at its expense, to assume the resistance and defense of such cause of action, suit, proceeding or claim or cause the same to be resisted and defended; provided that such Indemnified Party shall be entitled (but not obligated) to participate jointly in such defense, in which case such Indemnified Party will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense. Notwithstanding the foregoing, if any Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Lessee, the Indemnified Party may assume the defense of such action and the Lessee agrees to reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party. the Lessee may settle any action which it defends hereunder on such terms as it may deem advisable in its sole discretion, subject to its ability promptly to perform in full the terms of such settlement. No Indemnified Party may seek indemnification or other reimbursement or payment, including attorneys' fees or expenses, from the Lessee for any cause of action, suit, proceeding or claim settled, compromised or in any way disposed of by the Indemnified Party without the Lessor's prior written consent, which will not be unreasonably withheld.

                        (iii) The obligations of the Lessee under this
         Section 31(k) shall survive the expiration or any termination of this Lease (whether by operation of law or otherwise) and the payment of amounts owed by the Lessee under this Lease and the other Operative Documents.

                        (iv)  Upon demand for payment by any Indemnified
         Party of any Indemnified Risks incurred by it for which indemnification is sought, the Lessee shall pay when due and payable the full amount of such Indemnified Risks to the appropriate party, unless and only so long as: (A) the Lessee shall have assumed the defense of such action and is diligently prosecuting the same; (B) the Lessee is financially able to pay all its obligations outstanding and


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

         asserted against the Lessee at that time, including the full amount of the Indemnified Risks; and (C) the Lessee has taken all action as may be reasonably necessary to prevent (1) the collection of such Indemnified Risks from the Indemnified Party; (2) the sale, forfeiture or loss of the Equipment or any portion thereof during such defense of such action; and (3) the imposition of any civil or criminal liability for failure to pay such Indemnified Risks when due and payable.

                        (v) The Lessee acknowledges and agrees that its obligations under this Section 31(k) are intended to include and extend to any and all liabilities, Liens, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, costs and expenses (including, without limitation, response and remediation costs, stabilization costs, encapsulation costs, and treatment, storage or disposal costs), imposed upon or incurred by or asserted at any time against any Indemnified Party (whether or not indemnified against by any other party) as a result of, arising directly or indirectly out of or in any way related to (1) the treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any hazardous substance or material containing or alleged to contain hazardous substance at or from any of the Equipment or any Applicable Site or any part thereof; (2) the violation or alleged violation of any Environmental Laws relating to or in connection with any of the Equipment or any Applicable Site or any part thereof or any acts or omissions thereon or relating thereto; (3) all other federal, state and local laws designed to protect the environment or persons or property therein, whether now existing or hereinafter enacted, promulgated or issued by any governmental authority relating to or in connection with any of the Equipment or any Applicable Site or any part thereof or any acts or omissions thereon or relating thereto; (4) the Lessee's failure to comply with its obligations under Section 7 hereof; and (5) any abandonment of any of the Equipment or any Applicable Sites by the Lessee; provided, however that no Indemnified Party shall be entitled to indemnity or any other payment or reimbursement


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

         for any of the types of claims enumerated in this Section 31(k) to the extent such claims result from or arise out of the willful misconduct or gross negligence of such Indemnified Party; and (ii) the indemnification provided for under this Section 31(k)(v) shall be governed by the procedures set forth in Sections 31(k)(ii)-(iv) above.

                        (vi)  Without limiting the generality of the
         foregoing provisions of this Section 31(k), the Lessee agrees to pay or reimburse, promptly upon demand, and protect, indemnify and save harmless, the Lessor, following the occurrence of a Termination Event, from any action by any Sublessee or other owner of an interest in the Equipment (other than a Co-Lessee) which causes the Lessor any delay in exercising its remedies, or results in the reduction of the Lessor's remedies hereunder.

                        (vii) In case any action shall be brought against any Indemnified Party in respect of which indemnity may be sought against the Lessee, such Indemnified Party shall promptly notify the Lessee in writing, but the failure to give such prompt notice shall not relieve the Lessee from liability hereunder.


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


                  IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                                LESSOR:

                                                WACHOVIA LEASING CORPORATION



                                                By:
                                                   ----------------------------
                                                    Title:


                                                LESSEE:

                                                FLOWERS INDUSTRIES, INC.



                                                By:
                                                   ----------------------------
                                                    Title:


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

                                 SCHEDULE 1(b)


                                 Defined Terms

The following terms shall have the following meanings (all terms defined in the singular to have the same meanings when used in the plural and vice versa):

                  "Acquisition Agent": Lessee, in its capacity as Acquisition Agent for the Lessor under the Agency Agreement.

                  "Acquisition Date": as to each Phase, as defined in Section 28(c)(i) of the Lease.

                  "Acquisition Period": a period commencing on the Closing Date and ending 12 months after the Closing Date.

                  "Additional Rent": as to any Phase as to which a Progress Payment Agreement has been executed, as defined in such Progress Payment Agreement.

                  "Affiliate": with respect to the Lessor, (i) any Person that, directly or indirectly, through one or more intermediaries, controls the Lessor (a "Controlling Person"), (ii) any Person (other than the Lessor or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Lessor owns, directly or indirectly, 20% of more of the common stock or equivalent equity interests. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency Agreement": the Acquisition, Agency, Indemnity and Support Agreement, of even date with the Lease, between the Lessor and the Lessee, as Acquisition Agent, substantially in the form of Exhibit A to the Lease, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Funding Office": for each Participant, the funding office of such Participant (or an affiliate of such Participant) designated for any interest of such Participant in Interim Rent or Basic Rent in the participation agreement with the Lessor or such other offices of such Participant (or of an


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

affiliate of such Participant) as such Participant may from time to time specify to the Lessor as the office by which its interest in Interim Rent and Basic Rent, as applicable, are to be made and maintained.

                  "Applicable Permit": for each Phase, any Permit that is or may be necessary to own, renovate, install, start-up, test, maintain, operate, lease or use all or any part of the Equipment for such Phase or any portion thereof in accordance with the Operative Documents, and the failure to obtain or maintain which would have a Material Adverse Effect.

                  "Applicable Site": with respect to any Phase, the manufacturing site or facility on which the Equipment subject to this Lease for such Phase is to be located, as identified in the Lease Supplements pertaining to such Phase.

                  "Approved Appraisal": any appraisal, obtained on behalf of the Lessor by the Acquisition Agent pursuant to the Agency Agreement, but at the Lessee's cost, from an appraiser or appraisers reasonably acceptable to the Lessor and the Lessee, which: (i) is performed by an equipment appraiser experienced in the appraisal of manufacturing equipment similar in type to the Equipment, (ii) reflects the fair market value of the Equipment for each Phase as of the end of the Acquisition Period on an "as installed" basis, (iii) forecasts the Estimated Residual of the Equipment for each Phase as of the end of each Rental Period for such Phase and (iv) has been approved in all respects by the Lessor.

                  "Authorized Officers": relative to the Lessee, the officers whose signatures and incumbency shall have been certified to the Lessor in a certificate certified by its Secretary in form and substance satisfactory to the Lessor.

                  "Banking Authority": as defined in Section 27(b) of the Lease.

                  "Base Rate": for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

                  "Basic Rent": for each Phase, with respect to any Rental Period, the amounts payable for such Phase as Basic Rent


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

for such Rental Period pursuant to Section 3(b) of the Lease, consisting of the sum of the Scheduled Payment and either the Floating Rate Payment or, if the Election has been made, the Fixed Rate Payment.

                  "Book Net Worth": the book value of the Lessee's and its Subsidiaries' total assets (exclusive of any indebtedness owned to the Lessee or its Consolidated Subsidiaries by any affiliates of the Lessee), plus Convertible Subordinated Debt, minus the Lessee's and its Consolidated Subsidiaries' total liabilities.

                  "Book Value": for each Phase, as at any date of determination with respect to the Equipment for such Phase or any Property comprising or included in the Equipment for such Phase, the aggregate Funded Amount through such date of determination to purchase, manufacture, construct, assemble or install the Equipment for such Phase or any portion thereof.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, any day except Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law or other government action to close, and (b) with respect to all notices and determinations in connection with Interim Rental Periods and Rental Periods, and payments of Interim Rent or Basic Rent, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in the London interbank eurodollar market.

                  "Cancellation Date": as defined in Section 15(b) of the Lease.

                  "Cancellation Event": as defined in Section 15(b) of the Lease, and shall include a Loss Event.

                  "Capital Stock": any nonredeemable capital stock of the Lessee or any Consolidated Subsidiary (to the extent issued to a Person other than the Lessee) whether common or preferred.

                  "Casualty Occurrence": for each Phase, any of the following events in respect of the Equipment for such Phase (i) any material loss of the Equipment for such Phase or material loss of use thereof which does not constitute a Loss Event, or (ii) the condemnation, confiscation, condemnation or seizure of, or requisition of title to or use of, any material part of the


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

Equipment for such Phase which action does not constitute a Loss Event.

                  "CERCLIS": the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Change of Law":  as defined in Section 27(b) of the Lease.

                  "Closing Date":  October 20, 1995.

                  "Code": the Internal Revenue Code of 1986, as amended, and any successor Federal tax code.

                  "Collateral":  as defined in Section 26 of the Lease.

                  "Co-Lessee":  as defined in Section 21(b) of the Lease.

                  "Completion": for each Phase, the occurrence and satisfaction of all of the events and conditions described on Schedule 1.3(b) to the Agency Agreement on a single date to the reasonable satisfaction of the Lessor.

                  "Completion Certificate": for each Phase, a certificate of the Acquisition Agent in substantially the form of Exhibit A to the Agency Agreement, certifying that Completion of the Equipment for such Phase has occurred.

                  "Consolidated Operating Profits": for any period, the Operating Profits of the Lessee and its Consolidated Subsidiaries.

                  "Consolidated Subsidiary": a Subsidiary, the accounts of which are customarily consolidated with those of the Lessee for the purpose of reporting to stockholders of the Lessee or, in the case of a recently acquired Subsidiary, the accounts of which would, in accordance with the Lessee's regular practice, be so consolidated for that purpose.

                  "Consolidated Total Assets": at any time, the total assets of the Lessee and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Lessee and its Consolidated Subsidiaries, prepared in accordance with GAAP and delivered to the Lessor pursuant to Section 30(a)(i) or (ii) of the Lease.

                  "Controlled Group": all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

                  "Debt": at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, even though such Debt is not assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and (x) amounts of any reserves for doubtful accounts recorded on the books of such Person for leases, receivables and other accounts sold, factored or otherwise disposed of by such Person; provided, that in no event shall "Debt" include any Factored Receivables Obligations.

                  "Default": any condition or event that constitutes an Event of Default or that with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate": with respect to any amount payable under the Lease or under any of the other Operative Documents on any day, the sum of 2% plus the greater of (i) the then highest rate (for determining Interim Rent, or the Floating Rate or the Fixed Rate, as applicable) that may be applicable to the amount payable or (ii) if no such rate exists, the Prime Rate in effect from time to time.

                  "Designated Event of Default": any of the Events of Default specified in Section 17(a) of the Lease, other than an


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

Event of Default described in (x) clause (ii) thereof, insofar as it relates to
Section 30(d) of the Lease, and (y) clause (viii) thereof.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Election": for each Phase, as defined in Section 3(b)(i) of the Lease.

                  "Election Period": for each Phase, as defined in Section 3(b)(i) of the Lease.

                  "Environmental Authority": any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Damages": any and all losses, costs, damages, penalties and expenses which are incurred at any prior or subsequent time as a result of the existence of Hazardous Materials upon, about or beneath the Equipment for any Phase or any Applicable Site or migrating or threatening to migrate to or from the Equipment for any Phase or any Applicable Site or the existence of a violation of Environmental Requirements pertaining to the Equipment for any Phase or any Applicable Site, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Equipment for any Phase or any Applicable Site.

                  "Environmental Judgments and Orders": all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Liabilities": any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices": notice from any Environmental Authority of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any


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

Environmental Authority for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings": any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases": any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the environment, including, but not limited to any releases defined in CERCLA or under any state or local environmental law or regulation.

                  "Environmental Requirements": any and all federal, state, local, and foreign laws, statutes, ordinances, orders, codes, rules, regulations, policies, guidance documents, judgments, decrees, injunctions, decisions, determinations, or agreements by any judicial, legislative or executive body of any governmental or quasi-governmental entity, whether in the past, the present or the future, with respect to: (1) the protection of the environment; (2) the existence, handling, use, generation, treatment, storage, packaging, labelling, removal or Environmental Release of Hazardous Materials on, under, about and/or from the Equipment or Applicable Site for any Phase; and (3) the effects on the environment of the Equipment or Applicable Site for any Phase or of any activity now, previously, or hereinafter conducted on the Equipment or Applicable Site for any Phase. The Environmental Requirements shall include, but not be limited to, the following: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.ss. 9601, et seq.)("CERCLA"); the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251, et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401, et seq.; the state and local analogies thereto, all as amended or superseded from time to time; and any common-law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Environmental Release or exposure to a Hazardous Material.

                  "Equipment": individually, as to each Phase, the Equipment described in each Lease Supplement pertaining to such


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

Phase, together with all plans, specifications, warranties and related rights and operating, maintenance and repair manuals related thereto and all replacements of any of the foregoing, and collectively, all such Equipment.

                  "Equipment Cost": with respect to each Phase, an aggregate amount equal to the sum of (i) all costs associated with the Lessor's acquisition of title to the Equipment for such Phase, (ii) all of the Soft Costs incurred in connection with such Phase and (iii) all Interim Rent accrued prior to the Phase Completion Date for such Phase.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and the regulations promulgated and rulings issued from time to time thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Estimated Residual": the estimated fair market value of the Equipment for each Phase as of the end of each Rental Period for such Phase, as set forth on Schedule 3(b) to the Lease, as it may be modified pursuant to
Section 3(b) of the Lease as a result of an Approved Appraisal.

                  "Eurocurrency Liabilities": as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Reserve Requirement": any reserve requirement prescribed by the Board of Governors of the Federal Reserve System (or any successor) for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on loans made at the LIBO Rate) is determined or any category of extensions of credit or other assets.

                  "Event of Default":  as defined in Section 17 of the Lease.

                  "Existing Term Loan Agreement" means the Term Loan Agreement between Wachovia and the Lessee dated July 1, 1995.

                  "Factored Receivables Obligations": any recourse or non-recourse obligation, guarantee or other contractual


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undertaking of the Lessee or any Subsidiary arising in connection with the sale, factoring or other disposition of leases, receivables or other accounts, if such sale, factoring or disposition, whether with or without recourse, is for a fair price (on the basis of the face amount of the respective item, on the basis of the present value or its income stream or on the basis of another arms' length determination) together with the interests of the seller of such lease, receivable or other account in the equipment or other property related to such lease, receivable or other account, and not at a distress sale or other "deep" discount.

                  "Federal Funds Rate": for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lessor on such day on such transactions, as determined by the Lessor.

                  "Final Rent Payment": for each Phase, an amount determined as of the date payment thereof is required equal to the sum of (i) the Recourse Amount for such Phase, plus (ii) all other amounts owing by the Lessee under the Operative Documents (including in any event all unpaid Impositions accrued, arising or payable in connection with the Equipment for such Phase or otherwise pursuant to the Lease through or as at the end of the Lease Term, and all unpaid Supplemental Rent, but excluding in any event the Non-Recourse Amount).

                  "Fiscal Quarter":  any fiscal quarter of the Lessee.

                  "Fiscal Year":  any fiscal year of the Lessee.

                  "Fixed Rate": with respect to Basic Rent for each Phase, if the Election has been made for such Phase, for each Rental Period, a rate per annum equal to the sum of (i) the prevailing 5 year U.S. Treasury Rate as defined on page 500 of the Telerate Screen at 11:00 A.M., Atlanta time, on the date of the Election for such Phase, plus (ii) the lesser of (A) the


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

corresponding ask side of the 5 year swap rate as defined on page 19901 of the Telerate Screen at 11:00 A.M., Atlanta time, on such date, and (B) 0.55%, plus
(ii) 0.45%.

                  "Fixed Rate Payment": for each Phase, as defined in Section 3(b)(ii) of the Lease.

                  "Floating Rate": with respect to Basic Rent for each Phase, if the Election has not been made or become effective for such Phase, for each Rental Period, a rate per annum equal to the sum of (i) the LIBO Rate prevailing on the first day of such Rental Period, plus (ii) 0.45%.

                  "Floating Rate Payment":  for each Phase, as defined in
Section 3(b)(i) of the Lease.

                  "Funded Amount": for each Phase, the aggregate amount of Equipment Cost for such Phase, accrued and unpaid Rent for such Phase and all other amounts owed by the Lessee to the Lessor with respect to such Phase pursuant to this Lease or any other Operative Document.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time; provided that for purposes of determining compliance with the terms of the Lease, the Lessee and the Lessor agree that in the event of any change in GAAP from that in effect on the date of the financial statements referred to in Section 30(a) of the Lease which has the effect of weakening the protection afforded the Lessor by the Lessee's covenants in the Lease, the Lessee and the Lessor shall amend the Lease and such covenants in order to provide the Lessor an equivalent level of protection, in a manner satisfactory to the Lessor.

                  "Governmental Authority": to include the country, state, county, city and political subdivisions in which any Person or any such Person's property is located or that exercises valid jurisdiction over any such Person or any such Person's property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities that exercise valid jurisdiction over any such Person or any such Person's property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Lessee, any Applicable Site, the Equipment for


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

any Phase, the Lessee, any Participant, any Applicable Funding Office or any Operative Document.

                  "Governmental Requirement": any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (whether or not having the force of law), including, without limitation, Environmental Requirements, and occupational, safety and health standards or controls, of any Governmental Authority.

                  "Guarantee": with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Materials": to include, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation, (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time, or (f) any toxic or hazardous materials, wastes, polychlorinated


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biphenyls ("PCBs"), lead-containing materials, urea formaldehyde, radioactive materials, pesticides, the discharge of sewage or effluent, or any other materials or substances defined as or included in the definition of "hazardous materials," "hazardous waste," "contaminants" or similar terms under any Environmental Requirement.

                  "Highest Lawful Rate": with respect to the Lessor, the maximum non-usurious interest rate or yield, as applicable, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any amounts owing hereunder under laws applicable to the Lessor which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

                  "Impositions": without duplication, as to any Person, (i) all taxes, assessments, levies, fees, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties and interest thereon) that, at any time prior or subsequent to the Closing Date, are imposed or levied upon or assessed against or may be or constitute a Lien upon such Person or such Person's Property, or that arise in respect of the ownership, operation, possession, use, non-use, condition, leasing or subleasing of such Person's Property; (ii) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about such Person's Property; (iii) payments required in lieu of any of the foregoing; but excluding any penalties or fines imposed on the Lessor for violation by it of any banking laws or securities law; and (iv) any and all taxes, recording fees and other charges (including penalties and interest) relating to or arising out of the execution, delivery or recording of any of the Operative Documents for the amounts evidenced, secured or referred to be paid thereby, including without limitation, documentary stamp taxes, intangible taxes, recording fees and sales, rent and other Taxes.

                  "Indemnified Party": as defined in Section 31(k)(i) of the Lease.

                  "Indemnified Risks": as defined in Section 31(k)(i) of the Lease.

                  "Insurance Requirements": all terms of any insurance policy (including, without limitation, casualty and general liability) covering or applicable to the Equipment for any Phase or any portion thereof maintained in accordance with Section 14 of the Lease, and all requirements of the issuer of any such policy.

                  "Interim Rent": for each Phase, with respect to any Interim Rental Period, the amounts payable for such Phase as Interim Rent for such Interim Rental Period pursuant to Section 3(a) of the Lease.

                  "Interim Rental Period": with respect to Interim Rent pertaining to any Phase, the period beginning on the Phase Commencement Date for such Phase and ending on the numerically corresponding date (or, if applicable, last calendar date) which is either one, two or three months thereafter, as selected by the Lessee upon at least 3 Business Days notice and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interim Rental Period and ending on the numerically corresponding date (or, if applicable, last calendar date) which is either one, two or three months thereafter, as selected by the Lessee upon at least 3 Business Days notice; provided, however, that:

                  (i) no Interim Rental Period may be selected which commences before the Phase Completion Date and would otherwise end after the Phase Completion Date;

                  (ii) if the last day of such Interim Rental Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

                  "Judgment": any judgement, decree, writ, order, rule or other requirement of any arbitrator or any court, tribunal or other Governmental Authority.

                  "Lease": the Master Lease Agreement to which this Schedule 1(b) is attached (as the same may be amended, modified or supplemented from time to time, between the Lessee and the Lessor.

                  "Lease Commencement Date":  the Closing Date.

                  "Lease Addition Date": with respect to the Equipment for any Phase, the date of satisfaction of the conditions set forth in Section 28(c) of the Lease with respect thereto.

                  "Lease Supplement" with respect to each Phase, a Lease Supplement in substantially the form of Exhibit C to the Lease, and containing the information required thereby.

                  "Lease Term": for each Phase, the period of time commencing on the Phase Commencement Date for such Phase and ending on the Lease Termination Date for such Phase.

                  "Lease Termination Date": for each Phase, the earlier to occur of (i) the Option Date for such Phase, (ii) the Cancellation Date
(iii) the date of termination for such Phase as a result of a Termination Event and (iv) the Scheduled Lease Termination Date for such Phase.

                  "Lessee": Flowers Industries, Inc., a Georgia corporation, together with its successors and permitted assigns.

                  "Lessor": Wachovia Leasing Corporation, a North Carolina corporation, together with its successors and permitted assigns.

                  "LIBO Rate": with respect to any Interim Rent or Basic Rent for the applicable Interim Rental Period or Rental Period therefor, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the amount of such Interim Rent or Basic Rent offered for a term comparable to such Interim Rental Period or Rental Period, which rates appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, two Business Days prior to the first day of such Interim Rental Period or Rental Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "LIBO Rate" will be the arithmetic average of such offered rates; (ii) if no such offered rates appear on such page, the "LIBO Rate" for such Interim Rental Period or Rental Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Lessee, at approximately 10:00 A.M., New York City time, two Business Days prior to the first day of such Interim Rental Period or Rental Period, for deposits in Dollars offered to leading European banks for a period comparable to such

Interim Rental Period or Rental Period in an amount comparable to the amount of such Interim Rent or Basic Rent.

                  "Lien": with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this definition, the Lessee or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset. Notwithstanding the foregoing, in no event shall any of the following be deemed to be a "Lien" on any assets or other properties of any Person: (1) filings of financing statements in respect of operating leases of such Person, sales of (and not merely security interests in) leases, receivables and other accounts and of the equipment or other property related to such accounts, and other similar filings of a precautionary nature, (2) the interest of a lessee in the property subject to a lease under which such Person is the lessor, or (3) the interest of the purchaser or factor of leases, receivables or other accounts of such Person in the leases, receivables or accounts sold, factored or otherwise disposed of, or in the related equipment or other property that is the subject of such lease, receivable or account, even if described as a Lien in the instrument pursuant to which such sale, factoring or other disposition is effected.

                  "Loss Event": for each Phase, any of the following events in respect of the Equipment for such Phase: (i) the total loss of the Equipment for such Phase or the total loss of use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of the Equipment for such Phase permanently unfit for normal use for any reason whatsoever; (ii) any damage to the Equipment for such Phase which results in an insurance settlement with respect to the Equipment for such Phase on the basis of a total loss; (iii) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, all or substantially all of the Equipment for such Phase including, but not limited to, a permanent taking by eminent domain of such scope that the untaken portion of the Equipment for such Phase is insufficient to permit the restoration of the Equipment for such Phase for such Phase for continued use in the Lessee's business or that causes the remaining portion of the Equipment for such Phase to be incapable of being restored to a condition that would permit the remaining portion of the Equipment for such Phase (without the portion of the Equipment for such Phase taken by eminent domain) to continue to have the capacity and functional ability to perform on a continuing basis (subject to normal interruptions in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the function for which the Equipment for such Phase (as a whole) was designed or a temporary taking of such nature for a period exceeding 180 consecutive days; or (iv) the occurrence of any event or the discovery of any condition in, on, beneath or involving the Equipment for such Phase or any portion thereof (including, but not limited to the presence of hazardous substances or the violation of any applicable Environmental Requirement) that would have a material adverse effect on the use, occupancy, possession, condition, value or operation of the Equipment for such Phase or any portion thereof, which event or condition requires remediation (A) the cost of which is anticipated, in the opinion of the Lessor, in consultation with an independent environmental engineering firm, to exceed 16% of the Termination Value, and (B) that could not reasonably be expected to be completed substantially in its entirety prior to the date that is 30 days prior to the Scheduled Lease Termination Date for such Phase or is not actually completed substantially in its entirety on or before the date that is 30 days prior to the Scheduled Lease Termination Date for such Phase.

                  "Margin Stock": "margin stock" as defined in Regulations U or G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Material Adverse Effect": with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, or properties which are central to the business at such time, of the Lessee and its Consolidated Subsidiaries taken as a whole, (b) the ability of the Lessee (in its capacity as such or in its capacity as Acquisition Agent) to perform its respective obligations under the Operative Documents to which it is a party, as applicable, (c) the legality, validity or enforceability of any Operative Document, or (d) the use, possession, condition, value or operation of the Equipment for any Phase.

                  "Material Subsidiary": as of each date of determination, any Consolidated Subsidiary (i) whose consolidated total assets exceed 5% of Consolidated Total Assets or (ii) whose consolidated total revenues exceed 5% of the consolidated revenues of the Lessee and its Consolidated Subsidiaries determined in accordance with GAAP as of the last day of the Fiscal Quarter of the Lessee most recently ended as of such date of determination and for which financial statements have been delivered to the Lessor pursuant to Section 30(a)(i) and (ii) of the Lease.

                  "Non-Completion Event": as to any Phase, the failure of Completion to occur on or before the earlier of (i) the date which is six months after the Phase Commencement Date for such Phase and (ii) the last day of the Acquisition Period.

                  "Non-Designated Event of Default": any Event of Default other than a Designated Event of Default.

                  "Non-Recourse Amount": for each Phase, means at any time an amount equal to 16.0% of the aggregate original Equipment Cost for such Phase, as such amount may be modified pursuant to Section 3(b) of the Lease as a result of an Approved Appraisal.

                  "Operative Documents": collectively, the Lease, the Agency Agreement, each Progress Payment Agreement and any and all other agreements or instruments now or hereafter executed and delivered, or required to be executed and delivered, by the Lessor or the Lessee in connection with the Lease or the Agency Agreement, as such agreements or instruments may be amended, supplemented, renewed, extended, increased or otherwise modified from time to time.

                  "Operating Profits": as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

                  "Option Date":  as defined in Section 15(c) of the Lease.

                  "Participant": as defined in Section 21(d) of the Lease, collectively, as the context shall require, "Participants".

                  "PBGC": the Pension Benefit Guaranty Corporation or any successor thereto.


                  "Permit": any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority or other Person.

                  "Permitted Insurers": insurers with ratings of A or better and Class VIII or better according to Best's Insurance Reports, or other insurers acceptable to the Lessor.

                  "Permitted Liens": (i) with respect to any Property other than the Equipment, any of the Liens permitted by the terms of Section 30(q), and (ii) with respect to the Equipment or any Property included in or comprising the Equipment or any portion thereof, any of the following:

                  (a) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license, permit or provision of law affecting the Equipment to (1) terminate, or take any other action which has the effect of modifying, such right, power, franchise, grant, license, permit or provision of law, provided that such termination or other action, when taken, shall not have resulted in a Loss Event and shall not have had a Material Adverse Effect, or (2) purchase, condemn, appropriate or recapture, or designate a purchaser of, the Equipment;

                  (b) any Liens thereon for Impositions and any Liens of mechanics, materialmen and laborers for work or services performed or materials furnished which (1) are not overdue, or (2) are being contested in good faith in the manner described in Section 13 of the Lease;

                  (c) rights reserved to or vested in any Governmental Authority to control or regulate the use of such Property or to use the Equipment in any manner;

                  (d) in the case of real property, encumbrances, easements, and other similar rights existing on the Closing

         Date the exercise of which shall not have had a Material Adverse
         Effect;

                  (e) any Liens created under the Operative Documents and any financing statements filed in connection therewith

                  (f) pledges or deposits to secure non-delinquent obligations under worker's compensation, unemployment insurance and other social security legislation; and

                  (g) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings.

                  "Permitted Use": with respect to the Equipment as to any Phase, the use of the Equipment in connection with its manufacturing operations on the Applicable Site for such Phase in compliance with all applicable Governmental Requirements and Insurance Requirements, the failure of which to comply would have or cause a Material Adverse Effect.

                  "Person": an individual, a corporation, a partnership,an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or other Governmental Authority.

                  "Phase": the acquisition and installation of any and all Equipment that is to be subject to this Lease and located at a single Applicable Site.

                  "Phase Commencement Date": as defined in Section 28(b)of the Lease.

                  "Phase Completion Date": with respect to each Phase, the earlier to occur of (i) Completion of such Phase, (ii) the date which is six months after the Phase Commencement Date for such Phase, and (iii) the last day of the Acquisition Period.

                  "Plan": at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions but shall not include any plan which is maintained under the laws of Puerto Rico, is covered by Section 4(b)(4) of ERISA, or is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management, key executives or highly compensated employees.

                  "Prime Rate": that rate of interest so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia, and is set by Wachovia as a general reference rate of interest, taking into account such factors as Wachovia may deem appropriate, it being understood that many of Wachovia's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wachovia may make various commercial or other loans at rates of interest having no relationship to such rate.

                  "Progress Payment Agreement": an agreement substantially in the form of Exhibit E, as amended, supplemented or otherwise modified from time to time, which may be executed as to any one, more or all Phases pursuant to
Section 3(a) of the Lease.

                  "Property": any kind of property or asset, whether real, personal or mixed, or tangible or intangible, and any interest therein.

                  "Purchase Closing Date": as defined in Section 15(e) of the Lease.

                  "Qualified Replacement Term Loan Agreement" means: (i) either (x) any amendment, renewal or extension of the Existing Term Loan Agreement or (y) any other term loan agreement between Wachovia and the Lessee, the proceeds of which are used to refinance the Existing Term Loan Agreement; and (ii) in either case, which has a final maturity no earlier than the latest Scheduled Lease Termination Date for any Phase, as it may be amended, renewed or extended from time to time (so long as the foregoing clause (ii) is satisfied).

                  "Recourse Amount": for each Phase, means at any time the excess of (i) the Unrecovered Equipment Cost for such Phase over (ii) the Non-Recourse Amount for such Phase.

                  "Redeemable Preferred Stock": of any Person means any preferred stock issued by such Person which is at any time prior to the Scheduled Lease Termination Date for the Phase having the latest Acquisition Date during the Acquisition Period either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Related Contract": for each Phase, any agreement for the purchase, manufacture, assembly, or installation of the Equipment for such Phase or any portion thereof or the provision of enhancements and improvements to the Equipment for such Phase or any portion thereof or otherwise in connection with the acquisition, ownership, use, operation or sale or other disposition of the Equipment for such Phase or any portion thereof made pursuant to the Agency Agreement by the Lessee as Acquisition Agent on behalf of the Lessor, with one or more Vendors, including, without limitation, all contracts, bills of sale, receipts and Vendor's warranties.

                  "Rent": Basic Rent, Interim Special Rent, Supplemental Rent and the Final Rent Payment, collectively.

                  "Rental Period": with respect to Basic Rent pertaining to any Phase, the period beginning on the Phase Completion Date for such Phase and ending on the first Rent Payment Date occurring after the Phase Completion Date and, thereafter, each subsequent period commencing on each Rent Payment Date and ending on the next Rent Payment Date or on the Lease Termination Date for such Phase.

                  "Rent Payment Date": with respect to Basic Rent pertaining to any Phase, each March 31st, June 30th, September 30th and December 31st of each year, commencing on the first such date occurring after the Phase Commencement Date for such Phase, and the Lease Termination Date for such Phase.

                  "Restoration Account": for any Phase, the interest bearing account maintained with the Lessor pursuant to Section 14(e) of the Lease and styled the "Restoration Account" for such Phase.

                  "Scheduled Amount": with respect to each Phase, as defined in Section 3(b)(i) of the Lease.

                  "Scheduled Lease Termination Date": with respect to each Phase, the date that is seven (7) years after the Phase Completion Date for such Phase.

                  "Scheduled Payment": with respect to each Phase, as defined in Section 3(b)(i) of the Lease.

                  "Secured Party":  as defined in Section 26 of the Lease.

                  "Soft Costs": with respect to each Phase, all of the capitalized costs and expenses of any kind or character incurred to design, install, complete and implement the Equipment for such Phase, including, without limitation, all professional fees and expenses, and other "soft costs" of a nature ordinarily and reasonably incurred in connection with the installation, completion and implementation of the Equipment for such Phase.

                  "Sublessee":  as defined in Section 21(c) of the Lease.

                  "Subsidiary": any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Lessee.

                  "Supplemental Rent": as defined in Section 3(d) of the Lease.

                  "Tangible Net Worth": Book Net Worth minus (i) the amount, if any, of the Lessee's and its Subsidiaries' assets which would be treated as intangible under GAAP, (ii) any write up in the book value of any fixed asset resulting from re-evaluation thereof, and (iii) the amount, if any, at which share of the Lessee appears on the asset side of the Lessee's balance sheet.

                  "Taxes": any taxes, imposts, levies, duties, deductions or withholdings of any nature now or at any time hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein imposed or levied upon, assessed against or measured by any Rent or other sums payable hereunder.

                  "Termination Event": as defined in Section 15(a) of the Lease.

                  "Termination Value": as to any Phase, at any time of determination, the sum of (i) the excess of (a) the aggregate Equipment Cost for all Equipment allocable to such Phase over (b) the sum of all Scheduled Payments for such Phase theretofore made to the Lessor, if any, plus (ii) all accrued, unpaid Interim Rent Payments, Floating Rate Payments and, if applicable, Fixed Rate Payments for such Phase, all accrued and unpaid Supplemental Rent through the date of payment of the Termination Value, plus
(iii) all unpaid Impositions through the date of payment of the Termination Value, plus, (iv) any amounts payable pursuant to Section 27(e)(i) hereof in connection with the payment of Termination Value, plus (v) as to any Phase as to which Completion has not occurred, the sum of (a) the aggregate amount of costs (including acquisition costs and Soft Costs) which it will be necessary to expend in order to achieve Completion for such Phase plus (b) all Impositions thereon.

                  "Third Party": any Person other than (i) the Lessor, (ii) the Lessee or (iii) any Affiliate of either of them.

                  "Unrecovered Equipment Cost": for each Phase, means at any time the sum of (i) the aggregate original Equipment Cost for such Phase, less
(ii) the aggregate amount of Scheduled Payments for such Phase received by the Lessor.

                  "UCC": the Uniform Commercial Code as enacted in the State of Georgia and any other jurisdiction whose laws may be mandatorily applicable.

                  "Vendor": any designer, supplier, manufacturer or installer of, or provider of Property or services with respect to, the Equipment or any Property included therein or any part thereof.

                  "Wachovia": Wachovia Bank of Georgia, N.A., a national banking association, in its individual capacity, and its successors.

                                 SCHEDULE 3(b)

                               Scheduled Amounts


          Rental           Estimated          Scheduled
          Period            Residual         Amount as a
                                             percentage
                                            of Equipment
                                                Cost
            1               100.00%             0.00%
            2                97.22%             2.28%
            3                95.50%             2.22%
            4                93.28%             2.22%
            5                91.06%             2.22%
            6                88.84%             2.22%
            7                86.62%             2.22%
            8                84.40%             2.22%
            9                82.18%             2.22%
            10               79.96%             2.22%
            11               77.74%             2.22%
            12               75.52%             2.22%
            13               73.30%             2.22%
            14               71.08%             2.22%
            15               68.86%             2.22%
            16               66.64%             2.22%
            17               64.42%             2.22%
            18               62.20%             2.22%
            19               59.98%             2.22%
            20               57.76%             2.22%
            21               55.54%             2.22%
            22               53.32%             2.22%
            23               51.10%             2.22%
            24               48.88%             2.22%
            25               46.66%             2.22%
            26               44.44%             2.22%
            27               42.22%             2.22%
            28               40.00%             2.22%

                                  SCHEDULE 14

                             Insurance Requirements


         The Lessee will provide, or cause to be provided, insurance in accordance with the terms of this Schedule as to each Phase, which insurance shall be placed and maintained with Permitted Insurers.

         (a)      Insurance Coverages and Limits

         At all times subsequent to the Phase Commencement Date for such Phase, the Lessee shall provide, or cause to be provided, the following property and liability coverages with respect to the Equipment:

                  (i) all-risk property coverage, with limits of coverage at least equal to the replacement cost (which limits shall be not less than $_____________ for the Equipment, which insurance coverage may, at the Lessee's option, be included under any "blanket" policy maintained by Guarantor so long as such "blanket" policy provides for all-risk property coverage with respect to the Equipment and any other Property covered thereby, with limits of coverage at least equal to the aggregate replacement cost of the Equipment (provided, however, that such insurance, in either case, shall provide for replacement cost coverage, provided that the insured property is replaced, and, provided further, that the insurance shall not have the effect of causing the Lessee or any of its Affiliates to be deemed a co-insurer), with respect to the Lessee and any Affiliate of the Lessee providing services with respect to the Equipment, or if the Lessee elects to effect the coverage required by this Paragraph under a "blanket" policy, the Lessee, Guarantor and its Affiliates insured thereby, such insurance to include, coverage for (x) floods, windstorms, hurricanes, tornados, earthquakes, collapse and other perils (including debris removal and cleanup) and such insurance to cover equipment separated from the Equipment, transit of equipment and consumables to and from the Applicable Site, labor claims, in each case with respect to the Equipment, and such insurance to include coverage for all other risks and occurrences customarily included under all-risk policies available with respect to Property similar in installation, location and operation to the Equipment (or the Equipment and all other Property insured thereby if all are covered under a "blanket" policy), and (y) "boiler and machinery" property damage insurance on a comprehensive basis with respect to damage to the machinery, plants, equipment or similar apparatus (including production machinery) included in the Equipment (or the Equipment and all other Property insured thereby if all are covered under a "blanket" policy), from risks and in amounts normally insured against under machinery policies.

                  (ii)

                           (1) statutory workers' compensation and occupational
                  disease insurance in accordance with applicable state and federal law, and employer's liability insurance with primary and excess coverage limits of not less than $____________;

                           (2) commercial general liability insurance covering
                  operations of the Lessee, contractual liability coverage, contingent liability coverage arising out of the operations of the Equipment, cross-liabilities coverage, sudden and accidental seepage and pollution coverage, and other coverage for hazards customarily insured with respect to Property similar in construction, location, occupancy and operation to the Equipment, with limits complying with the underlying requirements of the excess liability policy described in Paragraph (a)(ii)(3);

                           (3) excess commercial liability insurance in excess
                  of the liability policies described in Paragraphs (a)(ii)(1) and (2) to bring to limits of not less than $______________ for each occurrence and in the aggregate per year with respect to the Lessee, Guarantor and its Affiliates.

                  (iii) The policy or policies providing the coverage required by paragraphs (a)(i) and (a)(ii)(2) and (a)(ii)(3) may include deductible amounts for the account of the Lessee or its Affiliates, as the case may be, not to exceed $_____________ in the aggregate for all such coverages.

         (b) Insurance Endorsements - Any insurance carried in accordance herewith shall, except as hereinafter permitted, provide or be endorsed to provide that:

                  (i) the Lessor, as its interests may appear, shall be included as additional insureds or named as loss payees but only with respects coverages required by Paragraphs (a)(i), with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) under any policy required by this Schedule shall be the obligation of the Lessee and its Affiliates) and not that of the Lessor;

                  (ii) except with respect to the coverage required by Paragraphs (a)(i) and (a)(ii), there shall be a cross-liability and severability of interest endorsement providing that to the extent the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability and deductibles shall operate in the same manner as if there were a separate policy covering each insured;

                  (iii) the insurer thereunder waives all rights of subrogation against the Lessor;

                  (iv) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Lessor with respect to its interests in the Equipment; and

                  (v) if such insurance is cancelled for any reason whatsoever (including, without limitation, nonpayment of premium) or any material change is made in the coverage that affects the interests of the Lessor, such cancellation or change shall not be effective as to the Lessor for 10 days for nonpayment of premiums and otherwise for 45 days, in both cases after receipt by the Lessor (at the address provided pursuant to Section 22 of the Lease) of written notice sent by certified mail from such insurer of such cancellation or change.

         (c) Adjustment of Property Losses - After the occurrence and during the continuation of an Event of Default or after the occurrence of a Cancellation Event or Termination Event, the loss, if any, under any property insurance covering the Equipment required to be carried by this Schedule shall be adjusted with the insurance companies or otherwise collected, including, without limitation, the filing of appropriate proceedings, by the Lessee in consultation with the Lessor.


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

         (d) Reinstatement of Limits - The Lessee shall, or shall cause its insurance broker to, notify promptly the Lessor at any time when the limits of the excess commercial liability insurance required by Paragraph (a)(ii)(3) shall have been reduced, either by reason of payments of, or the establishment of reserves for the ultimate payment of, claims which have been asserted during the term of such insurance, by an aggregate amount in excess of $____________. At such time, the Lessee shall, if so requested by the Lessor, use its best efforts to reinstate such insurance so as to comply with the requisite limits prescribed herein.

         (e) Upon request, the Lessee will furnish the Lessor evidence of such insurance relating to the Equipment.

         (f) Additional Insurance by the Lessor or the Lessee Nothing in this Schedule shall prohibit the Lessor or the Lessee, as their respective interests may appear, from maintaining for its own account, at the expense of the Person purchasing such insurance, additional insurance on or with respect to the Equipment, or any part thereof, with coverage exceeding that otherwise required under this Schedule, unless such insurance would conflict with or limit the insurance otherwise required under this Schedule.


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

                                                                       EXHIBIT A


                       ACQUISITION, AGENCY, INDEMNITY AND
                               SUPPORT AGREEMENT


                                    Between


                            FLOWERS INDUSTRIES, INC.


                                      and


                          WACHOVIA LEASING CORPORATION



                          Dated as of October 20, 1995

         ACQUISITION, AGENCY, INDEMNITY AND SUPPORT AGREEMENT dated as of October 20, 1995 (as it may be amended or supplemented from time to time, this "Agreement"), by and between FLOWERS INDUSTRIES, INC., a Georgia corporation (the "Company"), and WACHOVIA LEASING CORPORATION, a North Carolina corporation (the "Lessor"). All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Schedule 1(b) to that certain Master Lease Agreement dated of even date herewith (as amended, supplemented or otherwise modified, the "Lease") by and between the Company, in its capacity as the Lessee, and the Lessor, in its capacity as the Lessor.

                                    RECITALS

                  A. Pursuant to the Lease, the Company, in its capacity as the Lessee, has agreed to lease the Equipment for all Phases for the Permitted Use in accordance with the terms and conditions set forth in the Lease.

                  B. To induce the Lessor to enter into the Lease and the other Operative Documents, the Company has agreed to provide, or cause to be provided, to the Lessor all the rights, services, and other matters as may be necessary from time to time for the design, acquisition, installation, assembly, maintenance and operation of the Equipment, and has agreed to indemnify the Lessor for certain environmental and other risks relating to the Equipment, all as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and intending to be legally bound by this Agreement, the Company and the Lessor hereby agree as follows:


                                   ARTICLE I.

                               Agency Appointment

         Section A. Appointment of Acquisition Agent. The Lessor hereby appoints the Acquisition Agent as its agent and attorney-in-fact with respect to each Phase (the Company in such capacity is herein called the "Acquisition Agent"), and the Acquisition Agent hereby agrees to act as the Lessor's agent and attorney-in-fact, to perform certain of the obligations and responsibilities of the Lessor under the Lease, to cause, and to be solely responsible for causing, the Equipment for each Phase to be


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

purchased and designed and to be installed and assembled substantially in accordance with all Governmental Requirements and Insurance Requirements and to undertake such other powers, duties and obligations as are set forth herein.


         Section B. Term of Agency Relationship. The agency relationship created herein between the Acquisition Agent and the Lessor shall commence as of the date hereof and shall end on the sooner to occur of: (a) with respect to any particular Phase, the date that the Lessor no longer owns any of the Equipment for such Phase, (b) with respect to all Phases, the occurrence of a default by the Lessee in the payment of the Final Rent Payment or the Termination Value for all Phases in accordance with the terms of Section 15 of the Lease, and (c) with respect to any particular Phase, the date the Lessee gives the Lessor notice that it will not exercise the option to purchase any of the Equipment for such Phase pursuant to the terms of the Lease, and on the date any such event occurs the Lessor revokes the Company's right to act as Acquisition Agent hereunder for such Phase or for all Phases, as applicable. The Lessor may, but is not obligated to, revoke the Company's right and obligation to act as Acquisition Agent hereunder (x) with respect to any Phase, any time after a Lease Termination Date or Option Date for such Phase, and (y) with respect to all Phases, any time after a Cancellation Event.

         Section C. Powers, Duties and Obligations. The Acquisition Agent shall have the following powers, duties and obligations with respect to each
Phase:

                  1. To take the following actions to cause the Acquisition Date to occur with respect to each item of Equipment in each Phase:

                  (i) To furnish to the Lessor, as soon as available, a detailed list of the Equipment to be acquired for and included in each Phase, and to acquire the Equipment for such Phase in the name of the Lessor, and obtain and furnish to the Lessor bills of sale or other evidence of ownership thereof in the Lessor's name, taking good and marketable title thereto, free and clear of all liens and encumbrances of third parties, and to obtain and furnish to the Lessor full releases of all seller's mechanic's and other similar liens (a) as of each payment date for an item of the Equipment or service in respect thereof, to the extent of


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

         such item or service and (b) as of the Acquisition Date therefor;

                  (ii) In the name and for the benefit of the Lessor, to negotiate, enter into and perform, and furnish to the Lessor the originals of, all Related Contracts and all other contracts which are necessary or desirable in connection with the acquisition, development and installation of the Equipment for such Phase, including contracts with all Vendors and contractors for supplies, equipment, materials and services, including, without limitation, necessary design work affecting the Equipment and to cause all such Related Contracts and other contracts to be assignable;

                  (iii) To obtain and furnish to the Lessor all Permits that are or will become Applicable Permits with respect to such Phase and the Applicable Site by the Acquisition Date for such Phase, except Applicable Permits customarily obtained or which are permitted by Governmental Requirements to be obtained after the acquisition of the Equipment for such Phase (in which case the Acquisition Agent, having completed all appropriate due diligence in connection therewith pursuant hereto, shall certify to the Lessor that it has no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Governmental Requirements), which such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof;

                  (iv) To obtain and furnish to the Lessor evidence of perfection under local law of the Lessor's ownership of the Equipment for each Phase subject to a lease intended as security and file protective financing statements under applicable local law, in each case properly executed by the Lessee, evidencing a first priority, perfected interest in the Equipment for such Phase in favor of the Lessor as security for payment by the Lessee of all amounts, and the performance of all obligations, of the Lessee under the Lease;

                  (v) To obtain and furnish to the Lessor a Certificate of Acceptance in substantially the form of Exhibit B attached to the Lease from the Lessee with respect to the Equipment for each Phase;

                  (vi) To obtain and furnish to the Lessor a Lease Supplement in substantially the form of Exhibit C attached to the Lease from the Lessee with respect to such Equipment for each Phase; and

                  (vii) Upon completion of each of the foregoing with respect to any item of Equipment, to notify the Lessor thereof and that the Acquisition Date has occurred with respect to such item of Equipment;

                  (b) To perform all acts which the Acquisition Agent may deem necessary on behalf of the Lessor, but only in the name of the Acquisition Agent, in connection with Completion, including, without limitation,

                  (i) performing or arranging the purchasing, designing, construction, engineering, assembling, installing and testing of the Equipment for such Phase in accordance with the requirements for Completion set forth on Schedule 1(3)(b) attached hereto and by reference made a part hereof;

                  (ii) completing the installation and testing of all Equipment in a manner necessary to meet Completion for such Phase on or before the Phase Completion Date for such Phase;

                  (iii) performing or causing to be performed all work in connection with Completion to be done in a good and workmanlike manner and in compliance with all Governmental Requirements and Insurance Requirements; and

                  (iv) paying, or causing to be paid, in accordance with prudent industry practices in substantial compliance with applicable Governmental Requirements all costs and expenses of Completion for such Phase and performing all obligations of such Completion, and performing or causing to be performed all contracts and other agreements, including without limitation all Related Contracts, entered into by or on behalf of the Lessor with respect to such Phase, and for any Phase, advancing to any Vendor any advance payments, progress payments and full payments required thereby, using funds obtained from the Lessor pursuant to the Progress Payment Agreement for such Phase;

                  (v) if and to the extent that the aggregate Equipment Costs for all Phases exceeds $50,000,000, use the Acquisition Agent's own funds to obtain Completion for all

         Phases, and assign all Property necessary for Completion of the Equipment and purchased with the funds of the Acquisition Agent or its Affiliates to the Lessor to be owned as part of the Equipment provided, however, only such Property as is necessary to fulfill the requirements of Completion shall be assigned to the Lessor; and

                  (vi) executing and delivering to the Lessor a Completion Certificate for such Phase in the form of Exhibit A attached hereto and by reference made a part hereof upon Completion of such Phase;

                  (c) To take all actions in operating and managing the Equipment for each Phase as it would take as a reasonably prudent operator in the management and operation of its own Properties consistent with applicable Governmental Requirements, including, without limitation:

                  (i) marking the Equipment for each Phase to disclose the interest of the Lessor to the extent relevant under applicable law or to the extent deemed appropriate by the Lessor; and

                  (ii) preserving the Lessor's rights in the Equipment for such Phase and under all Related Contracts pertaining to such Equipment;

                  (d) To keep the Equipment for each Phase free of all Liens except Permitted Liens, provided that the Lessee shall have the right to contest Impositions in accordance with Section 13 of the Lease;

                  (e) To transfer and hold all of the evidence of ownership of the Equipment for each Phase in the name of the Lessor;

                  (f) To avoid purchasing Property from or entering into any agreement with Affiliates of the Acquisition Agent in connection with the Equipment (except as expressly permitted by the Lease) for any Phase unless upon fair and reasonable terms that are not less favorable to the Lessor than those which might be obtained in an arm's-length transaction between unaffiliated Persons in the same business at the time such terms are agreed upon;

                  (g) Prior to the end of the Acquisition Period, to obtain and submit to the Lessor for its approval an appraisal as to each Phase (which may be a global appraisal as to all Phases) which, upon approval by the Lessor, satisfies the requirements for and will constitute an Approved Appraisal.

                  (h) To attempt to sell the Equipment for each Phase for cash on the Lease Termination Date for such Phase (unless such date also constitutes the Option Date for such Phase), subject to the Lessor's prior written approval of the terms of the sale, and to grant, bargain, sell, convey or contract for the sale or conveyance of the Equipment for such Phase in connection with the duties in this paragraph;

                  (i) To keep and maintain proper books and records relating to the accounts of the Equipment for each Phase and the Book Value of the Equipment for each Phase and the Property comprising the Equipment for each Phase;

                  (j) To pay for, exchange or otherwise settle accounts for the acquisition of supplies, equipment, materials or services affecting the Equipment for each Phase;

                  (k) To ask for, demand, collect, recover, and receive all moneys which may become due and owing by reason of conveyances, whether by contract, bill of sale or other instruments or to pay for, exchange or otherwise settle accounts for the acquisition of supplies, equipment, materials or services affecting the Equipment for each Phase; provided however, the Acquisition Agent shall have the right in its reasonable discretion to settle or waive claims in an aggregate amounts less than $100,000.00 for any Phase.

                  (l) To ask for, demand, collect, and recover, each in the name of the Lessee, any and all sums that may be due on account of any damage to any of the Equipment for an Phase; and

                  (m) To manage correspondence and conduct communications with all Governmental Authorities with regard to matters affecting the Equipment for each Phase, including, but not limited to, the acquisition of all Permits and satisfaction of all Governmental Requirements and Insurance Requirements and with regard to rights of way and easements, if any, affecting the Equipment for each Phase.

         Section D. Disclosure. The Acquisition Agent shall act in its sole discretion in choosing materials for the Equipment for each Phase and hiring any contractors and subcontractors to work on the Equipment for each Phase. The Lessor has no liability for or in respect of the Equipment for any Phase as provided in Section 11 of the Lease and shall be indemnified and held harmless by the Acquisition Agent as provided herein, in the Lease and the other Operative Documents.


                                  ARTICLE II.

                   Basic Services, Contracts and Rights, Etc.

         Section A. Plans and Design Specifications. As soon as available, the Company, at no cost to the Lessor, shall deliver, or cause to be delivered, to the Lessor a complete set of all "as-built" plans, drawings and specifications for the Equipment for each Phase, including all design information, safety systems, and associated improvements which comprise a portion of the Equipment, which items and information to the best of the Company's knowledge shall be true, correct and complete.

         Section B. [RESERVED]

         Section C. Utilities, Services and Contracts. Within 120 days prior to the Scheduled Lease Termination Date for each Phase (or immediately if the Lease terminates as to any Phase on any Cancellation Date or Lease Termination Date which is not a Scheduled Lease Termination Date for such Phase), and provided that the Company shall not have elected to purchase, or purchased, the Equipment for such Phase pursuant to the terms of the Lease, at all times thereafter until such Equipment is purchased by a Third Party, the Company, at no cost to the Lessor (with the Company's costs to be reimbursed out of any excess of the net proceeds of such sale over the Non-Recourse Amount for such Equipment, pursuant to Section 15(a)(ii)(B)(2) of the Lease, provided that the Final Rent Payment has been made, pursuant to Section 15(a)(ii)(B)(1) of the Lease), shall provide, either directly or indirectly, to the Lessor, in substantial compliance with all Governmental Requirements (including, without limitation, all Environmental Requirements, Environmental Authorizations and Environment Judgments and Orders and Insurance Requirements), as confirmed by the Lessor, (a) access to Equipment for such Phase and the Applicable Site therefor, and to storage, transportation and maintenance facilities (including maintenance equipment and supplies for the Equipment), storage, security, licenses, rights, permits, reports and other general items that are identified in due diligence, in each case necessary or appropriate for the continued preservation and maintenance of the Equipment for such Phase pending such sale and delivery of the Equipment to the purchaser thereof (or as directed by the Lessor), (b) an inventory of supplies necessary for the full and efficient operation of the Equipment for such Phase and (c) services (whether on or off the Applicable Site, including any shared off-site facilities), including, without limitation, water, electricity, heating, ventilation, air conditioning, lighting, security, steam, waste water treatment and sanitation, receiving and shipping facilities as such rights, licenses, easements, services and utilities are or may be necessary for the full and efficient operation of the Equipment for such Phase.

         Section D. Equipment and Other Rights. Within 120 days prior to the Scheduled Lease Termination Date for each Phase (or immediately if the Lease terminates on any Cancellation Date or Lease Termination Date which is not a Scheduled Lease Termination Date for such Phase), and provided that the Company shall not have elected to purchase, or purchased, the Equipment for such Phase pursuant to the Lease, at all times thereafter for the Term of this Agreement, the Company shall provide to the Lessor, by rent-free lease or other similar arrangement, any and all equipment and maintenance tools, and, for a price equal to the Company's cost therefor if not included in Equipment Cost, all spare parts (including, without limitation, rebuilt parts and major components) and maintenance equipment not covered by the services provided, or caused to be provided, pursuant to Section 3.2(a), as are or may be customarily maintained on the Applicable Site for such Phase by the Company for the operation of the Equipment for such Phase in the manner described in Article III. Within the period set forth above (or immediately in the circumstance contemplated above) the Company, in compliance with all Governmental Requirements, shall also transfer, or cause to be transferred, to the Lessor any and all equipment inspection reports and maintenance records and all licenses and Applicable Permits required to operate the Equipment for such Phase and all such equipment located on the Applicable Site as confirmed by the Lessor. Within the period set forth above (or immediately in the circumstance contemplated above), the Company shall provide, or cause to be provided, to the Lessor, by non-exclusive, royalty free license or other similar arrangement, rights to all patents, patent applications, proprietary computer software, operating and

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other manuals, "know-how," copyrights or other intellectual property (excluding trade names and trademarks) as are or may be necessary for the operation of the Equipment for such Phase in the manner described in Article III. The Company represents and warrants to the Lessor that as of the Closing Date, and the Phase Completion Date for such Phase, and at all times thereafter during the term of this Agreement, the construction, assembly, installation, ownership, use, maintenance and operation of the Equipment for each Phase and Property included therein in accordance with the uses permitted by any necessary licenses and Applicable Permits held by the Company does not and will not cause a violation of any Governmental Requirements or Insurance Requirements.

         Section E.     Cost of Services and Rights.

                  1. Any and all services described in Section 2.3(c) and all other rights existing or necessary for the full and efficient operation of the Equipment for each Phase during the term of this Agreement shall be provided to the Lessor at the cost specified in Section 3.2.

                  2. Unless otherwise provided herein, any and all supplies provided by the Company pursuant to this Article II after the Lease Termination Date for each Phase (or any earlier date on which the Lease terminates as provided therein) and for so long as this Agreement remains in effect (i) which are generally commercially available shall be priced at fair market value, and on arms-length terms and conditions subject to applicable provisions of agreements with producers, shippers and suppliers and Governmental Requirements, or (ii) which are not generally commercially available shall be priced at an amount equal to the Company's cost (excluding any profit margin).

                  3. At the Company's expense, after any Lease Termination Date or Cancellation Date, as applicable, for any Phase, so long as this Agreement then remains in effect, the Company and the Lessor shall select a third party to review, on an annual basis, the books and records of the Company's operation of the Equipment and the Company hereby agrees to permit access to such books and records, in order to verify that the charges paid by the Lessor for such supplies during the immediately preceding twelve (12) month period reflect the costs incurred by the Company in supplying the same (exclusive of any profit margin).


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

                                  ARTICLE III.

           Operation and Management of the Equipment Following Lease
Termination.

         Section A. Engagement. From the Lease Termination Date for each Phase (or any earlier date on which the Lease terminates as provided therein) through the date this Agreement terminates with respect to such Phase in accordance with Section 8.4, the Company hereby agrees to (a) provide and perform, or cause to be provided or performed, all services, labor, supervision, management, maintenance, repairs, common facilities and consumables necessary for the operation of the Equipment for such Phase for the Permitted Use, in accordance with all Governmental Requirements and Insurance Requirements, and
(b) to perform the additional duties as set forth in this Agreement.

         Section B. Duties and Responsibilities of the Company as Operator of the Equipment.

During the period specified in Section 3.1:

                  1. Services. The Company shall (i) perform, or cause to be performed on behalf of the Lessor, all operation and maintenance whatsoever of the Equipment for each Phase, (ii) supply, or cause to be supplied, all services, goods and materials required to operate and maintain the Equipment for each Phase, including without limitation, those services, goods and materials referenced in Article II, and (iii) provide such additional services as may be reasonably requested by the Lessor for the full and efficient operation of the Equipment for each Phase, all of the foregoing to be done or performed in accordance with the terms and conditions set forth herein.

                  2. Standard of Care. The Company shall perform all of its duties and obligations under Article II and this Article III in accordance with the standards mandated under Section 7 of the Lease as if fully set forth herein (which standards are hereby incorporated, mutatis mutandis, herein by reference) and in a good, workmanlike and commercially reasonable manner. The Company shall exercise such care and shall in the same manner as a prudent Person engaged in the business of managing and operating Property similar to the Equipment for each Phase and used in a similar location for the Permitted Use would in the advancement and protection of such Person's own economic interests and the maximization of such Person's profits therefrom. Maintenance shall be scheduled so as to minimize interference with the use operation of the Equipment for each Phase and cost consistent with good industry operating and safety standards and all Governmental Requirements and Insurance Requirements.

                  3. Compliance with Governmental Requirements and Insurance Requirements. The Company shall comply with, and cause the Equipment for each Phase (including the maintenance, use and operation thereof) and all personnel of the Company to comply with, the Insurance Requirements (which Insurance Requirements are hereby incorporated, mutatis mutandis, herein by reference as if fully set forth herein) and all Governmental Requirements in effect from time to time.

                  4. Personnel. The Company shall at all times employ, or cause to be employed, qualified and properly trained personnel to perform the Company's obligations under this Agreement, and shall pay all wages and benefits required by law or contract. The Company shall be responsible for all matters relating to labor relations, working conditions, training, employee benefits, safety programs and related matters pertaining to such employees. The Lessor shall have the right to request the removal from the operation or maintenance of the Equipment for any Phase of any personnel deemed unqualified by the Lessor.

                  5. Warranties and Guarantees. The Company shall use its best reasonable efforts consistent with good industry practices to obtain warranties for the Lessor for parts, equipment, materials or services provided by third-party suppliers in fulfilling the Company's obligations under this Agreement. The Company shall comply with all applicable warranties and guarantees presented by Vendors or contractors, and shall take no action that in any way impairs any rights or claims of the Lessor under this Agreement or any Vendor's or other Person's warranty. Without limiting the foregoing, the Company shall use spare parts that will not adversely affect the Lessor's protection or rights under such warranties or guarantees.

                  6. Consultations. Notwithstanding any other provision of this Agreement, the Company will consult with the Lessor and any other independent experts appointed by or on behalf of the Lessor to review any matter pertaining directly or indirectly to the performance of the Company's obligations under this Agreement and the Company shall provide them with access,


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

during normal business hours and upon no less than two (2) days' prior written notice, to the Equipment for any Phase and the Applicable Site therefor and shall make available to such experts, at the Company's expense, all information, reports, logs and other documents, and shall make the Company's personnel available for consultation with such experts, all as requested by the Lessor.

                  7. Permits. The Company shall apply for and maintain in full force and effect, at the cost and expense of the Company, any and all Applicable Permits required to be obtained, maintained or held by either the Company or the Lessor as and when required by law to be obtained and in proper form therefor and maintain all such Applicable Permits in full force and effect.

                  8.    Compliance with Law; Certain Agreements.

                        a. The Company shall also comply with, and cause the Equipment for each Phase (and its operation) to comply with, the various requirements imposed on the Lessee set forth in Sections 7, 9, 10, 12, 13, 14, 16 and 20 of the Lease (which sections are hereby incorporated mutatis mutandis herein by reference as if fully set forth herein).

                        b. The Company shall also not take or fail to take any action which would result in the failure of the Equipment for any Phase to be operated on a continuing basis for the Permitted Use in accordance with in the design therefor.

                  9. Removal. The Lessor may at any time, upon five (5) days written notice, terminate its engagement of the Company under this Agreement without terminating this Agreement pursuant to Section 8.4; provided, however, that the Lessor shall, upon two week's written notice to the Company, be entitled to request the Company to resume its duties under this Agreement for the duration of the term of this Agreement and the Company shall comply with such request.

                  10. Independent Contractor Status. The Lessor acknowledges that the Company, in performing its duties under this Article III to maintain and operate the Equipment for each Phase, is acting as an independent contractor and except as otherwise expressly provided by this Agreement, the Lessor shall have no right to control the conduct of the Company or its personnel in the proper performance of the obligations of the


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

Company under this Agreement. The Company acknowledges that the Lessor is the owner of the Equipment for each Phase and, as such, is entitled to control such Equipment and its use, subject to the provisions of this Agreement and of the Lease.

                  11. Payment of Costs. All reasonable and necessary costs associated with the continued normal operation, preservation and maintenance of the Equipment for each Phase during the period and in the manner specified by this Article III ("Support Expenses") shall be timely advanced by the Company on behalf of the Lessor subject to reimbursement as hereafter set forth. All such Support Expenses advanced by the Company shall be accounted for by the Company and reported to the Lessor pursuant to monthly written operating reports certified by an authorized officer of the Company. The Lessor shall reimburse the Company for support expenses actually advanced by the Company with respect to any Phase, together with simple interest thereon at a rate per annum equal to 80% of the Base Rate, on the earlier to occur of the date following (i) the termination of this Agreement as to such Phase in accordance with Section 8.4 hereof, or (ii) the date which is three (3) years following the Lease Termination Date or Cancellation Date for such Phase giving rise to the engagement established under Section 3.1. Reimbursement under subsection
(i) of this Section 3.2(l) with respect to any Phase shall be made by the Lessor out of any excess of the net proceeds of the sale of the Equipment for such Phase to a Third Party over the Non-Recourse Amount for such Equipment, pursuant to Section 15(a)(ii)(B)(2) of the Lease, provided that the Final Rent Payment has been made, pursuant to Section 15(a)(ii)(B)(1) of the Lease); provided that should such proceeds be insufficient to cover the Lessor's obligation hereunder to reimburse the Company for Support Expenses (plus interest) in full, the balance of such Support Expenses (and interest) shall be payable on the date set forth in subsection (ii) above. The Company's right to reimbursement pursuant to (i) above shall at all times and in all respects be subject and subordinate to the rights of the Lessor to receive full repayment of the Final Rent Payment and all other amounts payable to the Lessor under the Lease. Notwithstanding anything to the contrary contained herein, the Lessor shall not be entitled to reimbursement for any costs expended or incurred from the Lease Termination Date or Cancellation Date, as applicable, for any Phase through the Purchase Closing Date for such Phase, if extended by the Lessor under Section 15(e) of the Lease, in the event that the Company elects to purchase the Equipment for such Phase and elects to remain in possession of such Equipment pursuant to the license referenced in Section

15(e) of the Lease. All such costs shall be the responsibility of the Company and shall represent the license fee payable in consideration of the rights afforded under such license.


                                  ARTICLE IV.

                                Indemnification

         Section A. Indemnities. The Company agrees, in addition to any other indemnity obligations set forth in the Lease and any other Operative Document, to indemnify and save harmless, the Lessor and any of its successors and assigns, and its officers, directors, incorporators, shareholders, employees, agents, partners, attorneys, affiliates and servants (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against all liabilities, Liens, Impositions, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, and costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and expenses and all other expenses incurred in connection with investigating, defending or preparing to defend any cause of action, suit or proceeding (including any investigations, litigation or inquiries) or claim which may be incurred by or asserted against or involve any of them (whether or not any of them is named as a party thereto) as a result of, arising directly or indirectly out of or in any way related to (a) the failure of the Company to perform or caused to be performed, or the inadequacy of, the environmental due diligence required under Article IV above, (b) the breach of any representation or warranty set forth under the Lease or any of the other Operative Documents regarding Environmental Requirements, (c) the failure of the Company to perform any obligation required to be performed under the Lease or any other Operative Documents pursuant to Environmental Requirements, and (d) all acts or omissions by or on behalf of the Company (both in its individual capacity and in its capacity as Acquisition Agent), its contractors, employees, agents, licensees, representatives or any other Person for whose conduct the Company is responsible in connection herewith under this Agreement (collectively, the "Indemnified Risks"); provided, however, that no Indemnified Party shall be entitled to indemnity (or any other payment or reimbursement) for any Indemnified Risks to the extent such Indemnified Risks result from or arise out of the willful misconduct or gross negligence of such Indemnified Party.

         Section B. Defending Claims. If any cause of action, suit, proceeding or claim arising from any of the foregoing is brought against any Indemnified Party, whether such action, proceeding, suit or claim shall be actual or threatened, or in preparation therefor, the Company will have the right, at its expense, to assume the resistance and defense of such cause of action, suit, proceeding or claim or cause the same to be resisted and defended; provided that such Indemnified Party shall be entitled (but not obligated) to participate jointly in such defense, in which case such Indemnified Party will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense. Notwithstanding the foregoing, if any Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Company, the Indemnified Party may assume the defense of such action and the Company agrees to reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party. The Company may settle any action which it defends hereunder on such terms as it may deem advisable in its sole discretion, subject to its ability promptly to perform in full the terms of such settlement. No Indemnified Party may seek indemnification or other reimbursement or payment, including attorneys' fees or expenses, from the Company for any cause of action, suit, proceeding or claim settled, compromised or in any way disposed of by the Indemnified Party without the Company's prior written consent, which will not be unreasonably withheld.

         Section C.  Survival. The obligations of the Company under this
Article V shall survive the expiration or any termination of this Agreement (whether by operation of law or otherwise) and the payment of amounts owed by the Lessor and the Company under this Agreement, the Lease and the other Operative Documents.

         Section D. Payment upon Demand. Upon demand for payment by any Indemnified Party of any Indemnified Risks incurred by it for which indemnification is sought, the Company shall pay when due and payable the full amount of such Indemnified Risks to the appropriate party, unless and only so long as: (a) the Company shall have assumed the defense of such action and is diligently prosecuting the same; (b) the Company is financially able to pay all its obligations outstanding and asserted against the Company at that time, including the full amount of the Indemnified Risks; and (c) the Company has taken all action as may be necessary to prevent (i) the collection of such Indemnified Risks from the Indemnified Party; (ii) the sale, forfeiture or loss of the Equipment for any Phase to which such Indemnified Risk relates or any portion thereof during such defense of such action; and (iii) the imposition of any civil or criminal liability for failure to pay such Indemnified Risks when due and payable.

         Section E. Acknowledgement of Scope of Indemnity. The Company acknowledges and agrees that (a) its obligations under this Article V are intended to include and extend to any and all liabilities, Liens, Taxes, losses, obligations, claims, damages (including, without limitation, penalties, fines, court costs and administrative service fees), penalties, demands, causes of action, suits, proceedings (including any investigations, litigation or inquiries), judgments, orders, sums paid in settlement of claims, costs and expenses (including, without limitation, response and mediation costs, stabilization costs, encapsulation costs, and treatment, storage or disposal costs), imposed upon or incurred by or asserted at any time against any Indemnified Party (whether or not indemnified against by any other party) as a result of, arising directly or indirectly out of or in any way related to (i) the treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any hazardous substance or material containing or alleged to contain hazardous substance at or from the Equipment for any Phase or the Applicable Site therefor or any part thereof;
(ii) the violation or alleged violation of any Environmental Requirements relating to or in connection with the Equipment for any Phase or the Applicable Site therefor or any part thereof or any acts or omissions thereon or relating thereto; (iii) all other federal, state and local laws designed to protect the environment or persons or property therein, whether now existing or hereinafter enacted, promulgated or issued by any governmental authority relating to or in connection with the Equipment for any Phase or the Applicable Site therefor or any part thereof or any acts or omissions thereon or relating thereto; (iv) the Company's failure to comply with its obligations under Section 7 of the Lease; and (v) any abandonment of the Equipment for any Phase by the Company.

         Section F. Best Efforts Notice. In case any action shall be brought against any Indemnified Party in respect of which indemnity may be sought against the Company, such Indemnified Party shall use best efforts to promptly notify the Company in writing, but the failure to give such prompt notice shall not relieve the Company from liability hereunder.


                                   ARTICLE V.

                       Reversion of Rights and Contracts.

         Upon payment of the Termination Value for any Phase (or for all Phases, as applicable) on the Purchase Closing Date therefor as provided in
Section 15 of the Lease: (a) the various agreements, licenses, Applicable Permits and contracts, including without limitation Related Contracts, to be provided hereunder by Company to the Lessor shall revert to the Company (or be transferred to the Company), (b) service contracts with the Company, property rights and licenses granted by the Company to the Lessor shall terminate or be transferred to the Company, and (c) Third Party service contracts shall be assigned by the Lessor to the Company, without recourse and without any representation or warranty whatsoever. Upon the termination of the Lease as to any Phase and the failure of the Company or one of its Affiliates to purchase the Equipment for such Phase as provided in Section 15 of the Lease, all such agreements, Applicable Permits, contracts, property rights and licenses and Third Party service contracts pertaining to such Phase, including without limitation Related Contracts, shall remain in place unless terminated by the Lessor.


                                  ARTICLE VI.

                              Additional Support.

         In the event that neither the Company nor any of its Affiliates purchases the Equipment for any Phase from the Lessor pursuant to the Lease, the parties hereto agree to negotiate in good faith to provide to the Lessor such support in addition to that provided for in this Agreement as the Lessor may deem necessary to maintain, use and operate the Equipment for such Phase for the Permitted Use or any other purpose requested by the Lessor.


                                  ARTICLE VII.

                                 Miscellaneous.

         Section A. Governing Law; Assignability, etc. THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF. This Agreement supersedes all prior agreements among or between the parties with respect to the matters addressed herein and shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. After the expiration or the termination of the Lease as to any Phase, and provided that the Company (or an Affiliate thereof) shall not have purchased the Equipment for such Phase in accordance with the terms of the Lease, the Lessor may, at any time, assign its rights hereunder to any permitted assignee of the Lessor under the Lease, without the prior written consent of the Company. The Company may not delegate all or any part of its obligations or assign any of its rights hereunder without the prior written consent of the Lessor.

         Section B.  [Reserved]

         Section C. Amendments. No change, waiver, amendment or modification of any of the provisions of this Agreement shall be valid unless set forth in a written instrument signed by the parties hereto, in compliance with the requirements set forth in the Lease.

         Section D. Term; Option. Except as otherwise expressly provided herein, this Agreement and the parties' obligations hereunder shall commence on the date hereof and shall terminate as to each Phase upon the expiration or other termination of the Lease as to such Phase and consummation of the purchase by the Company (or an Affiliate thereof) of the Equipment for such Phase for the Termination Value therefor in accordance with the Lease; provided, however, that upon the termination of the Lease for any

Phase, and provided that the Company (or an Affiliate thereof) shall not have purchased the Equipment for such Phase and paid the Termination Value therefor in accordance with the terms of the Lease, this Agreement shall continue in full force and effect as to such Phase until the date the Equipment for such Phase is sold to a Third Party or any earlier written notice from the Lessor of its election to terminate this Agreement as to such Phase.

         Section E. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

         Section F. Further Assurances. The Company shall take all appropriate actions and shall execute any documents, instruments or conveyances of any kind which may be necessary or advisable to carry out the provisions hereof, including, without limitation, all documents required by Governmental Authorities, and respond to all inquiries of Governmental Authorities concerning the Equipment for any Phase.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement hereto to be entered into by one of its officers thereunto duly authorized.

                                          LESSOR:

                                          WACHOVIA LEASING CORPORATION



                                          By:
                                             ----------------------------------
                                              Title:



                                          COMPANY:

                                          FLOWERS INDUSTRIES, INC.




                                          By:
                                             ----------------------------------
                                              Title:

                                Schedule 1.3(b)

                   Requirements for Completion for each Phase

Completion shall occur as to any Phase when each of the following requirements has been satisfied:

1. The Acquisition Date shall have occurred for each item of Equipment in such Phase, with all of the actions set forth in Section 1.3(a)(i) through
(vii), inclusive, of the Agency Agreement having been taken for all such items.

2. All installation and testing of all Equipment for such Phase shall have been completed satisfactorily, and all of such Equipment shall be subject to the Lease.

3. No Loss Event or Casualty Event shall have occurred with respect to such Phase.

4.    No Default or Event of Default shall have occurred.

5. The Acquisition Agent shall have furnished to the Lessor a Completion Certificate with respect to such Phase.

                                                                      EXHIBIT A

                         Form of Completion Certificate


                             COMPLETION CERTIFICATE
                         [LOCATION OF APPLICABLE SITE]


         The undersigned, the ___________________ of FLOWERS INDUSTRIES, INC., a Georgia corporation, in its capacity as Acquisition Agent (the "Acquisition Agent") for WACHOVIA LEASING CORPORATION, a North Carolina corporation ("Lessor") under that certain Acquisition, Agency, Indemnity and Support Agreement dated as of October 20, 1995 (the "Agency Agreement"), hereby certifies to Lessor as follows:

         1. Reference is hereby made to the Master Lease Agreement, dated as of October 20, 1995 (the "Lease") by and among Flowers Industries, Inc. in its individual capacity (the "Company"), as Lessee, and Lessor. Unless otherwise defined herein, capitalized terms used herein have the respective meanings set forth in the Lease.

         2. The Acquisition Agent has acted as agent and attorney-in-fact for the Lessor with respect to the purchase, design, installation and assembly of the Equipment more particularly described on Schedule I attached hereto (the "Added Equipment") for and on the manufacturing facility located at __________________________ (the "Applicable Site"), and with respect to certain other powers, duties and obligations as are more particularly set forth in the Agency Agreement.

         3. An acceptance of the Added Equipment by the Lessee has occurred, and Lessee has issued its Certificate of Acceptance with respect to the Added Equipment.

         4. Upon delivery of this Certificate to Lessor, all of the events and conditions precedent for Completion listed in Schedule 1.3(b) to the Agency Agreement will have been satisfied as to the Applicable Site and the Phase relating thereto.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate the _____ day of ________, 19___.



                                     -----------------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE I

                           [LIST OF ADDED EQUIPMENT]

                                                                       EXHIBIT B

                           Certificate of Acceptance
                         [LOCATION OF APPLICABLE SITE]


         FLOWERS INDUSTRIES, INC., a Georgia corporation ("Lessee") hereby represents, acknowledges, warrants and agrees as follows (all terms used herein without definition have the meanings ascribed thereto in the Master Lease Agreement between WACHOVIA LEASING CORPORATION, a North Carolina corporation ("Lessor") and Lessee, dated as of October 20, 1995 (the "Lease")):


1. Lessee has received from Lessor as of the ____ day of__________, 199_, at ________________ (the "Applicable Site") possession of that certain equipment more particularly described on Schedule 1 hereto, together with all Vendor's warranties and service contracts with respect thereto (the foregoing equipment and other items being hereinafter collectively referred to as the "Equipment").

2. The Equipment was delivered to, and fully examined and accepted by, Lessee at the Applicable Site pursuant to the terms and provisions of the Lease. The Equipment was received in a condition fully satisfactory to the Lessee and in full conformity with the Lease in every respect [except as set forth in Schedule 2 hereto, and was accepted by Lessee subject to such non-conformity].

4. The Lease is in full force and effect, Lessor has fully, duly and timely performed all of its obligations of every kind or nature thereunder, and Lessee has no claims, deductions, set-offs or defenses of any kind or nature in connection with the Lease.

5. Lessee has obtained all Permits that are or will become Applicable Permits with respect to the Equipment and the Applicable Site, except for such Applicable Permits customarily obtained or which are permitted by Governmental Requirements to be obtained after the acquisition of the Equipment and which Lessee, having completed all appropriate due diligence in connection therewith pursuant to the Agency Agreement, has no reason to believe will not be granted in the usual course of business prior to the date that such Permits are required by Governmental Requirements. All Applicable Permits heretofore obtained are in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof.


                        Dated as of the_____day of __________________, 199_.




                                    FLOWERS INDUSTRIES, INC. (Lessee)



                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

                    SCHEDULE 1 TO CERTIFICATE OF ACCEPTANCE


                           [DESCRIPTION OF EQUIPMENT]

                    SCHEDULE 2 TO CERTIFICATE OF ACCEPTANCE


                                [DISCREPANCIES]

                                                                      EXHIBIT C

                                Lease Supplement

                         [LOCATION OF APPLICABLE SITE]


         THIS SUPPLEMENT is hereby added, as of the ___ day of ________, 199_, to that certain Master Lease Agreement (the "Lease") dated as of October 20, 1995 by and between WACHOVIA LEASING CORPORATION, a North Carolina corporation, as lessor ("Lessor") and FLOWERS INDUSTRIES, INC., as lessee ("Lessee") with respect to the manufacturing site or facility located at __________________ (the "Applicable Site"). Upon execution hereof by Lessor and Lessee, this Supplement shall be included in and shall be a part of the Lease for all purposes. Terms used but not otherwise defined herein shall have the meanings given to such terms in the Lease.

         The parties hereto acknowledge and agree as follows:

         1. The equipment (the "Added Equipment") more particularly described on Schedule "A" attached hereto and located at the Applicable Site is hereby added by this Supplement to the Lease and shall hereafter constitute a part of the "Equipment" (as defined in the Lease) leased by Lessee pursuant to the Lease.

         2. The Equipment Cost for the Added Equipment is as reflected on Schedule "B" attached hereto, and has been paid in full by Lessor. Lessor has received bills of sale or other evidence of ownership of the Added Equipment, free and clear of all liens and encumbrances of third parties. Such amounts shall be used in the computation of Interim Rent, Basic Rent, the Final Rent Payment or the Termination Value with respect to the Added Equipment.

         3. By the addition of the Equipment Cost for the Added Equipment hereby, the aggregate Equipment Cost for the Phase relating to the Applicable Site under the Lease has been increased to $______ .

         4.       Lessee certifies that:

                  (a) copies of all Related Contracts, and all other contracts entered into in connection with the acquisition, development and installation of the Added Equipment pursuant to the Agency Agreement have been delivered to Lessor;

                  (b) all Permits that are or will become Applicable Permits with respect to the Added Equipment and the Applicable Site have been obtained, except Applicable Permits customarily obtained or which are permitted by Governmental Requirements to be obtained after the acquisition of the Added Equipment (and Lessee, having completed all appropriate due diligence in connection therewith pursuant to the Agency Agreement, has no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Governmental Requirements), and such obtained Permits are in proper form, in full force and effect and not subject to any appeal or other unsatisfied contest that may allow modification or revocation thereof; and

                  (c) Lessor's ownership interest in the Added Equipment, subject to a Lease intended as security, has been perfected under local law, and protective financing statements evidencing a first priority, perfected interest in the Added Equipment in favor of the Lessor as security for payment by Lessee of all amounts and the performance of all obligations of Lessee under the Lease have been duly filed.

         4. The parties hereto represent and warrant as to the facts specified in subparagraphs (ii), (iii), (iv), (v), and (vi) of Section 28(b) of the Lease.

         5. The parties hereto confirm, as of the date hereof, that all representations and warranties made in the Lease with respect to the Equipment heretofore covered by the Lease remain true and correct in all material respects; that all representations and warranties made in the Lease with respect to the Equipment are, as of the date hereof, true and correct as to the Added Equipment as if such Added Equipment originally had been included within the term "Equipment"; and that no Event of Default or even which with notice and/or the passage of time might ripen into an Event of Default exists under the Lease.

         6. Lessee acknowledges and confirms that as of the date hereof, it has no defenses to the payment or performance of the parties' obligations under the Lease and that no claims, counterclaims, affirmative defenses or other such affirmation rights exist against Lessor with respect to the Lease including, without limitation, any claims relating to the amounts charged as Interim Rent, Basic Rent, the Final Rent Payment or Termination Value or otherwise. Lessee has examined the Added Equipment and accepts and approves the Added Equipment as suitable and satisfactory for inclusion in the Lease, and has executed a Certificate of Acceptance dated as of even date herewith with respect to the Added Equipment.

         EXECUTED as of the _____day of ____________, 199__.



                                    LESSOR:

                                    WACHOVIA LEASING CORPORATION


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:



                                    LESSEE:

      [CORPORATE SEAL]              FLOWERS INDUSTRIES, INC.


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

                         SCHEDULE A TO LEASE SUPPLEMENT


                           [LIST OF ADDED EQUIPMENT]

                         SCHEDULE B TO LEASE SUPPLEMENT


                      [EQUIPMENT COST FOR ADDED EQUIPMENT]

                                                                       EXHIBIT D


                            FORM OF LEGAL OPINION OF

                      ASSISTANT GENERAL COUNSEL OF LESSEE


                              [LESSEE LETTERHEAD]



                                October 20, 1995



Wachovia Leasing Corporation
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757


Dear Sirs:

                  I am the Assistant General Counsel for Flowers Industries, Inc., a Georgia corporation ("Lessee"). This opinion is being delivered pursuant to Section 28(a)(ii) of that certain Master Lease Agreement (the "Lease") dated as of even date herewith between Lessee and Wachovia Leasing Corporation, a North Carolina corporation ("Lessor"), and in connection with the execution and delivery of the other "Operative Documents," as defined in the Lease. Terms defined in the Lease or in Schedule 1(b) to the Lease are used herein as therein defined, unless otherwise indicated.

                  I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                  Upon the basis of the foregoing, I am of the opinion that:


         1. Lessee is a corporation duly incorporated, and, based solely on the Good Standing Certificate (as hereinafter defined), validly existing under the laws of the State of Georgia and has all corporate powers required to carry on its business as it is now conducted. The "Good Standing Certificate" is the certificate of valid existence dated October 18, 1995 issued by the Secretary of State of the State of Georgia with respect to Lessee.

         2. The execution, delivery and performance by Lessee of the Lease, the Agency Agreement, the Progress Payment Agreement and the other Operative Documents to which Lessee is a party, (a) are within Lessee's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official, except for filings as contemplated by the Lease, (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Lessee or of any material agreement, judgment, injunction, order, decree or other instrument relating to Debt which is binding upon Lessee, and
(e) do not result in the creation or imposition of any Lien on any asset of Lessee (other than the security interest in the Equipment created by the Lease in the event that the Lease is recharacterized as a financing transaction).

         3. The Lease, the Agency Agreement, the Progress Payment Agreement and the other Operative Documents to which Lessee is a party and the obligations of Lessee with respect to the payment of Basic Rent, Interim Rent, the Final Rent Payment and the Supplemental Rent and all other payment obligations of Lessee under the Lease including without limitation the payment of the Termination Value by Lessee or its designee pursuant to the exercise or deemed exercise of Lessee's option under Section 15 of the Lease or pursuant to any other provisions of the Lease, constitute the valid and binding obligations of Lessee enforceable against Lessee in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (including, without limitation, the availability or non-availability of equitable remedies), whether considered in a proceeding at law or in equity; provided that the foregoing shall not, in my opinion, substantially interfere with the practical realization of the benefits expressed in the Lease and the other Operative Documents, except for the economic consequences of any procedural delay which may result therefrom.

         4. There is no action, suit or proceeding pending for which process has been served, or, to the best of my knowledge, threatened, against or affecting Lessee or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of Lessee and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of any of the Operative Documents.

         5. Neither Lessee nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6. Neither Lessee nor any of its respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Company Act of 1935, as amended.

         7. If a Georgia court held the Lease to be a financing transaction instead of a true lease, (a) the Lease, and the obligations of Lessee under the Lease with respect to the payment of Base Rent, Interim Rent, the Final Rent Payment and Supplemental Rent and all other payment obligations of Lessee under the Lease including without limitation the payment of the Termination Value by Lessee or its designee pursuant to the exercise of Lessee's option under Section 15 of the Lease or pursuant to any other provision of the Lease, would constitute the valid and binding obligations of Lessee and would be enforceable against Lessee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity, (b) the "loan" to Lessee evidenced by the Lease would not be contractually usurious under the laws of the State of Georgia provided that any effective rate of interest (including, without limitation, any charge, fee, premium or minimum balance requirement) deemed earned by Lessor under the Lease and the other Operative Documents does not exceed 5.0% per month at any time, and (c) the Lease would be enforceable as a security agreement under the laws of the State of Georgia and Lessor would be entitled to foreclose the Liens granted under the Lease following an Event of Default in accordance with the power of sale therein granted.

         8. The execution, delivery and performance by Lessee of the Operative Documents do not conflict with or result in a violation of any law, statute, rule or regulation of the State of Georgia (or any subdivision thereof), or, except for the filing of appropriate financing statements, require any consent of or filing or registration with an Governmental Authority of the State of Georgia (or any subdivision thereof) or pursuant to the UCC which has not been obtained or completed and which is necessary for the validity and enforceability thereof.

         I am qualified to practice in the State of Georgia and do not purport to be expert on any laws other than the laws of the State of Georgia, the federal laws of the United States, and the UCC, and this opinion is rendered only with respect to such laws. I have made no independent investigation of the laws of any other jurisdiction (except with respect to the UCC).

         In rendering the opinions above, I have assumed, with your permission, that each of the Operative Documents has been duly authorized, executed and delivered by Lessor and, to the extent provided therein, constitutes the legal, valid and binding obligation of Lessor enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (including, without limitation, the availability or non-availability of equitable remedies), whether considered in a proceeding at law or in equity.

         This opinion is delivered to you at the request of Lessee in connection with the transaction referenced above and may not, without my prior written consent, be communicated to or relied upon by anyone other than you, your successors and assigns, except that it may be communicated to Jones, Day, Reavis & Pogue, your special counsel.

         This opinion speaks only as of the date hereof, and I do not undertake any duty to advise you of any change herein.

                              Very truly yours,



                              -----------------------------------
                              Stephen R. Avera, Esq.
                              Assistant General Counsel
                              Flowers Industries, Inc.

                                                                       EXHIBIT E

                           PROGRESS PAYMENT AGREEMENT

         This Progress Payment Agreement ("Agreement") is made this ____ day of _______________, 1995 in conjunction with the Master Lease Agreement dated October 20, 1995 (the "Lease"), between Wachovia Leasing Corporation (the "Lessor") and Flowers Industries, Inc. (the "Lessee"). All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Schedule 1(b) to the Lease.

         Pursuant to the Master Lease Agreement, the Lessee intends to request from time to time that the Lessor acquire and lease to the Lessee items of Equipment for a Phase to be located at the following Applicable Site:
_______________ (the "Proposed Equipment"), and that the Lessor purchase the Proposed Equipment from Vendors designated by the Lessee. The Vendors may require advance payments, progress payments, or full payment for the Proposed Equipment prior to delivery and acceptance of the Proposed Equipment by the Lessee. To induce the Lessor to make such payments for the Proposed Equipment, the Lessee agrees as follows:

         1. All Proposed Equipment purchased by Lessor pursuant to this Agreement will be the Lessor's property and on the Lease Addition Date will be Equipment leased under the Lease.

         2. The term of the Lease with respect to the Proposed Equipment will not commence until the Lease Addition Date with respect thereto. Until the Lease Addition Date as to the Proposed Equipment, a charge shall accrue on all such advances, progress or other payments made by the Lessor equal to an amount per annum which is the product of (i) advances or payment outstanding from the date any such advances are outstanding, (ii) 80% of the Base Rate and (iii) the actual number days in the period/360 (such amount being so determined being "Additional Rent"). Such Additional Rent shall accrue until the Lease Addition Date, whereupon it shall be capitalized and added to Equipment Cost for such Phase pursuant to Section 3(a) of the Lease.

         3. Lessee shall obtain and maintain insurance in form and substance satisfactory Lessor insuring Lessor's interest in the

Equipment to the extent of the advance or progress payments made by Lessor.

         4. Upon delivery and acceptance of the Equipment by the Lessee, the Lessee will execute and deliver to the Lessor the Lease Supplement, and satisfy the other conditions set forth in Section 28(c), with respect to the Proposed Equipment, commencing the Lease with respect thereto.

         5. If for any reason whatsoever the Lessee fails to comply with any of the terms hereof or of the Lease or if the Lease Addition Date has not occurred as to any unit of Proposed Equipment by _________________, the Lessee will reimburse the Lessor, on demand, and at the Lessor's option, for all amounts advanced or paid by the Lessor with respect to such unit of Proposed Equipment, plus the unpaid Additional Rent in accordance with Paragraph 2, and the Lessor will assign to the Lessee all of the Lessor's right, title and interest in and to the Proposed Equipment.

         6. In the event a Vendor of Proposed Equipment covered hereunder fails to perform all of the covenants, conditions, stipulations, and agreements to manufacture, ship, or deliver (collectively referred to as the "Terms"), or for any reason whatsoever does not perform the Terms, after advance payments, progress payments, or full payments have been made by the Lessor with respect to the Proposed Equipment, the Lessee will reimburse the Lessor on demand, for all amounts advanced or paid by the Lessor with respect to the Proposed Equipment, plus the unpaid Additional Rent in accordance with Paragraph 2, and the Lessor will assign to the Lessee every right, title and interest the Lessor may have in and to the Proposed Equipment.

         7. A waiver of a specific default shall not be a waiver of subsequent or any other default. No waiver of any provision of the Lease or this Agreement shall be a waiver of any other provision or matter. No delay or failure of the Lessor in exercising any right hereunder shall affect such right, nor shall any single or partial exercise preclude any further exercise thereof or the exercise of any other rights hereunder.

         8. Except as herein and heretofore modified, the Lease shall continue in full force and effect in accordance with its terms.

         9. No modifications to this Agreement shall be binding upon the parties unless agreed to by each and every party in writing.

         10. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                                    LESSOR:

                                    WACHOVIA LEASING CORPORATION


                                    By:
                                       -----------------------------------
                                       Title:



                                    LESSEE:

      [CORPORATE SEAL]              FLOWERS INDUSTRIES, INC.


                                    By:
                                       -----------------------------------
                                       Title:

                                                                       EXHIBIT F

                           FORM OF APPROVED SUBLEASE

                                    SUBLEASE


                  THIS SUBLEASE AGREEMENT is made as of the_____, day of ______________________, ______, by and between FLOWERS INDUSTRIES,
INC. a Georgia corporation ("Sublessor"), and ______________________ ("Sublessee").

                                 WITNESSETH:

                  WHEREAS, the Sublessor is a party to that certain Master Lease Agreement, dated as October 20, 1995 (as from time to time amended, modified or supplemented, the "Primary Lease") between Sublessor, as lessee, and Wachovia Leasing Corporation ("Wachovia"), as lessor, pursuant to which Sublessor leased from Wachovia certain equipment (the "Equipment"), including, but not limited to, the Equipment described on Schedule 1 attached hereto and incorporated herein by reference the "Subleased Equipment");

                  WHEREAS, the Sublessee wishes to lease the Subleased Equipment from the Sublessor, subject to the terms and conditions of the Lease;

                  NOW THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                  1. Terms. The Sublessor hereby agrees to lease to the Sublessee the Subleased Equipment for a lease term of this Sublease commencing on ________________ and ending on the earlier to occur of (a) ________________
and (b) the Scheduled Lease Termination Date (as such term in defined in the Primary Lease) application to the Subleased Equipment.

                  2. Rent. The Sublessee hereby agrees to pay rental for the Equipment in the amounts and on the date set forth on Schedule 2 hereto.

                  3. Compliance with the Primary Lease. During the term of this Sublease, the Sublessee shall comply with and perform all requirements, duties and obligations of the lessee under the Primary Lease in respect of the Subleased Equipment.

                  4. Subordinate to the Primary Lease. This sublease subject and subordinate to the terms of the Primary Lease and the liens created thereby.

                  5. Events of Default. Any "Event of Default," as such term is defined int he Primary Lease, in respect of the Subleased Equipment shall be an Event of Default hereunder. Upon the occurrence of any such Event of Default, the Sublessor shall have, in respect of the Sublessee and the Subleased Equipment, all the rights and remedies which would be available to Wachovia int he event of the occurrence of an Designated Event of Default under, and as such term is defined in, the Primary Lease, which rights and remedies are hereby incorporated herein by reference.

                  6. Governing Law. This Sublease shall be governed by the laws of the State of Georgia, without regard to conflicts of law principles.

                  IN WITNESS THEREOF, the parties hereto have executed this Sublease as of the date and year first above written.

                              "Sublessor"

                              FLOWERS INDUSTRIES


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:


                              "Sublessee"

                              [NAME OF SUBLESSEE]



                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                   FIRST AMENDMENT TO MASTER LEASE AGREEMENT

         THIS FIRST AMENDMENT TO MASTER LEASE AGREEMENT (this "First Amendment") is dated as of the 20th day of October, 1996 between FLOWERS INDUSTRIES, INC. (the "Lessee"), and WACHOVIA LEASING CORPORATION (the "Lessor").


                                  WITNESSETH:


         WHEREAS, the Lessee and the Lessor executed and delivered that certain Master Lease Agreement, dated as of the 20th day of October, 1995 (the "Lease");

         WHEREAS, contemporaneously herewith, the Lessee has furnished the Lessor a Completion Certificate with respect to the Phase for the Applicable Site located in Jamestown, North Carolina, but has acknowledged that it was unable to achieve Completion with respect to the Phases for the Applicable Sites located in Miami, Florida (the "Miami Phase") and in San Antonio, Texas (the "San Antonio Phase") by the date which is six months from the respective Phase Commencement Dates for such Phases, and has requested that the Lessor grant an appropriate extension of time and other amendments to the Lease and the Lessor has agreed to such amendments to the Lease, subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Lessee and the Lessor hereby covenant and agree as follows:

         1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Lease shall have the meaning assigned to such term in the Lease. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Lease shall from and after the date hereof refer to the Lease as amended hereby.

         2. Amendments to the Lease. The Lease hereby is amended by (A) deleting the words "Scheduled Amount" in the second line of of Section 3(b)(i)(B) of the Lease and in the second line of Section 3(b)(ii)(B) of the Lease, and substituting therefor the words "Unrecovered Equipment Cost"), and
(B) amending certain defined terms contained in Schedule 1(b) thereto:

                  (i) the term "Acquisition Period" hereby is amended by deleting it in its entirety and substituting therefor the following:

                              "Acquisition Period": a period commencing on the
                        Closing Date and ending (x) as to the Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, April 21, 1997, and (y) as to all other Phases, 12 months after the Closing Date.

                  (ii) the term "Non-Completion Event" hereby is amended by deleting clause (i) thereof and substituting therefor the following:

                        (i) (x) as to the Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, April 21, 1997, and (y) as to all other Phases, the date which is six months after the Phase Commencement Date for such Phase, and

                  (iii) the term "Phase Completion Date" hereby is amended by deleting clause (ii) thereof and substituting therefor the following:

                        (ii) (x) as to the Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, April 21, 1997, and (y) as to all other Phases, the date which is six months after the Phase Commencement Date for such Phase, and

         3. Waiver by the Lessor. The Lessor hereby waives the right to terminate the Lease as to the Miami Phase and the San Antonio Phase as a result of the failure to achieve Completion by the date which is six months after the respective Phase Commencement Date for such Phases (but does not waive such right if Completion has not occurred by April 21, 1997).

         4. Restatement of Representations and Warranties. The Lessor hereby restates and renews each and every representation and warranty heretofore made by it in the Lease and the other Operative Documents as fully as if made on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents) and with specific reference to this First Amendment and all other documents executed and/or delivered in connection herewith.

         5. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Lease and the other Operative Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Lessee.

         6,       Ratification. The Lessee hereby restates, ratifies and
reaffirms each and every term, covenant and condition set forth in the Lease and the other Operative Documents effective as of the date hereof.

         7. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         8. Section References. Section titles and references used in this First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         9. No Default. To induce the Lessor to enter into this First Amendment and to continue to make advances of Facility Cost for the Miami Phase and the San Antonio Phase pursuant to the Lease, the Lessee hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Lessee arising out of or with respect to the Lease or other Operative Documents.

         10. Further Assurances. The Lessee agrees to take such further actions as the Lessor shall reasonably request in connection herewith to evidence the amendments herein contained to the Lessee.

         11. Governing Law. This First Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

         IN WITNESS WHEREOF, the Lessee and the Lessor have caused this First Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                              LESSEE:

                              FLOWERS INDUSTRIES, INC.                   (SEAL)


                              By:
                                  -------------------------------------
                                  Title:


                              LESSOR:

                              WACHOVIA LEASING CORPORATION               (SEAL)



                              By:
                                  -------------------------------------
                                  Title:

                   SECOND AMENDMENT TO MASTER LEASE AGREEMENT

         THIS SECOND AMENDMENT TO MASTER LEASE AGREEMENT (this "Second Amendment") is dated as of the 20th day of April, 1997 between FLOWERS INDUSTRIES, INC. (the "Lessee"), and WACHOVIA LEASING CORPORATION (the "Lessor").


                                  WITNESSETH:


         WHEREAS, the Lessee and the Lessor executed and delivered that certain Master Lease Agreement, dated as of the 20th day of October, 1995, as amended by First Amendment to Master Lease Agreement dated as of October 20, 1996 (as so amended, the "Lease");

         WHEREAS, the Lessee has furnished the Lessor a Completion Certificate with respect to the Phase for the Applicable Site located in Jamestown, North Carolina, but has acknowledged that it was unable to achieve Completion with respect to the Phases for the Applicable Sites located in Miami, Florida (the "Miami Phase") and in San Antonio, Texas (the "San Antonio Phase") by the date required for such Phases, and has requested that the Lessor grant an appropriate extension of time and other amendments to the Lease and the Lessor has agreed to such amendments to the Lease, subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Lessee and the Lessor hereby covenant and agree as follows:

         1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Lease shall have the meaning assigned to such term in the Lease. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Lease shall from and after the date hereof refer to the Lease as amended hereby.

         2. Amendments to the Lease. The Lease hereby is amended by amending certain defined terms contained in Schedule 1(b) thereto:

                  (i) the term "Acquisition Period" hereby is amended by deleting it in its entirety and substituting therefor the following:

                                    "Acquisition Period": a period commencing on
                        the Closing Date and ending (x) as to the Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, October 21, 1997, and (y) as to all other Phases, 12 months after the Closing Date.

                  (ii) the term "Non-Completion Event" hereby is amended by deleting clause (i) thereof and substituting therefor the following:

                        (i) (x) as to the Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, October 21, 1997, and (y) as to all other Phases, the date which is six months after the Phase Commencement Date for such Phase, and

                  (iii) the term "Phase Completion Date" hereby is amended by deleting clause (ii) thereof and substituting therefor the following:

                        (ii) (x) as to the Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, October 21, 1997, and (y) as to all other Phases, the date which is six months after the Phase Commencement Date for such Phase, and

         3. Waiver by the Lessor. The Lessor hereby waives the right to terminate the Lease as to the Miami Phase and the San Antonio Phase as a result of the failure to achieve Completion by the date originally required by the Lease (but does not waive such right if Completion has not occurred by October 21, 1997).

         4. Restatement of Representations and Warranties. The Lessor hereby restates and renews each and every representation and warranty heretofore made by it in the Lease and the other Operative Documents as fully as if made on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents) and with specific reference to this Second Amendment and all other documents executed and/or delivered in connection herewith.

         5. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Lease and the other Operative Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Lessee.

         6,       Ratification. The Lessee hereby restates, ratifies and
reaffirms each and every term, covenant and condition set forth in the Lease and the other Operative Documents effective as of the date hereof.

         7. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         8. Section References. Section titles and references used in this Second Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         9. No Default. To induce the Lessor to enter into this Second Amendment and to continue to make advances of Facility Cost for the Miami Phase and the San Antonio Phase pursuant to the Lease, the Lessee hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Lessee arising out of or with respect to the Lease or other Operative Documents.

         10. Further Assurances. The Lessee agrees to take such further actions as the Lessor shall reasonably request in connection herewith to evidence the amendments herein contained to the Lessee.

         11. Governing Law. This Second Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

         IN WITNESS WHEREOF, the Lessee and the Lessor have caused this Second Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                              LESSEE:

                              FLOWERS INDUSTRIES, INC.                   (SEAL)


                              By:
                                 -------------------------------------
                                 Title:


                              LESSOR:

                              WACHOVIA LEASING CORPORATION               (SEAL)


                              By:
                                 -------------------------------------
                                 Title:

           THIRD AMENDMENT TO MASTER LEASE AGREEMENT AND AMENDMENT TO
              ACQUISITION, AGENCY, INDEMNITY AND SUPPORT AGREEMENT

         THIS THIRD AMENDMENT TO MASTER LEASE AGREEMENT AND AMENDMENT TO ACQUISITION, AGENCY, INDEMNITY AND SUPPORT AGREEMENT(this "Amendment") is dated as of June 10, 1998 between FLOWERS INDUSTRIES, INC. (the "Lessee"), and WACHOVIA LEASING CORPORATION (the "Lessor").


                                  WITNESSETH:


         WHEREAS, the Lessee and the Lessor executed and delivered that certain Master Lease Agreement, dated as of the 20th day of October, 1995, as amended by First Amendment to Master Lease Agreement dated as of October 20, 1996 and by Second Amendment to Master Lease Agreement dated as of April 20, 1997 (as so amended, the "Lease");

         WHEREAS, Completion has been achieved, and the Phase Commencement Date has occurred, with respect to the Applicable Sites located in Miami, Florida, Jamestown, North Carolina and San Antonio, Texas, and the Lease provides for up to 5 additional Phases, but the Acquisition Period has terminated under the Lease; and

         WHEREAS, The Lessee has requested that the Lease be amended to (i) provide for a new Acquisition Period for 5 additional Phases (the "Subsequent Phases"), including Phases in Spartanburg, South Carolina, Stilwell, Oklahoma and Suwanee, Georgia, and 2 other Phases not yet identified, and (ii) increase the maximum aggregate Equipment Cost from $50,000,000 to $80,000,000, and the Lessor has agreed to such amendments to the Lease, as well as an amendment to the Agency Agreement to reflect the increase described in clause (ii), subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Lessee and the Lessor hereby covenant and agree as follows:

         1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Lease shall have the meaning assigned to such term in the Lease. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Lease shall from and after the date hereof refer to the Lease as amended hereby.

         2. Amendments to Section 3(a) of the Lease. Section 3(a) of the Lease hereby is amended by deleting the figure "$50,000,000" in the 23rd and 25th lines thereof, and substituting therefor the figure "$80,000,000".

         3. Amendment to Section 29 of the Lease. Section 29 of the Lease hereby is amended by adding a new paragraph (l) thereto, as follows:

                        (l) Year 2000 Compliance. All computer systems used by the Lessee and the Lessee's Subsidiaries will be, on or prior to December 31, 1999, capable of the following:

                              (i) handling date information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part;

                              (ii)  operating, accurately without
                  interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance;

                              (iii) responding to and processing two
                  digit year input without creating any ambiguity as to the century; and

                              (iv) storing and providing date input information without creating any ambiguity as to the century;

         except where the failure to be so capable would not reasonably be expected to have a Material Adverse Effect.

         4. Amendments to Schedule 1(b) to the Lease. The Schedule 1(b) of the Lease hereby is amended as follows:

                  (i) the term "Acquisition Period" hereby is amended by deleting it in its entirety and substituting therefor the following:

                                    "Acquisition Period": (i) as to the Initial
                        Phases, a period commencing on the Closing Date and ending (x) as to the Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, October 21, 1997, and (y) as to the Phase for the Applicable Site located in Jamestown, North Carolina,
                        12 months after the Closing Date; and (ii) as to each of the Subsequent Phases, 15 months after the Third Amendment Date.

                  (ii) the following new definitions hereby are added in appropriate alphabetical sequence:

                                    "Initial Phases" means the Phases for the
                        Applicable Sites located in Miami, Florida, Jamestown, North Carolina and San Antonio, Texas, as to which Completion and the Phase Commencement Date occurred prior to the Third Amendment Date.

                                    "Subsequent Phases" means the following
                        Phases, as to which Completion and the Phase
                        Commencement Date has not occurred prior to the Third Amendment Date: (i) Phases for Applicable Sites to be located in Spartanburg, South Carolina, Stilwell, Oklahoma and Suwanee, Georgia; and (ii) 2 other Phases for Applicable Sites not identified at the time of the Third Amendment.

                                    "Third Amendment Date" means June 10, 1998.

         5. Amendment to Agency Agreement. Section C.1.(b)(v) of Article 1 of the Agency Agreement hereby is amended by deleting the figure "$50,000,000" in the 2nd line thereof, and substituting therefor the figure "$80,000,000".

         6. Restatement of Representations and Warranties. The Lessor hereby restates and renews each and every representation and warranty heretofore made by it in the Lease and the other Operative Documents as fully as if made on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents) and with specific reference to this Amendment and all other documents executed and/or delivered in connection herewith.

         7. Effect of Amendments. Except as set forth expressly hereinabove, all terms of the Lease, the Agency Agreement and the other Operative Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Lessee.

         8. Ratification. The Lessee hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Lease, the Agency Agreement and the other Operative Documents effective as of the date hereof.

         9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         10. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         11. No Default. To induce the Lessor to enter into this Amendment and to continue to make advances of Facility Cost for the Subsequent Phases pursuant to the Lease, the Lessee hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Lessee arising out of or with respect to the Lease or other Operative Documents.

         12. Further Assurances. The Lessee agrees to take such further actions as the Lessor shall reasonably request in connection herewith to evidence the amendments herein contained to the Lessee.

         13. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

         14. Conditions Precedent. This Amendment shall become effective only upon:

         (i) execution and delivery of this Amendment by each of the parties hereto;

         (ii) receipt by the Lessor of a favorable opinion or opinions of Assistant General Counsel to the Lessee, dated as of the date hereof, substantially in the form of Exhibit A hereto;

         (iii) receipt by the Lessor of a certificate substantially in the form of Exhibit B hereto, dated as of the date hereof, signed by an authorized officer of the Lessee to the effect that (i) no Default has occurred and is continuing on the date hereof and (ii) the representations and warranties of Lessee contained in the Lease and the other Operative Documents are true and correct on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents);

         (iv) receipt by the Lessor of a certificate of the Secretary or Assistant Secretary of the Lessee substantially in the form of Exhibit C hereto, dated as of the date hereof, setting forth (i) resolutions of its board of directors authorizing the execution,delivery and performance of the obligations contained in this Amendment, (ii) the officers of the Lessee specified in such Secretary's Certificates that are authorized to sign this Amendment and (iii) a statement that there have been no amendments to the articles or certificate of incorporation and the bylaws of the Lessee since the Closing Date or, if there have been any such amendments attaching such amendments; and

         (v) receipt by the Lessor of a structuring fee in the amount of $40,000.

         IN WITNESS WHEREOF, the Lessee and the Lessor have caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                              LESSEE:

                              FLOWERS INDUSTRIES, INC.                   (SEAL)


                              By:
                                 --------------------------------------
                                 Title:


                              LESSOR:

                              WACHOVIA LEASING CORPORATION               (SEAL)


                              By:
                                 --------------------------------------
                                 Title:

                                   EXHIBIT A

[NOTE: THE ENFORCEABILITY PORTION OF THIS OPINION MAY BE GIVEN BY
TROUTMAN SANDERS LLP]

                            FORM OF LEGAL OPINION OF

                           GENERAL COUNSEL OF LESSEE


                              [LESSEE LETTERHEAD]



                                 June 10, 1998

Wachovia Leasing Corporation
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757

Dear Sirs:

                  I am the Assistant General Counsel for Flowers Industries, Inc., a Georgia corporation ("Lessee"). This opinion is being delivered pursuant to Section 12(ii) of that certain Third Amendment to Master Lease Agreement and Amendment to Acquisition, Agency, Indemnity and Support Agreement dated as of even date herewith between Lessee and Wachovia Leasing Corporation (the "Amendment"). Capitalized terms used but not defined herein have the meanings set forth in the Amendment or in the Lease referred to therein or in
Schedule 1(b) to the Lease.

                  I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                  Upon the basis of the foregoing, I am of the opinion that:

         1. The execution, delivery and performance by Lessee of the Amendment is within the Lessee's corporate powers, has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official, does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Lessee or of any material agreement, judgment, injunction, order, decree or other instrument relating to Debt which is binding upon Lessee, and does not result in the creation or imposition of any Lien on any asset of Lessee (other than the security interest in the Equipment created by the Lease in the event that the Lease is recharacterized as a financing transaction).

         2. The Amendment constitutes the valid and binding obligations of Lessee enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (including, without limitation, the availability or non-availability of equitable remedies), whether considered in a proceeding at law or in equity; provided that the foregoing shall not, in my opinion, substantially interfere with the practical realization of the benefits expressed in the Amendment, except for the economic consequences of any procedural delay which may result therefrom.

         3. There is no action, suit or proceeding pending for which process has been served, or, to the best of my knowledge, threatened, against or affecting Lessee or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of Lessee and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Amendment.

         4. The execution, delivery and performance by Lessee of the Amendment does not conflict with or result in a violation of any law, statute, rule or regulation of the State of Georgia (or any subdivision thereof), or require any consent of or filing or registration with an Governmental Authority of the State of Georgia (or any subdivision thereof) or pursuant to the UCC which has not been obtained or completed and which is necessary for the validity and enforceability thereof.

                  I am qualified to practice in the State of Georgia and do not purport to be expert on any laws other than the laws of the State of Georgia, the federal laws of the United States, and the UCC, and this opinion is rendered only with respect to such laws. I have made no independent investigation of the laws of any other jurisdiction (except with respect to the UCC).

                  In rendering the opinions above, I have assumed, with your permission, that Amendment has been duly authorized, executed and delivered by Lessor and, to the extent provided therein, constitutes the legal, valid and binding obligation of Lessor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (including, without limitation, the availability or non-availability of equitable remedies), whether considered in a proceeding at law or in equity.

                  This opinion is delivered to you at the request of Lessee in connection with the transaction referenced above and may not, without my prior written consent, be communicated to or relied upon by anyone other than you, your successors and assigns, except that it may be communicated to Jones, Day, Reavis & Pogue, your special counsel.

                  This opinion speaks only as of the date hereof, and I do not undertake any duty to advise you of any change herein.


                              Very truly yours,



                              ------------------------------------
                              Stephen R. Avera, Esq.
                              Assistant General Counsel
                              Flowers Industries, Inc.

                                   EXHIBIT B

                              CLOSING CERTIFICATE


         Reference is made to the Third Amendment to Master Lease Agreement and Amendment to Acquisition, Agency, Indemnity and Support Agreement as of even date herewith between Lessee and Wachovia Leasing Corporation (the "Amendment"). Capitalized terms used but not defined herein have the meanings set forth in the Amendment or in the Lease referred to therein or in Schedule 1(b) to the Lease.

         Pursuant to Section 12(iii) of the Amendment, ____________________, the duly authorized ____________________ of the Lessee, hereby certifies to the Lessor that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties of Lessee contained in the Lease and the other Operative Documents are true and correct on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents).

         Certified as of June 10, 1998.


                              FLOWERS INDUSTRIES, INC.                    (SEAL)


                              By:
                                 ------------------------------------
                                 Title:

                                   EXHIBIT C

                            SECRETARY'S CERTIFICATE


The undersigned, ______________________, [Secretary/Assistant Secretary] of Flowers Industries, Inc. (the "Lessee"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Third Amendment to Master Lease Agreement and Amendment to Acquisition, Agency, Indemnity and Support Agreement dated as of even date herewith between Lessee and Wachovia Leasing Corporation (the "Amendment") that:

         1. Attached hereto as Annex 1 is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Lessee on _________________, 1998 approving, and authorizing the execution and delivery of, the Amendment. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Lessee in connection therewith.

         2.       _____________________, who is _________________ of the Lessee,
signed the Amendment, was duly elected, qualified and acting as such at the time he signed the Amendment, and his signature appearing on the Amendment is his genuine signature.

         3. Since October 20, 1995, there have been no amendments to the articles or certificate of incorporation and the bylaws of the Lessee [EXCEPT , COPIES OF WHICH ARE ATTACHED HERETO AS ANNEX[ES] ].

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the day of June, 1998.


                              --------------------------------------
                              Name:
                              Title: [Secretary/Assistant Secretary]

                   FOURTH AMENDMENT TO MASTER LEASE AGREEMENT

         THIS FOURTH AMENDMENT TO MASTER LEASE AGREEMENT(this "Amendment") is dated as of January 15, 1999 between FLOWERS INDUSTRIES, INC. (the "Lessee"), and WACHOVIA LEASING CORPORATION (the "Lessor").

                              W I T N E S S E T H:

         WHEREAS, the Lessee and the Lessor executed and delivered that certain Master Lease Agreement, dated as of the 20th day of October, 1995, as amended by that certain First Amendment to Master Lease Agreement dated as of October 20, 1996, by that certain Second Amendment to Master Lease Agreement dated as of April 20, 1997, and by that certain Third Amendment to Master Lease Agreement dated as of June 10, 1998 (as so amended, the "Lease"); and

         WHEREAS, the Lessee and the Lessor have agreed to amend certain provisions of the Lease as set forth below;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Lessee and the Lessor hereby covenant and agree as follows:

         1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Lease shall have the meaning assigned to such term in the Lease. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Lease shall from and after the date hereof refer to the Lease as amended hereby.

         2. Amendments to Lease. (a) A new definition, "Designated Sites," is hereby added to Schedule 1(b) of the Lease in proper alphabetical order as follows:

                  "Designated Sites": Jamestown, North Carolina; Miami, Florida; and San Antonio, Texas.

         (b) The definition of "Basic Rent" set forth in Schedule 1(b) to the Lease is amended and restated in its entirety as set forth below:

                  "Basic Rent": (a) after January 15, 1999, for each Phase at the Designated Sites, with respect to any Rental Period, the amounts payable for such Phase as Basic Rent for such Rental Period pursuant to Section 3(b) of the Lease, consisting of the sum of the Scheduled Payment therefor and 5.77% per annum.

                  (b) for each Phase at all Applicable Sites other than the Designated Sites, with respect to any Rental Period, the amounts payable for such Phase as Basic Rent for such Rental Period pursuant to Section 3(b) of the Lease, consisting of the sum of the Scheduled Payment therefor and either the Floating Rate Payment or, if the Election has been made, the Fixed Rate Payment.

         (c) Section 3(b) of the Lease is amended and restated in its entirety as follows:

         (b)      Basic Rent

                  (i) Floating Rate Payment Without Election; Election and Election Period.

                        Subject to clause (iii) below), for each Phase, if
                  the Lessee has not made an Election within the Election Period pursuant to the provisions and requirements of this
                  Section 3(b)(i), after the Phase Completion Date for each Phase, the Lessee's Basic Rent during the Lease Term for such Phase shall be payable for each Rental Period in arrears on the Rent Payment Date for such Rental Period in an amount equal to the sum of (A) the amount equal to the percentage set forth in

                  Schedule 3(b) for such Rental Period (as it may be modified pursuant hereto as a result of an Approval Appraisal), times the Equipment Cost (the "Scheduled Amount") as to such Phase (the "Scheduled Payment") plus (B) an amount accruing on the Scheduled Amount as to such Phase at the Floating Rate for such Rental Period (the "Floating Rate Payment"). In the event any Scheduled Amount or other amount of Equipment Cost based on the LIBO Rate is prepaid other than on the last day of the Rental Period with respect thereto (including by reason of the occurrence of a Lease Termination Date for any reason) the Lessee shall compensate the Lessor for any funding losses incurred by it as a result of such prepayment.
                  Schedule 3(b) also sets forth the Estimated Residual as to each Phase as of the end of each Rental Period. The Lessee agrees that the Lessor reserves the right to modify the Estimated Residual or the percentage of Equipment Cost for determining the Scheduled Amount, or both, as to any Rental Period for the Equipment for any Phase as a result of the receipt of an Approval Appraisal pursuant to the Agency Agreement. With respect to any Phase, the Lessee shall have the option to convert the Basic Rent for such Phase within the Election Period from a Floating Rate Payment basis to a Fixed Rate Payment basis (any exercise of such option pursuant to the provisions and requirements of this Section 3(b)(i) for any Phase being an "Election" for such Phase). The "Election Period" with respect to each Phase shall commence on the Phase Completion Date for such Phase and terminate on the last day of the Acquisition Period. Each Election shall be made by written notice received not less than 7 days prior to the effective date of such Election (and not less than 7 days prior to the end of the relevant Election Period).

                  (ii)  Fixed Rate Payment With Election.

                        Subject to clause (iii) below, for each Phase, if the
                  Lessee has made an Election within the Election Period pursuant to the provision and requirements of Section 3(b)(i), after the Phase Completion Date for each Phase, the Lessee's Basic Rent during the Lease

                  Term for such Phase shall be payable for each Rental Period in arrears on the Rent Payment Date for such Rental Period in an amount equal to the sum of (A) the Scheduled Payment as to such Phase for such Rental Period plus (B) an amount accruing on the Scheduled Amount as to such Phase at the Fixed Rate for such Rental Period (the "Fixed Rate Payment"). On the first Rent Payment Date after the Lessee makes an Election for a qualifying Phase, the Lessee shall make, if applicable, a Basic Rent payment consisting of the Schedule Payment for such Phase plus a proportionate Floating Rate Payment and Fixed Rate Payment for such Phase, and the Lessee shall compensate the Lessor for any funding losses incurred by it as a result of such change from a Floating Rate Payment to a Fixed Rate Payment prior to the end of the Rental Period.

                  (iii) Designated Sites.

                        For each Phase at a Designated Site, after January 15,
                  1999, for each Phase, the Lessee's Basic Rent during the Lease Term for such Phase shall be payable for each Rental Period in arrears on the Rent Payment Date for such Rental Period in an amount equal to the sum of (A) the Scheduled Payment as to such Phase for such Rental Period plus (B) an amount accruing on the Scheduled Amount as to such Phase at the rate of 5.77% per annum for such Rental Period. No Election may be made with respect to a Designated Phase.

         (d) Section 3(d) of the Lease is amended and restated in its entirety as follows:

                  (d) Supplemental Rent. In addition to Interim Rent, Basic Rent and the Final Rent Payment, the Lessee will also pay to the Lessor, from time to time, upon demand by the Lessor, as additional rent ("Supplemental Rent"), the following (but without duplication of any amounts included in the calculation of Rent):

                        (i) all out-of-pocket costs and expenses reasonably incurred by the Lessor in connection with the preparation, negotiation, execution, delivery, performance and administration of this Lease and the other Operative Documents, including, but not limited to, the following: (A) fees and expenses of the Lessor, including, without limitation, reasonable attorneys' fees and expenses and the fees and expenses for the Approved Appraisal and the Related Contracts for each Phase; (B) all other amounts, including, without limitation, fees, indemnities, expenses, compensation in respect of increased costs of any kind or description payable under this Lease or any other Operative Document; (C) all yield maintenance, capital adequacy and other costs contemplated under Section 27 of this Lease and
                  (D) all out-of-pocket costs and expenses incurred by the Lessor after the date of this Lease (including, without limitation, reasonable attorneys' fees and expenses and other expenses and disbursements reasonably incurred) associated with (1) negotiating and entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to this Lease; (2) any Loss Event, Casualty Occurrence or termination of this Lease; and (3) any Default or Event of Default and the enforcement and preservation of the rights or remedies of the Lessor under this Lease and the other Operative Documents and (4) all reasonable costs and expenses incurred by the Lessor or any of its Affiliates in initially selling participations in this Lease, including, without limitation, the related reasonable fees and out-of-pocket expenses of counsel for the Lessor or its Affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any fees paid to Participants purchasing such a participation;

                        (ii) the amount that the Lessor determines, in the exercise of its sole good faith discretion, to be its total losses and costs incurred in connection with Basic Rent under clause (a) of the definition of "Basic Rent" as a result of the termination of this Lease prior to the end of the Basic Term, such losses and costs to include, without limitation, cost of funding, or, at the election of the Lessor (but without duplication), losses or costs incurred as a result of the Lessor's terminating, liquidating, obtaining or re-establishing any hedge, interest rate swap, or similar or related trade position obtained by the Lessor with respect to its costs to fund and refund Equipment Costs with respect to the Designated Sites but excluding any loss of margin or profit; and

                        (iii) all other amounts that the Lessee agrees
                  herein to pay other than Interim Rent, Basic Rent, the Final Rent Payment and amounts described in clause (i) above.

         6. Restatement of Representations and Warranties. The Lessor hereby restates and renews each and every representation and warranty heretofore made by it in the Lease and the other Operative Documents as fully as if made on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents) and with specific reference to this Amendment and all other documents executed and/or delivered in connection herewith.

         7. Effect of Amendments. Except as set forth expressly hereinabove, all terms of the Lease and the other Operative Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Lessee.

         8. Ratification. The Lessee hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Lease, the Agency Agreement and the other Operative Documents effective as of the date hereof.

         9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         10. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         11. No Default. To induce the Lessor to enter into this Amendment and to continue to make advances of Facility Cost for the Subsequent Phases pursuant to the Lease, the Lessee hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Lessee arising out of or with respect to the Lease or other Operative Documents.

         12. Further Assurances. The Lessee agrees to take such further actions as the Lessor shall reasonably request in connection herewith to evidence the amendments herein contained to the Lessee.

         13. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

         14. Conditions Precedent. This Amendment shall become effective only upon:

         (i) execution and delivery of this Amendment by each of the parties hereto;

         (ii) receipt by the Lessor of a certificate substantially in the form of Exhibit A hereto, dated as of the date hereof, signed by an authorized officer of the Lessee to the effect that (i) no Default has occurred and is continuing on the date hereof and (ii) the representations and warranties of Lessee contained in the Lease and the other Operative Documents are true and correct on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents); and

         (iii) receipt by the Lessor of a certificate of the Secretary or Assistant Secretary of the Lessee substantially in the form of Exhibit B hereto, dated as of the date hereof, setting forth (i) resolutions of its board of directors authorizing the execution, delivery and performance of the obligations contained in this Amendment, (ii) the officers of the Lessee specified in such Secretary's Certificates that are authorized to sign this Amendment and (iii) a statement that there have been no amendments to the articles or certificate of incorporation and the bylaws of the Lessee since the Closing Date or, if there have been any such amendments attaching such amendments.






         IN WITNESS WHEREOF, the Lessee and the Lessor have caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                              LESSEE:

                              FLOWERS INDUSTRIES, INC.                   (SEAL)


                              By:
                                 ----------------------------------
                              Title:



                              LESSOR:

                              WACHOVIA LEASING CORPORATION               (SEAL)



                              By:
                                 ----------------------------------
                              Title:

                                   EXHIBIT A

                              CLOSING CERTIFICATE


         Reference is made to the Fourth Amendment to Master Lease Agreement and Amendment to Acquisition, Agency, Indemnity and Support Agreement as of even date herewith between Lessee and Wachovia Leasing Corporation (the "Amendment"). Capitalized terms used but not defined herein have the meanings set forth in the Amendment or in the Lease referred to therein or in Schedule 1(b) to the Lease.

         Pursuant to Section 12(iii) of the Amendment, _____________________ _______________, the duly authorized _________________________ of the Lessee, hereby certifies to the Lessor that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties of Lessee contained in the Lease and the other Operative Documents are true and correct on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents).

         Certified as of January 15, 1999.


                              FLOWERS INDUSTRIES, INC.                   (SEAL)


                              By:
                                 ----------------------------------
                                 Title:

                                   EXHIBIT B

                            SECRETARY'S CERTIFICATE


The undersigned, _________________, [Secretary/Assistant Secretary] of Flowers Industries, Inc. (the "Lessee"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Fourth Amendment to Master Lease Agreement and Amendment to Acquisition, Agency, Indemnity and Support Agreement dated as of even date herewith between Lessee and Wachovia Leasing Corporation (the "Amendment") that:

         1. Attached hereto as Annex 1 is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Lessee on ______________ ____, 199__ approving, and authorizing the execution and delivery of, the Amendment. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Lessee in connection therewith.

         2.       ___________________, who is ____________ of the Lessee,
signed the Amendment, was duly elected, qualified and acting as such at the time he signed the Amendment, and his signature appearing on the Amendment is his genuine signature.

         3. Since October 20, 1995, there have been no amendments to the articles or certificate of incorporation and the bylaws of the Lessee [EXCEPT ___________________, COPIES OF WHICH ARE ATTACHED HERETO AS ANNEX[ES]______].

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 15th day of January, 1999.



                              ------------------------------------------
                              Name:
                              Title: [Secretary/Assistant Secretary]

              FIFTH AMENDMENT TO MASTER LEASE AGREEMENT AND SECOND
                  AMENDMENT TO ACQUISITION, AGENCY, INDEMNITY
                             AND SUPPORT AGREEMENT


         THIS FIFTH AMENDMENT TO MASTER LEASE AGREEMENT AND SECOND AMENDMENT TO ACQUISITION, AGENCY, INDEMNITY AND SUPPORT AGREEMENT(this "Amendment") is dated as of May 20, 1999 between FLOWERS INDUSTRIES, INC. (the "Lessee"), and WACHOVIA LEASING CORPORATION (the "Lessor").


                                  WITNESSETH:


         WHEREAS, the Lessee and the Lessor executed and delivered that certain Master Lease Agreement, dated as of the 20th day of October, 1995, as amended by First Amendment to Master Lease Agreement dated as of October 20, 1996, by Second Amendment to Master Lease Agreement dated as of April 20, 1997, by Third Amendment to Master Lease Agreement dated as of June 10, 1998, and by Fourth Amendment to Master Lease Agreement dated as of January 15, 1999 (as so amended, the "Lease");

         WHEREAS, the Lessee and the Lessor have agreed that the Lease and Agency Agreement be amended, subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Lessee and the Lessor hereby covenant and agree as follows:

         1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Lease shall have the meaning assigned to such term in the Lease. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this

Agreement" and each other similar reference contained in the Lease shall from and after the date hereof refer to the Lease as amended hereby.

         2.       Amendments to the Lease.

         (a) The following definitions set forth in Schedule 1(b) are amended and restated in their entirety as follows in proper alphabetical order:

                  "Acquisition Period": (i) as to the Initial Phases, a period commencing on the Closing Date and ending (x) as to the Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, October 21, 1997, and (y) as to the Phase for the Applicable Site located in Jamestown, North Carolina, 12 months after the Closing Date; and (ii) as to each of the Subsequent Phases, January 31, 2000.

                  "Fixed Rate": with respect to Basic Rent for each Phase, if the Election has been made for such Phase, for each Rental Period, a rate per annum equal to either:

                        (a) with respect to any portion of the Equipment Cost for any Phase funded before the aggregate funded Equipment Cost equals $80,000,000, the sum of (i) the prevailing 5 year U.S. Treasury Rate as defined on page 500 of the Telerate Screen at 11:00 A.M., Atlanta time, on the date of the Election for such Phase, plus (ii) the lesser of
                  (A) the corresponding ask side of the 5 year swap rate as defined on page 19901 of the Telerate Screen at 11:00 A.M., Atlanta time, on such date, and (B) 0.55%, plus (iii) 0.45%, and

                        (b) with respect to any portion of the Equipment Cost for any Phase funded after the aggregate funded Equipment Cost equals or exceeds $80,000,000, the sum of (i) the prevailing 5 year U.S. Treasury Rate as defined on page 500 of the Telerate Screen at 11:00 A.M., Atlanta time, on the date of the Election for such Phase, plus (ii) the corresponding ask side of the 5 year swap rate as defined on page 19901 of the Telerate Screen at 11:00 A.M., Atlanta time, on such date, plus (iii) 0.60%.

                  "Floating Rate": with respect to Basic Rent for each Phase, if the Election has not been made or become effective for such Phase, for each Rental Period, a rate per annum equal to either:

                        (a) with respect to any portion of the Equipment Cost for any Phase funded before the aggregate funded Equipment Cost equals $80,000,000, the sum of (i) the LIBO Rate prevailing on the first day of such Rental Period, plus
                  (ii) 0.45%, and

                        (b) with respect to any portion of the Equipment Cost for any Phase funded after the aggregate funded Equipment Cost equals or exceeds $80,000,000, the sum of (i) the LIBO Rate prevailing on the first day of such Rental Period, plus (ii) 0.60%.

                  "Non-Completion Event": as to any Phase, the failure of Completion to occur on or before the earlier of (i) (x) as to the Initial Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, October 21, 1997, (y) as to all other Initial Phases, the date which is six months after the Phase Commencement Date for such Phase, and (z) as to all Subsequent Phases, January 21, 2000, and (ii) the last day of the Acquisition Period.

                  "Phase Completion Date": with respect to each Phase, the earlier to occur of (i) Completion of such Phase, (ii) (x) as to the Initial Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, October 21, 1997, (y) as to all other Initial Phases, the date which is six months after the Phase Commencement Date for such Phase, and (z) as to all Subsequent Phases, January 21, 2000, and (iii) the last day of the Acquisition Period.

         (b) Section 3(a) of the Lease is amended and restated in its entirety as follows:

                  Section 3.  Payments.

                  (a) Interim Rent. For each Phase, during the period commencing on the Phase Commencement Date and ending on the Phase Completion Date for such Phase, Interim Rent with respect to such Phase shall accrue on Equipment Cost during each Interim Rental Period at a rate per annum equal to the LIBO Rate prevailing on the first day of such Interim Rental Period plus (a) with respect to any portion of the Equipment Cost for any Phase funded before the aggregate funded Equipment Cost equals $80,000,000, 45 basis points, and (b) with respect to any portion of the Equipment Cost for any Phase funded after the aggregate funded Equipment Cost equals or exceeds $80,000,000, 60 basis points; provided, that if there is less than one month remaining after the end of any Interim Rental Period until the Phase Completion Date for such Phase, Interim Rent for the final Interim Rental Period shall instead be determined on the basis of 80% of the Base Rate. Interim Rent shall be paid in arrears on the last day of the Interim Rental Period with respect thereto. In the event any Equipment Cost on which interest accrued based on the LIBO Rate is prepaid other than on the last day of the Interim Rental Period with respect thereto (including by reason of the occurrence of a Lease Termination Date for any reason), the Lessee shall compensate the Lessor for any funding losses incurred by it as a result of such prepayment. On the Phase Completion Date for each Phase, all Soft Costs incurred during the period from the Phase Commencement Date through the Phase Completion Date for such Phase shall be capitalized and added to Equipment Cost for such Phase; provided, that in no event shall the aggregate Equipment Cost for all Phases exceed $100,000,000, and to the extent any such capitalization of Soft Costs would cause the aggregate Equipment Cost for all Phases to exceed $100,000,000, the amount of the excess shall be payable to the Lessor on the Phase Completion Date on which such excess occurs. In the event any Vendor requires any advance payments, progress payments or full payments prior to the Lease Addition Date of the Equipment proposed to be added to the Lease for any Phase, the Lessee shall execute and deliver to the Lessor a Progress Payment Agreement for such Phase, and the Lessor will make available amounts pursuant thereto for such purpose. For any Equipment which is the subject of any payments made by the Lessor under a Progress Payment Agreement for any Phase, unpaid Additional Rent under such Progress Payment Agreement with respect to such Equipment shall be capitalized and, together with the amount of such payments made by the Lessor with respect to such

         Equipment, shall be added to and constitute part of the Equipment Cost for such Phase.

         3. Amendment to Agency Agreement. Section C.1.(b)(v) of Article 1 of the Agency Agreement hereby is amended by deleting the figure "$80,000,000" in the 2nd line thereof, and substituting therefor the figure "$100,000,000".

         4. Restatement of Representations and Warranties. The Lessor hereby restates and renews each and every representation and warranty heretofore made by it in the Lease and the other Operative Documents as fully as if made on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents) and with specific reference to this Amendment and all other documents executed and/or delivered in connection herewith.

         5. Effect of Amendments. Except as set forth expressly hereinabove, all terms of the Lease, the Agency Agreement and the other Operative Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Lessee.

         6. Ratification. The Lessee hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Lease, the Agency Agreement and the other Operative Documents effective as of the date hereof.

         7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         8. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         9. No Default. To induce the Lessor to enter into this Amendment and to continue to make advances of Facility Cost for the Subsequent Phases pursuant to the Lease, the Lessee hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Lessee arising out of or with respect to the Lease or other Operative Documents.

         10. Further Assurances. The Lessee agrees to take such further actions as the Lessor shall reasonably request in connection herewith to evidence the amendments herein contained to the Lessee.

         11. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

         12. Conditions Precedent. This Amendment shall become effective only upon:

                  (i) execution and delivery of this Amendment by each of the parties hereto;

                  (ii) receipt by the Lessor of a favorable opinion or opinions of counsel to the Lessee, dated as of the date hereof, substantially in the form of Exhibit A hereto;

                  (iii) receipt by the Lessor of a certificate substantially in the form of Exhibit B hereto, dated as of the date hereof, signed by an authorized officer of the Lessee to the effect that (i) no Default has occurred and is continuing on the date hereof and (ii) the representations and warranties of Lessee contained in the Lease and the other Operative Documents are true and correct on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents);

                  (iv) receipt by the Lessor of a certificate of the Secretary or Assistant Secretary of the Lessee substantially in the form of Exhibit C hereto, dated as of the date hereof, setting forth (i) resolutions of its board of directors authorizing the execution, delivery and performance of the obligations contained in this Amendment, (ii) the officers of the Lessee specified in such Secretary's Certificates that are authorized to sign this Amendment and (iii) a statement that there have been no amendments to the articles or certificate of incorporation and the bylaws of the Lessee since the Closing Date or, if there have been any such amendments attaching such amendments; and

                  (v) receipt by the Lessor of a structuring fee in the amount of $20,000.

         IN WITNESS WHEREOF, the Lessee and the Lessor have caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                              LESSEE:

                              FLOWERS INDUSTRIES, INC.                   (SEAL)


                              By:
                                 ---------------------------------------
                                 Title:

                              LESSOR:

                              WACHOVIA LEASING CORPORATION               (SEAL)



                              By:
                                 ---------------------------------------
                                 Title:

                                   EXHIBIT A
[NOTE: THE ENFORCEABILITY PORTION OF THIS OPINION MAY BE GIVEN BY TROUTMAN SANDERS LLP]

                            FORM OF LEGAL OPINION OF

                           GENERAL COUNSEL OF LESSEE


                              [LESSEE LETTERHEAD]



                               [__________], 1999



Wachovia Leasing Corporation
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757

Dear Sirs:

                  I am the General Counsel for Flowers Industries, Inc., a Georgia corporation ("Lessee"). This opinion is being delivered pursuant to
Section 12(ii) of that certain Fifth Amendment to Master Lease Agreement and Second Amendment to Acquisition, Agency, Indemnity and Support Agreement dated as of even date herewith between Lessee and Wachovia Leasing Corporation (the "Amendment"). Capitalized terms used but not defined herein have the meanings set forth in the Amendment or in the Lease referred to therein or in Schedule 1(b) to the Lease.

                  I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                  Upon the basis of the foregoing, I am of the opinion that:

         1. The execution, delivery and performance by Lessee of the Amendment is within the Lessee's corporate powers, has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official, does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Lessee or of any material agreement, judgment, injunction, order, decree or other instrument relating to Debt which is binding upon Lessee, and does not result in the creation or imposition of any Lien on any asset of Lessee (other than the security interest in the Equipment created by the Lease in the event that the Lease is recharacterized as a financing transaction).

         2. The Amendment constitutes the valid and binding obligations of Lessee enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (including, without limitation, the availability or non-availability of equitable remedies), whether considered in a proceeding at law or in equity; provided that the foregoing shall not, in my opinion, substantially interfere with the practical realization of the benefits expressed in the Amendment, except for the economic consequences of any procedural delay which may result therefrom.

         3. There is no action, suit or proceeding pending for which process has been served, or, to the best of my knowledge, threatened, against or affecting Lessee or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of Lessee and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Amendment.

         4. The execution, delivery and performance by Lessee of the Amendment does not conflict with or result in a violation of any law, statute, rule or regulation of the State of Georgia (or any subdivision thereof), or require any consent of or filing or registration with an Governmental Authority of the State of Georgia (or any subdivision thereof) or pursuant to the UCC which has not been obtained or completed and which is necessary for the validity and enforceability thereof.

                  I am qualified to practice in the State of Georgia and do not purport to be expert on any laws other than the laws of the State of Georgia, the federal laws of the United States, and the UCC, and this opinion is rendered only with respect to such laws. I have made no independent investigation of the laws of any other jurisdiction (except with respect to the UCC).

                  In rendering the opinions above, I have assumed, with your permission, that Amendment has been duly authorized, executed and delivered by Lessor and, to the extent provided therein, constitutes the legal, valid and binding obligation of Lessor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (including, without limitation, the availability or non-availability of equitable remedies), whether considered in a proceeding at law or in equity.

                  This opinion is delivered to you at the request of Lessee in connection with the transaction referenced above and may not, without my prior written consent, be communicated to or relied upon by anyone other than you, your successors and assigns, except that it may be communicated to Jones, Day, Reavis & Pogue, your special counsel.

                  This opinion speaks only as of the date hereof, and I do not undertake any duty to advise you of any change herein.

                              Very truly yours,



                              -----------------------------------
                              Tony Campbell, Esq.
                              General Counsel
                              Flowers Industries, Inc.

                                   EXHIBIT B

                              CLOSING CERTIFICATE


         Reference is made to the Fifth Amendment to Master Lease Agreement and Second Amendment to Acquisition, Agency, Indemnity and Support Agreement as of even date herewith between Lessee and Wachovia Leasing Corporation (the "Amendment"). Capitalized terms used but not defined herein have the meanings set forth in the Amendment or in the Lease referred to therein or in Schedule 1(b) to the Lease.

         Pursuant to Section 14(iii) of the Amendment, _________________ _________________, the duly authorized __________________ of the Lessee, hereby certifies to the Lessor that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties of Lessee contained in the Lease and the other Operative Documents are true and correct on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents).

         Certified as of [__________], 1999.


                              FLOWERS INDUSTRIES, INC.              (SEAL)


                              By:
                                  ----------------------------------
                                  Title:

                                   EXHIBIT C

                            SECRETARY'S CERTIFICATE


The undersigned, ________________, [Secretary/Assistant Secretary] of Flowers Industries, Inc. (the "Lessee"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Fifth Amendment to Master Lease Agreement and Second Amendment to Acquisition, Agency, Indemnity and Support Agreement dated as of even date herewith between Lessee and Wachovia Leasing Corporation (the "Amendment") that:

         1. Attached hereto as Annex 1 is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Lessee on ____________, _____, 1999 approving, and authorizing the execution and delivery of, the Amendment. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Lessee in connection therewith.

         2.       _____________, who is ______________ of the Lessee, signed the Amendment, was duly elected, qualified and acting as such at the time he signed the Amendment, and his signature appearing on the Amendment is his genuine signature.

         3. Since October 20, 1995, there have been no amendments to the articles or certificate of incorporation and the bylaws of the Lessee [EXCEPT ___________________, COPIES OF WHICH ARE ATTACHED HERETO AS ANNEX[ES] ].

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of [____________], 1999.


                              ------------------------------------------
                              Name:
                              Title: [Secretary/Assistant Secretary]

                   SIXTH AMENDMENT TO MASTER LEASE AGREEMENT
                   AND AMENDMENT TO OTHER OPERATIVE DOCUMENTS


         THIS SIXTH AMENDMENT TO MASTER LEASE AGREEMENT AND AMENDMENT TO OTHER OPERATIVE DOCUMENTS (this "Amendment") is dated as of January 21, 2000 between FLOWERS INDUSTRIES, INC. (the "Lessee"), and WACHOVIA LEASING CORPORATION (the "Lessor").

                                  WITNESSETH:

         WHEREAS, the Lessee and the Lessor executed and delivered that certain Master Lease Agreement, dated as of the 20th day of October, 1995, as amended by First Amendment to Master Lease Agreement dated as of October 20, 1996, by Second Amendment to Master Lease Agreement dated as of April 20, 1997, by Third Amendment to Master Lease Agreement dated as of June 10, 1998, by Fourth Amendment to Master Lease Agreement dated as of January 15, 1999, and by Fifth Amendment to Master Lease Agreement dated as of May 20, 1999 (as so amended, the "Lease");

         WHEREAS, the Lessee and the Lessor have agreed that the Lease and certain other Operative Documents be amended, subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Lessee and the Lessor hereby covenant and agree as follows:

         1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Lease shall have the meaning assigned to such term in the Lease. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Lease shall from and after the date hereof refer to the Lease as amended hereby.

         2.       Amendments to the Lease.

         (a) The following new definitions are hereby added to Schedule 1(b) as follows in proper alphabetical order:

                  "Applicable Margin": (i) for the period commencing on January 21, 2000, to and including the first Performance Pricing Determination Date following December 30, 2000, 1.75%, unless during such period the Debt Rating is BB and Ba2 or lower, in which case the Applicable Margin shall be based upon the table set forth below; and

                  (ii) from and after the first Performance Pricing Determination Date after December 30, 2000, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Debt Rating on such Performance Pricing Determination Date; provided, that if there is no Debt Rating, the Applicable Margin shall be based upon Level V of the table below.

         --------------------------------------------------------------------------------
                             Level         Level         Level        Level        Level
                               I             II           III           IV           V
         --------------------------------------------------------------------------------
                                            <BBB          <BBB-       <BB+
                                            and           and         and
                                            Baa2          Baa3        Ba1
         Debt Rating          >BBB                                                 <BB-
                              -                                                    -
                              and           But           but         but          and
                              Baa2                                                 Ba3
                                            >BBB-         >BB+        >BB
                                            -             -           -
                                            and           and         and
                                            Baa3          Ba1         Ba2
         --------------------------------------------------------------------------------
         Applicable Margin    1.00%         1.25%         1.50%       2.00%        2.50%
         --------------------------------------------------------------------------------

                  In determining the Applicable Margin, the Lessor shall refer to the Lessee's Debt Rating from time to time. For purposes hereof, "Performance Pricing Determination Date" shall mean each date on which the Debt Rating changes. Each change in the Applicable Margin as a result of a change in Debt Rating shall be effective on or after the relevant Performance Pricing Determination Date. All determinations hereunder shall be made by Lessor. The Lessee shall promptly notify the Lessor of any change in the Debt Rating.

                  "Credit Agreement": that certain $500,000,000 Amended and Restated Credit Agreement (the "Facility") dated as of January 30, 1998, as amended or otherwise modified from time to time (except as otherwise set forth in the Lease), with Wachovia Securities, Inc. as Lead Arranger, Wachovia as Administrative Agent and as a Bank, and certain other Banks, in favor of the Lessee.

                  "Debt Rating": at any time whichever is the higher of the rating of the Lessee's senior unsecured, unenhanced debt (or, if no such debt exists, its issuer credit rating for debt of such type) by Moody's and S&P (as such rating may change from time to time) (provided, that in the event of a double or greater split rating, the rating immediately above the lowest rating shall apply), or if only one of them rates the Borrower's senior unsecured, unenhanced debt, such rating.

                  "Moody's": Moody's Investors Service, Inc.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

         (b) The following definitions set forth in Schedule 1(b) are amended and restated in their entirety as follows in proper alphabetical order:

                  "Acquisition Period": (i) as to the Initial Phases, a period commencing on the Closing Date and ending (x) as to the Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, October 21, 1997, and (y) as to the Phase for the Applicable Site located in Jamestown, North Carolina, 12 months after the Closing Date; and (ii) as to each of the Subsequent Phases, June 30, 2000.

                  "Basic Rent": (a) after January 21, 2000, for each Phase at the Designated Sites, with respect to any Rental Period, the amounts payable for such Phase as Basic Rent for such Rental Period pursuant to Section 3(b) of the Lease, consisting of the sum of the Scheduled Payment therefor and the sum of (i) 5.77%, plus (ii) the Applicable Margin minus 0.45%.

                  (b) for each Phase at all Applicable Sites other than the Designated Sites, with respect to any Rental Period, the amounts payable for such Phase as Basic Rent for such Rental Period pursuant to Section 3(b) of the Lease, consisting of the sum of the Scheduled Payment therefor and either the Floating Rate Payment or, if the Election has been made, the Fixed Rate Payment.

                  "Fixed Rate": with respect to Basic Rent for each Phase, if the Lessee's Election request has been approved by the Lessor in writing for such Phase, for each Rental Period, a rate per annum equal to either:

                        (a) with respect to each Phase at each Designated Site, the sum of (i) 5.77%, plus (ii) the Applicable Margin minus 0.45%, and

                        (b) with respect to each Phase other than at a
                  Designated Site, an amount equal to (i) a market rate mutually agreed to by the Lessee and Lessor in writing, plus (ii) the Applicable Margin.

                  "Floating Rate": with respect to Basic Rent for each Phase, if the Election has not been made or become effective for such Phase, for each Rental Period, a rate per annum equal to the sum of (i) the LIBO Rate prevailing on the first day of such Rental Period, plus (ii) the Applicable Margin.

                  "Interim Rental Period": with respect to Interim Rent pertaining to any Phase, the period beginning on the Phase Commencement Date for such Phase and ending on the numerically corresponding date (or, if applicable, last calendar date) which is either one, two or three months thereafter, as selected by the Lessee upon at least 3 Business Days notice and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interim Rental Period and ending on the numerically corresponding date (or, if applicable, last calendar date) which is three months thereafter, as selected by the Lessee upon at least 3 Business Days notice; provided, however, that:

                  (i) no Interim Rental Period may be selected which commences before the Phase Completion Date and would otherwise end after the Phase Completion Date;

                  (ii) if the last day of such Interim Rental Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

                  "Non-Completion Event": as to any Phase, the failure of Completion to occur on or before the earlier of (i) (x) as to the Initial Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, October 21, 1997, (y) as to all other Initial Phases, the date which is six months after the Phase Commencement Date for such Phase, and (z) as to all Subsequent Phases, June 30, 2000, and (ii) the last day of the Acquisition Period.

                  "Non-Recourse Amount": as to any Phase, at any time an amount equal to a percentage of the aggregate original Equipment Cost for such Phase which shall be not less than 16% nor more than 23%, which percentage shall be determined by the Lessor in its sole discretion (after consultation with the Company) and notified to the Company on or promptly after the relevant Phase Completion Date, after identification of the aggregate amount of the Equipment Cost for such Phase as of such time.

                  "Phase Completion Date": with respect to each Phase, the earlier to occur of (i) Completion of such Phase, (ii) (x) as to the Initial Phases for the Applicable Sites located in Miami, Florida and San Antonio, Texas, October 21, 1997, (y) as to all other Initial Phases, the date which is six months after the Phase Commencement Date for such Phase, and (z) as to all Subsequent Phases, June 30, 2000, and (iii) the last day of the Acquisition Period.

         (c) Section 3(a) of the Lease is amended and restated in its entirety as follows:

         Section 3.     Payments.

         (a) Interim Rent. For each Phase, during the period commencing on the Phase Commencement Date and ending on the Phase Completion Date for such Phase, Interim Rent with respect to such Phase shall accrue on Equipment Cost during each Interim Rental Period at a rate per annum equal to the LIBO Rate prevailing on the first day of such Interim Rental Period plus the Applicable Margin; provided, that if there is less than one month remaining after the end of any Interim Rental Period until the Phase Completion Date for such Phase, Interim Rent for the final Interim Rental Period shall instead be the Base Rate. Interim Rent shall be paid in arrears on the last day of the Interim Rental Period with respect thereto. In the event any Equipment Cost on which interest accrued based on the LIBO Rate is prepaid other than on the last day of the Interim Rental Period with respect thereto (including by reason of the occurrence of a

         Lease Termination Date for any reason), the Lessee shall compensate the Lessor for any funding losses incurred by it as a result of such prepayment. On the Phase Completion Date for each Phase, all Soft Costs incurred during the period from the Phase Commencement Date through the Phase Completion Date for such Phase shall be capitalized and added to Equipment Cost for such Phase; provided, that in no event shall the aggregate Equipment Cost for all Phases exceed $103,000,000, and to the extent any such capitalization of Soft Costs would cause the aggregate Equipment Cost for all Phases to exceed $103,000,000, the amount of the excess shall be payable to the Lessor on the Phase Completion Date on which such excess occurs. In the event any Vendor requires any advance payments, progress payments or full payments prior to the Lease Addition Date of the Equipment proposed to be added to the Lease for any Phase, the Lessee shall execute and deliver to the Lessor a Progress Payment Agreement for such Phase, and the Lessor will make available amounts pursuant thereto for such purpose. For any Equipment which is the subject of any payments made by the Lessor under a Progress Payment Agreement for any Phase, unpaid Additional Rent under such Progress Payment Agreement with respect to such Equipment shall be capitalized and, together with the amount of such payments made by the Lessor with respect to such Equipment, shall be added to and constitute part of the Equipment Cost for such Phase.

         (d) Section 3(b) of the Lease is amended and restated in its entirety as follows:

                  (b)   Basic Rent

                  (i) Floating Rate Payment Without Election; Election and Election Period.

                        Subject to clause (iii) below), for each Phase, if the
                  Lessee has not been granted an Election by the Lessor within the Election Period pursuant to the provisions and requirements of this Section 3(b)(i), after the Phase Completion Date for each Phase, the Lessee's Basic Rent during the Lease Term for such Phase shall be payable for each Rental Period in arrears on the Rent Payment Date for such Rental Period in an amount equal to the sum of (A) the amount equal to the percentage set forth in Schedule 3(b) for such Rental Period (as it may be modified pursuant hereto as a result of an Approval Appraisal), times the Equipment Cost (the "Scheduled Amount") as to such Phase (the "Scheduled Payment") plus (B) an amount accruing on the Scheduled Amount as to such Phase at the Floating Rate for such Rental Period (the "Floating Rate Payment"). In the event any Scheduled Amount or other amount of Equipment Cost based on the LIBO Rate is prepaid other than on the last day of the Rental Period with respect thereto (including by reason of the occurrence of a Lease Termination Date for any reason) the Lessee shall compensate the Lessor for any funding losses incurred by it as a result of such prepayment. Schedule 3(b) also sets forth the Estimated Residual as to each Phase as of the end of each Rental Period. The Lessee agrees that the Lessor reserves the right to modify the Estimated Residual or the percentage of Equipment Cost for determining the Scheduled Amount, or both, as to any Rental Period for the Equipment for any Phase as a result of the receipt of an Approval Appraisal pursuant to the Agency Agreement. With


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

                  respect to any Phase, the Lessee shall have the right to request that the Lessor agree, in the exercise of its sole discretion, to convert the Basic Rent for such Phase within the Election Period from a Floating Rate Payment basis to a Fixed Rate Payment basis (any such request by the Lessee that is approved by the Lessor in writing pursuant to the provisions and requirements of this Section 3(b)(i) for any Phase being an "Election" for such Phase). The "Election Period" with respect to each Phase shall commence on the Phase Completion Date for such Phase and terminate on the last day of the Acquisition Period. Each Election shall be requested by the Lessee by written notice received not less than 7 days prior to the effective date of such Election (and not less than 7 days prior to the end of the relevant Election Period). Lessor shall be deemed to have disapproved such Election request unless the Lessee receives a written approval of such request from the Lessor within 14 days after such notice requesting such Election has been sent by the Lessee.

                  (ii)  Fixed Rate Payment With Election.

                        Subject to clause (iii) below, for each Phase, if the
                  Lessee has requested an Election within the Election Period pursuant to the provision and requirements of Section 3(b)(i) and Lessor shall have approved such Election request in writing, after the Phase Completion Date for each Phase, the Lessee's Basic Rent during the Lease Term for such Phase shall be payable for each Rental Period in arrears on the Rent Payment Date for such Rental Period in an amount equal to the sum of (A) the Scheduled Payment as to such Phase for such Rental Period plus (B) an amount accruing on the Scheduled Amount as to such Phase at the Fixed Rate for such Rental Period (the "Fixed Rate Payment"). On the first Rent Payment Date after the Lessee obtains from the Lessor an approved Election for a qualifying Phase, the Lessee shall make, if applicable, a Basic Rent payment consisting of the Schedule Payment for such Phase plus a proportionate Floating Rate Payment and Fixed Rate Payment for such Phase, and the Lessee shall compensate the Lessor for any funding losses incurred by it as a result of such change from a Floating Rate Payment to a Fixed Rate Payment prior to the end of the Rental Period.

         (e) Section 4 of the Lease is amended and restated in its entirety as follows:

                  Section 4. Incorporation of Credit Agreement Representations, Warranties and Covenants; Other Restrictive Agreements.

                  (a) The Lessee's representations, warranties and covenants contained in the Credit Agreement (excluding therefrom, however, Section 5.05 of the Credit Agreement), as the same are amended or otherwise modified from time to time (except as provided in Section 4(b) below), along with all necessary definitions and other provisions from the Credit Agreement necessary in order to effect the same (collectively, the "Credit Agreement Provisions"), are incorporated by reference into this Section 4 as if fully set forth herein and the Lessee makes, undertakes, and agrees Lessee is obligated hereunder with respect to, such representations, warranties and covenants in favor of the Lessor. A

         Default or Event of Default by the Lessee with respect to the Credit Agreement Provisions (other than under Section 5.04 of the Credit Agreement Provisions) shall be a Designated Event of Default, and a Default or Event of Default by the Lessee with respect to Section 5.04 of the Credit Agreement Provisions shall be a Non-Designated Event of Default. With respect to cure periods set forth in Section 17(a)(iii) of the Lease and the Credit Agreement Provisions, the Lessee shall have a 10 day cure period with respect to Sections 5.01(e), 5.02(ii),
         5.03 through 5.05, inclusive, Sections 5.17 through 5.19, inclusive, and Section 5.21 of the Credit Agreement Provisions, and with respect to all other Credit Agreement Provisions, a 30 day cure period. References in the Credit Agreement Provisions to (i) the "Agent", the "Banks" or the "Required Banks" shall mean the Lessor hereunder, (ii) the "Loans" shall mean Rent hereunder, (iii) this "Agreement" shall mean this Agreement, and (iv) the "Loan Documents" shall mean the Operative Documents.

                  (b) In the event that either (i) Wachovia is no longer a party to the Credit Agreement, or (ii) the Credit Agreement has terminated, or (iii) Wachovia is a party to the Credit Agreement and the Credit Agreement has been amended or modified, or any provision thereof has been waived and Wachovia has not consented to (ie., executed and delivered) such amendment or modification or waiver, then, in any such event, the Credit Agreement Provisions as incorporated in Section 4(a) of this Agreement shall be the Credit Agreement Provisions as in effect on the date prior to and shall at all times thereafter so remain as in effect on such date prior to (unless amended in writing as mutually agreed between the Lessor and the Lessee), respectively, (x) Wachovia no longer being a party to the Credit Agreement, or (y) the termination of the Credit Agreement, or
         (z) the execution and delivery of any such amendment, modification or waiver to which Wachovia has not so consented, as the case may be.

                  (c) The Lessee will not permit any amendment or modification of the Credit Agreement, or become a party to any other credit facility or other agreement relating to the incurrence of indebtedness, which provides for representations, warranties, covenants, events of default or other provisions which are more restrictive against the Lessee than the representations, warranties, covenants, events of default and other provisions contained in this Agreement without (i) the Lessor's prior written consent, or (ii) if requested by the Lessor, executing and delivering an amendment to this Agreement and, if necessary, to the other Operative Documents, in order to provide the same more restrictive representations, warranties, covenants or events of default and other provisions against the Lessee in favor of the Lessor, as may be requested.

         (f) In the event that any provision of the Lease conflicts with the Credit Agreement Provisions, then, in such event, the provisions of the Credit Agreement Provisions shall supercede any such conflicting provision of the Lease.

         (g) Paragraph 2 of the form of Progress Payment Agreement set forth on Exhibit E to the Lease is amended and restated in its entirety as follows:

                  2. The term of the Lease with respect to the Proposed Equipment will not commence until the Lease Addition

         Date with respect thereto. Until the Lease Addition Date as to the Proposed Equipment, a charge shall accrue on all such advances, progress or other payments made by the Lessor equal to an amount per annum which is the product of (i) advances or payment outstanding from the date any such advances are outstanding, (ii) the LIBO Rate plus the Applicable Margin, and (iii) the actual number days in the period/360 (such amount being so determined being "Additional Rent"). Such Additional Rent shall accrue until the Lease Addition Date, whereupon it shall be capitalized and added to Equipment Cost for such Phase pursuant to Section 3(a) of the Lease.

         3. Amendment to Agency Agreement. Section C.1.(b)(v) of Article 1 of the Agency Agreement hereby is amended by deleting the figure "$100,000,000" in the 2nd line thereof, and substituting therefor the figure "$103,000,000".

         4. Amendment to Progress Payment Agreements. Paragraph 2 of each Progress Payment Agreement is amended and restated in its entirety as follows:

                  2. The term of the Lease with respect to the Proposed Equipment will not commence until the Lease Addition Date with respect thereto. Until the Lease Addition Date as to the Proposed Equipment, a charge shall accrue on all such advances, progress or other payments made by the Lessor equal to an amount per annum which is the product of (i) advances or payment outstanding from the date any such advances are outstanding, (ii) the LIBO Rate plus the Applicable Margin, and
         (iii) the actual number days in the period/360 (such amount being so determined being "Additional Rent"). Such Additional Rent shall accrue until the Lease Addition Date, whereupon it shall be capitalized and added to Equipment Cost for such Phase pursuant to Section 3(a) of the Lease.

         5. Restatement of Representations and Warranties. The Lessor hereby restates and renews each and every representation and warranty heretofore made by it in the Lease and the other Operative Documents (as the same are amended by this Amendment) as fully as if made on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents) and with specific reference to this Amendment and all other documents executed and/or delivered in connection herewith.

         6. Effect of Amendments; Default Under this Amendment. Except as set forth expressly hereinabove, all terms of the Lease, the Agency Agreement and the other Operative Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Lessee. A default by the Lessee under this Amendment shall be an Event of Default under the Lease.

         7. Ratification. The Lessee hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Lease, the Agency Agreement and the other Operative Documents effective as of the date hereof.

         8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         9. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         10. No Default. To induce the Lessor to enter into this Amendment and to continue to make advances of Facility Cost for the Subsequent Phases pursuant to the Lease, the Lessee hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Lessee arising out of or with respect to the Lease or other Operative Documents.

         11. Further Assurances. The Lessee agrees to take such further actions as the Lessor shall reasonably request in connection herewith to evidence the amendments herein contained to the Lessee.

         12. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

         13. Conditions Precedent. This Amendment shall become effective only upon:

                  (i) execution and delivery of this Amendment by each of the parties hereto;

                  (ii) receipt by the Lessor of a certificate substantially in the form of Exhibit A hereto, dated as of the date hereof, signed by an authorized officer of the Lessee to the effect that (i) no Default has occurred and is continuing on the date hereof and (ii) the representations and warranties of Lessee contained in the Lease and the other Operative Documents are true and correct on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents); and

                  (iii) receipt by the Lessor of a certificate of the Secretary or Assistant Secretary of the Lessee substantially in the form of Exhibit B hereto, dated as of the date hereof, setting forth (i) resolutions of its board of directors authorizing the execution, delivery and performance of the obligations contained in this Amendment, (ii) the officers of the Lessee specified in such Secretary's Certificates that are authorized to sign this Amendment and (iii) a statement that there have been no amendments to the articles or certificate of incorporation and the bylaws of the Lessee since the Closing Date or, if there have been any such amendments attaching such amendments.

         IN WITNESS WHEREOF, the Lessee and the Lessor have caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                              LESSEE:

                              FLOWERS INDUSTRIES, INC.                  (SEAL)


                              By:
                                 ---------------------------------------
                              Title:



                              LESSOR:

                              WACHOVIA LEASING CORPORATION
                                                                         (SEAL)



                              By:
                                 ---------------------------------------
                              Title:

                                   EXHIBIT A

                              CLOSING CERTIFICATE


         Reference is made to the Sixth Amendment to Master Lease Agreement and Amendment to Other Operative Documents as of even date herewith between Lessee and Wachovia Leasing Corporation (the "Amendment"). Capitalized terms used but not defined herein have the meanings set forth in the Amendment or in the Lease referred to therein or in Schedule 1(b) to the Lease.

         Pursuant to Section 13(ii) of the Amendment, _______________ , the duly authorized of ___________________ the Lessee, hereby certifies to the Lessor that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties of Lessee contained in the Lease and the other Operative Documents are true and correct on the date hereof (except for any representations which were correct on the date of the Lease but are not correct on the date hereof because of a change permitted by the Lease or the Operative Documents).

         Certified as of January ___, 2000.


                              FLOWERS INDUSTRIES, INC.                  (SEAL)




                              By:
                                 ---------------------------------------
                              Title:

                                   EXHIBIT B


                            SECRETARY'S CERTIFICATE


The undersigned,_____________ , [Secretary/Assistant Secretary] of Flowers Industries, Inc. (the "Lessee"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Sixth Amendment to Master Lease Agreement and Amendment to Other Operative Documents dated as of even date herewith between Lessee and Wachovia Leasing Corporation (the "Amendment") that:

         1. Attached hereto as Annex 1 is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Lessee on , 2000, approving, and authorizing the execution and delivery of, the Amendment. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Lessee in connection therewith.

         2.       ______________, who is ____________ of the Lessee, signed the
Amendment, was duly elected, qualified and acting as such at the time he signed the Amendment, and his signature appearing on the Amendment is his genuine signature.

         3. Since October 20, 1995, there have been no amendments to the articles or certificate of incorporation and the bylaws of the Lessee [EXCEPT __________, COPIES OF WHICH ARE ATTACHED HERETO AS ANNEX[ES]___].

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of January ___, 2000.





                              ---------------------------------------
                              Name:
                              Title: [Secretary/Assistant Secretary]